Filed Pursuant to Rule 424(b)(2)
Registration No. 333-266323

PROSPECTUS SUPPLEMENT
(to Prospectus dated July 26, 2022)
6,500,000 Shares
BLACKSTONE SECURED LENDING FUND
Common Shares

We are offering for sale 6,500,000 shares of our common shares of beneficial interest, par value $0.001 per share (the “common shares”), pursuant to this prospectus supplement and the accompanying prospectus.
Blackstone Secured Lending Fund (together with its consolidated subsidiaries, the “Company”), is a Delaware statutory trust formed on March 26, 2018, and structured as an externally managed, non-diversified,
closed-end
management investment company. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). In addition, the Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).
We are externally managed by Blackstone Credit BDC Advisors LLC (the “Adviser”), an affiliate of Blackstone Alternative Credit Advisors LP (the “Administrator” and, collectively with its affiliates in the credit-focused business of Blackstone Inc. (“Blackstone”), “Blackstone Credit,” which, for the avoidance of doubt, excludes Harvest Fund Advisors LLC and Blackstone Insurance Solutions). The Administrator provides certain administrative and other services necessary for the Company to operate pursuant to an administration agreement (the “Administration Agreement”). Blackstone Credit is part of the credit-focused platform of Blackstone and is the primary part of its Credit & Insurance reporting segment.
Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We believe that Blackstone’s investment platform provides us with a competitive advantage in selecting investments, and to achieve our investment objectives, we will leverage the Adviser’s investment team’s and Blackstone’s extensive network of relationships with other sophisticated institutions to source, evaluate and, as appropriate, partner with on transactions. There are no assurances that we will achieve our investment objectives.
All of the common shares offered by this prospectus supplement are being sold by us. Our common shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BXSL.” On August 8, 2023, the last reported closing price of our common shares on the NYSE was $28.40 per share. The net asset value (“NAV”) per share of our common shares at June 30, 2023 (the last date prior to the date of this prospectus supplement on which we determined NAV) was $26.30.

Investing in our common shares involves a high degree of risk and is highly speculative. Before investing in our common shares, you should read the discussion of the material risks of investing in our securities in “Risk Factors” beginning on page
S-10
of this prospectus supplement, page 29 of the accompanying prospectus and in our most recently filed annual report on Form 10-K, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus contain important information you should know before investing in our common shares. You should carefully read this prospectus supplement, the accompanying prospectus, and any information incorporated by reference into each, before investing in our common shares and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”). You may obtain this information by written or oral request and free of charge by contacting us at 345 Park Avenue, 31 st
Floor, New York, NY 10154, calling us at
(212) 503-2100
or visiting our website at
www.bxsl.com
. The SEC also maintains a website at
http://www.sec.gov
that contains this information. Information on our website and the SEC’s website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.
Neither the SEC, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$27.33	$177,645,000
Underwriting discount	$0.55	3,575,000
Proceeds to us, before expenses	$26.78	$174,070,000
Please see the section entitled “Underwriting” for a description of compensation payable to the underwriters.
The underwriters may exercise their option to purchase up to an additional 975,000 shares from us at the price above, for 30 days after the date of this prospectus supplement. If the underwriters exercise this option to purchase additional shares in full, the total proceeds to us, before expenses, will be $204.29 million.
The underwriters are offering the common shares as set forth in “
Underwriting
.” Delivery of the common shares is expected to be made on or about August 14, 2023.

Joint Book-Running Managers

Wells Fargo Securities	Morgan Stanley	BofA Securities

RBC Capital Markets	Goldman Sachs & Co. LLC	UBS Investment Bank	J.P. Morgan

Raymond James	Barclays	Citigroup	Keefe, Bruyette & Woods A Stifel Company
Co-Managers

Compass Point	Janney Montgomery Scott
The date of this prospectus supplement is August 9, 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common shares and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us and related matters. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed with the SEC prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The Company has not, and the underwriters have not, authorized any other person to provide you with different information or to make any representations not contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The Company is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or sale of the common shares offered hereby. The Company’s business, financial condition, results of operations, cash flows and prospects may have changed since such dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blackstone Secured Lending Fund (together with its consolidated subsidiaries, the “Company,” “we,” “us,” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital and buy back shares to execute our investment strategy;

•	general economic, logistical and political trends and other external factors, including inflation and recent supply chain and labor market disruptions;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with Blackstone Credit BDC Advisors LLC (the “Adviser”) or any of its affiliates;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•
our use of financial leverage including the use of borrowed money to finance a portion of our investments and the effect of the
COVID-19
pandemic on the availability of equity and debt capital on favorable terms or at all;

•	our business prospects and the prospects of our portfolio companies, including our and their ability to effectively respond to challenges posed by COVID-19;

•	the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;

•	the impact of future acquisitions and divestitures;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	general price and volume fluctuations in the stock market;

•	our ability to maintain our qualification as a regulated investment company and as a business development company;

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of any projection or forward-looking statement in this prospectus supplement should not be regarded as a representation by us that our plans and objectives will be achieved. The factors listed under “
Risk Factors
” in our annual report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference in this prospectus supplement, as well as any cautionary language included or incorporated by reference in this prospectus supplement and the accompanying prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The occurrence of the events described in these risk factors and elsewhere in this prospectus supplement or the accompanying prospectus could have a material adverse effect on our business, results of operations and financial position. These forward-looking statements apply only as of the date of this prospectus supplement or the accompanying prospectus. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future will file with the SEC including registration statements on Form
N-2,
annual reports on Form
10-K,
quarterly reports on Form
10-Q
and current reports on Form
8-K.
Because we are an investment company, the forward-looking statements and projections contained in this prospectus supplement are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in our common shares. You should read this entire document and the other information incorporated by reference into this document and the other documents to which we refer herein before investing.
Blackstone Secured Lending Fund
Blackstone Secured Lending Fund (together with its consolidated subsidiaries, the “Company”), is a Delaware statutory trust formed on March 26, 2018, and structured as an externally managed, non-diversified,
closed-end
management investment company. On October 26, 2018, the Company elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). In addition, the Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).
We are externally managed by Blackstone Credit BDC Advisors LLC (the “Adviser”), an affiliate of Blackstone Alternative Credit Advisors LP (the “Administrator” and, collectively with its affiliates in the credit-focused business of Blackstone Inc. (“Blackstone”), “Blackstone Credit,” which, for the avoidance of doubt, excludes Harvest Fund Advisors LLC and Blackstone Insurance Solutions). The Administrator provides certain administrative and other services necessary for the Company to operate pursuant to an administration agreement (the “Administration Agreement”). Blackstone Credit is part of the credit-focused platform of Blackstone and is the primary part of its Credit & Insurance reporting segment.
Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We believe that Blackstone’s investment platform provides us with a competitive advantage in selecting investments, and to achieve our investment objectives, we will leverage the Adviser’s investment team’s and Blackstone’s extensive network of relationships with other sophisticated institutions to source, evaluate and, as appropriate, partner with on transactions. There are no assurances that we will achieve our investment objectives
.
As of June 30, 2023, based on fair value, our portfolio consisted of 98.38% first lien senior secured investments and unitranche loans, 0.43% second lien debt investments and 1.19% in equity instruments. As of June 30, 2023, 99.9% of our debt investments were floating rate in nature (93.8% of the total debt portfolio at fair value had an interest rate floor above zero) and the weighted average yield on our income producing investments was at fair value. As of June 30, 2023 we had investments in 180 portfolio companies, with an average debt investment size in each of our portfolio companies of approximately $51.0 million based on fair value.
As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio opportunistically in
“non-qualifying”
portfolio investments, such as investments in
non-U.S.
companies. We generally intend to distribute substantially all of our available earnings annually by making quarterly cash distributions. We use leverage and intend to continue to use leverage for our investment activities, which is permitted up to the maximum amount allowed by the 1940 Act (currently limited to a debt-to-equity
ratio of 2:1), to enhance potential returns. See “
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Borrowings
” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

Investment Strategy
Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We seek to meet our investment objectives by:

•
utilizing the experience and expertise of the management team of the Adviser, along with the broader resources of Blackstone Credit, which include its access to the relationships and human capital of Blackstone Credit’s parent, Blackstone, in sourcing, evaluating and structuring transactions, subject to Blackstone’s policies and procedures regarding the management of conflicts of interest;

•
employing a defensive investment approach focused on long-term credit performance and principal protection, generally lending on what the Adviser believes are (i) protective multiples of the borrower’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) to its interest coverage obligations, (ii) conservative loan-to-value
ratios and (iii) favorable financial covenant protections;

•
focusing primarily on loans and securities of U.S. private companies, including syndicated loans, specifically small and middle market companies. In many market environments, we believe such a focus offers an opportunity for superior risk-adjusted returns;

•	maintaining rigorous portfolio monitoring in an attempt to anticipate and pre-empt negative credit events within our portfolio; and

•	utilizing the power and scale of Blackstone and the Blackstone Credit platform to offer operational expertise to portfolio companies through the Blackstone Value Creation Program.
Under normal market conditions, we generally invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in secured debt investments (including investments that are secured by equity interests) and our portfolio is composed primarily of first lien senior secured and unitranche loans (including first out/last out loans). To a lesser extent, we have and may continue to also invest in second lien, third lien, unsecured or subordinated loans and other debt and equity securities. In limited instances, we may retain the “last out” portion of a first lien loan. In such cases, the “first out” portion of the first lien loan would receive priority with respect to payment over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position. We do not currently focus on investments in issuers that are distressed or in need of rescue financing. Subject to the limitations of the 1940 Act, we may invest in loans or other securities the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit funds.
Although we do not expect a significant portion of our portfolio to be composed of second lien, third lien, unsecured or subordinated loans, there is no limit on the amount of such loans in which we may invest, subject to compliance with our 80% policy. We may purchase interests in loans or make other debt investments, including investments in senior secured bonds, through secondary market transactions in the
“over-the-counter”
market or directly from our target companies as primary market, directly originated or syndicated investments. In connection with our debt investments, we may on occasion receive equity interests such as warrants or options as additional consideration. We have and may continue to also purchase or otherwise acquire minority interests in the form of common or preferred equity or equity-related securities, such as rights and warrants that may be converted into or exchanged for our common shares or other equity or the cash value of shares or other equity, in our target companies, generally in conjunction with one of our debt investments or through a co-investment
with a financial sponsor, such as an institutional investor or private equity firm, or a finance company transaction (such as a joint venture). In addition, a portion of our portfolio may be composed of unsecured bonds, collateralized loan obligations, other debt securities and derivatives, including total return swaps and credit default swaps. Depending on market conditions, we may increase or decrease our exposure to less senior portions of the capital structure or otherwise make opportunistic investments.

Investment Portfolio
The composition of the Company’s investment portfolio at cost and fair value was
as follows:

	June 30, 2023			December 31, 2022
	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First lien debt	$9,236,115	$9,138,278	98.38%	$9,497,570	$9,419,963	97.95%
Second lien debt	42,260	40,086	0.43	48,753	46,336	0.48
Equity investments	74,911	110,167	1.19	111,549	150,949	1.57

Total	$9,353,286	$9,288,531	100.00%	$9,657,872	$9,617,248	100.00%

As of June 30, 2023, based on fair value, our portfolio consisted of 98.38% first lien senior secured investments and unitranche loans, 0.43% second lien debt investments and 1.19% in equity instruments. As of June 30, 2023, 99.9% of our debt investments were floating rate in nature (93.8% of which had an interest rate floor above zero) and the weighted average yield on our income producing investments was at fair value. As of June 30, 2023 we had investments in 180 portfolio companies, with an average debt investment size in each of our portfolio companies of approximately $51.0 million based on fair value.
Use of Leverage
The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. Generally, pursuant to the 1940 Act, our total borrowings are limited so that we cannot incur additional borrowings if immediately after such borrowing, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred shares, if any, is at or above 150%. This means that generally, a BDC can borrow up to $2 for every $1 of investor equity.
In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.
We currently have in place our senior secured revolving credit facility dated as of June 15, 2020 (as amended and restated as of June 28, 2022 and as amended by that certain Amendment No. 1., Extension Agreement and Incremental Assumption Agreement dated as of June 9, 2023), with Citibank, N.A., as administrative agent (the “Revolving Credit Facility”) and secured financing facilities of wholly-owned subsidiaries of the Company (the “SPV Financing Facilities”) and in the future may enter into additional credit facilities. In addition, we have issued $400 million aggregate principal amount of 3.650% notes due 2023, $800 million aggregate principal amount of 3.625% notes due 2026, $700 million aggregate principal amount of 2.750% notes due 2026, $650 million aggregate principal amount of 2.125% notes due 2027, and $650 million aggregate principal amount of 2.850% notes due 2028 (collectively, the “Notes”). As of June 30, 2023, December 31, 2022 and December 31, 2021, we had an aggregate amount of approximately $5.0 billion, $5.6 billion and $5.5 billion of senior securities outstanding and our asset coverage ratio was 186.9%, 174.8% and 180.2%, respectively. See “
Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements–Note 10. Financial Highlights and Senior Securities
” in our most recent Quarterly Report on Form
10-Q,
“
Part II, Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations — Borrowings
” in our most recent Annual Report on Form 10-K and “
Part I, Item 1A Risk Factors — Risks Related to Debt Financing — We borrow money, which magnifies the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us
” and “
Risk Factors — Risks Related to Business Development Companies — Regulations governing our operation as a BDC and RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes, which may have a negative effect on our growth
” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.
Corporate Information
Our principal executive offices are located at 345 Park Avenue, 31 st
floor, New York, NY 10154 and our telephone number is (212)
503-2100.
Our
corporate
website is located at
www.bxsl.com
. Information on our website is not incorporated into or a part of this prospectus.

THE OFFERING

Issuer	Blackstone Secured Lending Fund

Common shares offered by us	6,500,000 common shares (plus up to an additional 975,000 shares at the option of the underwriters).

Common shares outstanding prior to this offering	165,417,269 common shares outstanding as of June 30, 2023.

Common shares to be outstanding after this offering	171,917,269 common shares (or 172,892,269 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We estimate that the net proceeds we will receive from the sale of common shares in this offering will be approximately $173
.
67
million (or approximately $199
.78
million if the underwriters fully exercise their option to purchase additional shares), in each case after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, investing in accordance with our investment objectives and strategies described in this prospectus supplement and the accompanying prospectus and repaying indebtedness (which will be subject to reborrowing). See “
Use of Proceeds
,” in this prospectus supplement.

Distributions	We intend to make quarterly distributions to our shareholders out of assets legally available for distribution. Our distributions, if any, will be determined by our Board. All future distributions will be subject to lawfully available funds therefor, and we can offer no assurance that we will be able to declare such distributions in future periods.

The Company intends to timely distribute substantially all of its annual income for each year to shareholders in such a manner so as to meet the requirements prescribed under Section 852(a) of Subchapter M of the Code, except that we may retain certain net capital gains for reinvestment and, depending upon the level of annual income earned in a year, we may choose to carry forward income for distribution in the following year and as such pay any applicable U.S. federal excise tax associated with carrying forward such income. The distributions we pay to our shareholders in a year may exceed our taxable earnings and profits for that year and, accordingly, a portion of such distribution(s) may constitute a return of capital to our shareholders for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year. See “
Dividend Reinvestment Plan
” in the accompanying prospectus.

Taxation	The Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under

Subchapter M of the Code. Our tax treatment as a RIC will enable us to deduct from income any qualifying distributions made to our shareholders, so that we will only be potentially subject to corporate-level U.S. federal income taxation in respect of earnings that we retain and do not distribute, if any.

To maintain our status as a RIC and to avoid being subject to corporate-level U.S. federal income taxation on our earnings, we must, among other things:

•	maintain our election under the 1940 Act to be treated as a BDC;

•
derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

•	maintain diversified holdings as prescribed by Subchapter M of the Code.

In addition, to qualify and maintain our tax treatment as a RIC, we must distribute (or be deemed to have distributed) in each taxable year dividends, for tax purposes, in an amount equal to at least 90% of our investment company taxable income (“ICTI”) (which is generally our ordinary income plus the excess, if any, of our realized net short-term capital gains over our realized net long-term capital losses) and net tax-exempt
income for that taxable year.

As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our ICTI and net capital gains, if any, that we distribute to our shareholders. If we fail to distribute for a calendar year at least an amount equal to the sum of (i) 98% of our ordinary income for the calendar year, (ii) 98.2% of our capital gain net income (both long-term and short-term), if any, for the one-year
period ending October 31 of the calendar year, and (iii) any ordinary income and capital gains for previous years that were not distributed during those years, on a timely basis, we may be subject to a non-deductible,
entity level, 4% U.S. federal excise tax on the amount of undistributed earnings falling short of the aforementioned minimum percentages. See “
Distributions
” and “
Certain U.S. Federal Income Tax Considerations
” in the accompanying prospectus.

Risk factors	Investing in our common shares involves risks. You should read “Risk Factors” in this prospectus supplement, and under similar headings in our most recent annual report on Form 10-K incorporated by reference herein, in the accompanying prospectus, and in the documents that are filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before making an investment.

NYSE symbol for our common shares	Our common shares are listed on the NYSE under the symbol “BXSL.”

RISK FACTORS
Investing in our common shares involves a number of significant risks. Before deciding whether to invest in our common shares, you should carefully consider the risks and uncertainties described in the section titled “
Risk Factors
” in our most recent annual report on Form 10-K, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value, the trading price of our common shares and the value of our other securities could decline, and you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward Looking Statements” in this prospectus supplement.

FEES AND EXPENSES
The following table is intended to assist you in understanding the fees and expenses that an investor in our common shares will bear, directly or indirectly, based on the assumptions set forth below. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement contains a reference to our fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, shareholders will indirectly bear such fees or expenses as investors in us.

Shareholder transaction expenses (as a percentage of offering price):
Sales load (as a percentage of offering price)	2.01%	(1)
Offering expenses (as a percentage of offering price)	0.23%	(2)
Dividend reinvestment plan expenses	0.00	(3)
Total shareholder transaction expenses (as a percentage of offering price)	2.24%

Annual expenses (as a percentage of net assets attributable to common shares) (9):
Management Fee payable under the Investment Advisory Agreement	2.30%	(4)
Incentive Fee payable under the Investment Advisory Agreement	2.92%	(5)
Interest payments on borrowed funds	6.25%	(6)
Other expenses	0.70%	(7)(8)
Total annual expenses:	12.17%	(8)
Management Fee Waiver	(0.48)%	(4)
Incentive Fee Waiver	(0.36)%	(5)
Total net annual expenses	11.33%	(8)

(1)
The underwriting discount and commission with respect to shares of common shares sold in this offering, which is a one-time
fee, is the only sales load paid in connection
with
this
offering. If the underwriters exercise their option to purchase additional amounts of our common shares in full, the sales load (as a percentage of offering price) will be
 2.1
% (or
2
.1
% on the additional common shares).

(2)
The percentage reflects estimated offering expenses payable by us of approximately $
0.4 million
. If the underwriters exercise their option to purchase additional shares in full, the offering expenses borne by us (as a percentage of the offering price) will be approximately
 0.2
%.

(3)
The expenses of the dividend reinvestment plan are included in “other expenses” in the table above. See “
Dividend Reinvestment Plan
” in the accompanying prospectus for additional information regarding our dividend reinvestment plan.

(4)
The management fee is payable quarterly in arrears at an annual rate of 1.0% (which rate was 0.75% prior to the IPO) of the average value of our gross assets at the end of the two most recently completed calendar quarters. In order to maintain the same management fee arrangement that the Company had in place prior to the IPO for a period of time following the IPO, the Adviser voluntarily waived its right to receive the base management fee in excess of 0.75% of the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters from the date of consummation of the IPO through the two year anniversary of the consummation of the IPO (the “Waiver Period”). As a result of the fee waiver, the pre-listing
management fee and incentive fee rates paid by the Company to the Adviser will not increase during the Waiver Period. Amounts waived by the Adviser are not subject to recoupment by the Adviser.

The Management Fee reflected in the table is calculated by determining the ratio that the Management Fee bears to our net assets attributable to common shares (rather than our gross assets). The estimate of our Management Fee referenced in the table assumes that our average quarter end gross assets are 2.30x our average net assets.
(5)
The Incentive Fee consists of two components, “Income based incentive fees” and “Capital gains incentive fees” that are independent of each other, with the result that one component may be payable even if the other is not. The amount included in the table above is estimated by annualizing the “Income based incentive fees” expense for the six months ended June 30, 2023, and adding the “Capital gains based incentive fees” for the six months ended June 30, 2023 accrued in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The table reflects each incentive fee calculated at a rate of 17.5%. Similar to the voluntary waiver referenced in footnote (4) above, the Adviser voluntarily waived its right to receive each component of the Incentive Fee above 15% during the Waiver Period.
For a more detailed discussion of the calculation of this fee, see “
Management and Other Agreement
” in the accompanying prospectus.
(6)
Interest payments on borrowed funds represents an estimate of our annualized interest expense based on borrowings under the Revolving Credit Facility, the SPV Financing Facilities and the Notes. The assumed weighted average interest rate on our total debt outstanding was 4.84%, which was the weighted average interest rate on our total debt outstanding as of June 30, 2023. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue additional debt securities or preferred shares, subject to our compliance with applicable requirements under the 1940 Act.

(7)
Includes our overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Adviser. See “
Management and Other Agreements — Administration Agreement
” in the accompanying prospectus. We based these expenses on estimated amounts for the current fiscal year.

(8)	Estimated.
(9)
Average net assets employed as the denominator for expense ratio computation is $4,254 million. The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common shares. In calculating the following expense amounts, we have assumed that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are included in the following example.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return resulting entirely from net investment income (1)	$111	$277	$429	$756
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return resulting entirely from net realized capital gains (2)	$137	$342	$519	$862

(1)	The income based incentive fee is subject to a 6% hurdle. Accordingly, no incentive fee would be payable in this example and the amounts shown do not include such expenses.
(2)
Assumes no unrealized capital depreciation or realized capital losses and 5% annual return on our portfolio resulting entirely from net realized capital gains (and therefore subject to the capital gains incentive fee).

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. There is no incentive compensation either on income or on capital gains under our Investment Advisory Agreement assuming a 5% annual return and therefore it is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive compensation of a material amount, our distributions to our shareholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, participants in our dividend reinvestment plan will receive a number of common shares, determined by dividing the total dollar amount of the dividend or distribution payable to a participant by the market price per common share at the close of trading on the valuation date for the dividend. See “
Dividend Reinvestment Plan
” in the accompanying prospectus for additional information regarding our dividend reinvestment plan.
Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” the “Company,” or “us,” our common shareholders will indirectly bear such fees or expenses.
This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of 6,500,000 shares of our common shares in this offering will be approximately $173
.67
 million (or approximately $199
.78
 million if the underwriters fully exercise their option to purchase 975,000 additional shares), in each case after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, investing in accordance with our investment objectives and strategies described in this prospectus supplement and the accompanying prospectus and repaying indebtedness (which will be subject to reborrowing). We may use a portion of net proceeds of any sale of our common shares pursuant to this offering to repay amounts outstanding under our Revolving Credit Facility, the SPV Financing Facilities and/or the Notes. For the three months ended June 30, 2023, amounts outstanding under the Revolving Credit Facility, the SPV Financing Facilities and the Notes bore a weighted average interest rate of 4.84% (including unused fees and accretion of net discounts on unsecured debt). The Revolving Credit Facility matures in full on June 28, 2027 (pursuant to an amortization schedule), the SPV Financing Facilities (Jackson Hole Funding Facility, Breckenridge Funding Facility and Big Sky Funding Facility) mature on May 16, 2025, December 21, 2026 and September 30, 2026, respectively, and the Notes mature as set forth in the section above titled “
Prospectus Supplement Summary—Use of Leverage.
” Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility or the SPV Financing Facilities and may receive proceeds of this offering to the extent proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility or the SPV Financing Facilities.

PRICE RANGE OF COMMON SHARES AND DISTRIBUTIONS
The information required by this item is contained in our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 9, 2023 and incorporated by reference herein.

UNDERWRITING
We are offering our common shares described in this prospectus supplement through a number of underwriters. Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. are acting as representatives of the several underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, at the offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of common shares listed next to its name in the following table:

Name	Number of Shares
Wells Fargo Securities, LLC	975,000
Morgan Stanley & Co. LLC	975,000
BofA Securities, Inc.	975,000
RBC Capital Markets, LLC	585,000
Goldman Sachs & Co. LLC	455,000
UBS Securities LLC	455,000
J.P. Morgan Securities LLC	390,000
Raymond James & Associates, Inc.	390,000
Barclays Capital Inc.	325,000
Citigroup Global Markets Inc.	325,000
Keefe, Bruyette & Woods, Inc.	325,000
Compass Point Research & Trading, LLC	195,000
Janney Montgomery Scott LLC	130,000
Total	6,500,000

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting
underwriters may also be increased or the offering may be terminated. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters propose to offer the common shares directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.
33
 per share. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters.
The underwriters have an option to buy up to 975,000 additional common shares from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased pursuant to this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional common shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the offering price per share less the amount paid by the underwriters to us per common share. The underwriting fee is $0.5
5
per share, subject to certain exceptions explained in the table below. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares	With option to purchase additional shares
Per Share	$0.55	$0.55
Total	$3,575,000	$4,111,250
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $0.4 million.
No Sales of Similar Securities
We, our trustees and our executive officers who are not trustees have agreed for a period of 90 days after the date of this prospectus supplement, subject to certain customary exceptions, (i) not to offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of, or file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any of our common shares, or any options or warrants to purchase any of our common shares, or any securities convertible into, exchangeable for or that represent the right to receive our common shares or (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale or disposition (whether by us, our trustees and our executive officers who are not trustees or someone else), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of our common shares or other securities, in cash or otherwise, without the prior written consent of the representatives on behalf of the underwriters. Notwithstanding the foregoing, 30 days after the date of this prospectus we may issue and sell our common shares under our existing
“at-the-market”
offering program.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
NYSE Listing
Our common shares are listed on the New York Stock Exchange under the symbol “BXSL”.
Price Stabilization, Short Positions
In connection with this offering, the underwriters may engage in stabilizing transactions, which may involve making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of our common shares while this offering is in progress. These stabilizing transactions may include making short sales of our common shares, which involves the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional common shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional common shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through their option to purchase additional common shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares.
Electronic Distribution
Prospectuses in electronic (PDF) format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, valuation services and other financial and non-financial
activities and services. Certain of the underwriters and their respective affiliates have provided, currently provide, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Additionally, affiliates of certain underwriters are lenders under the Revolving Credit Facility and the SPV Financing Facilities. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, investing in accordance with our investment objectives and strategies and repaying indebtedness outstanding under the Revolving Credit Facility and/or the SPV Financing Facilities (which will be subject to reborrowing). Affiliates of certain underwriters serve as lenders under foregoing facilities. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down outstanding indebtedness under the foregoing facilities.
We may use a portion of net proceeds of any sale of our common shares pursuant to this offering to repay amounts outstanding under our Revolving Credit Facility, the SPV Financing Facilities and/or the Notes. Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility or the SPV Financing Facilities and may receive proceeds of this offering to the extent proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility or the SPV Financing Facilities.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities or instruments of (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such credit default swaps or short positions could adversely affect future trading prices of our securities. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.

Principal Business Address
The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, Charlotte, NC 28202. The principal business address of Morgan Stanley & Co. LLC is 1585 Broadway New York, NY 10036. The principal business address of BofA Securities, Inc. is One Bryant Park, New York, NY 10036.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required.
The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Canada
This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the shares and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument
33-105
Underwriting Conflicts (“NI
33-105”).
Pursuant to section 3A.3 of NI
33-105,
the company and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI
33-105.
The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106
Prospectus Exemptions
or subsection 73.3(1) of the
Securities Act
(Ontario), and are permitted clients, as defined in National Instrument 31-103
Registration Requirements, Exemptions and Ongoing Registrant Obligations
. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105
Underwriting Conflicts
(
NI 33-105
), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Residents in the United Kingdom
The Company is a collective investment scheme which is not authorised or recognised by the United Kingdom Financial Conduct Authority (the “
FCA
”) and neither the content of this prospectus supplement nor of the prospectus have been reviewed or approved by the FCA. Neither this prospectus supplement nor the prospectus are being distributed, and must not be passed on, to the general public in the United Kingdom (“
UK
”). Shares in the Company are only offered to, and this prospectus supplement and the prospectus are only addressed to, or directed at, persons in the UK who are “Qualified Investors” (within the meaning of Article 2(e) of the Prospectus Regulation (EU) 2017/1129) as is part of law of the UK by virtue of the European Union (Withdrawal) Act 2018) (“
EUWA
”).
The Company is an alternative investment fund for the purposes of The Alternative Investment Fund Managers Regulations 2013, as amended (the “
UK AIFM Regulations
”). The Adviser has been appointed and acts as its alternative investment fund manager for the purposes of the UK AIFM Regulations. The Adviser has notified the Financial Conduct Authority of its intention to market the Company to professional investors domiciled or with a registered office in the UK pursuant to Regulation 59 of the UK AIFM Regulations, and shares in the Company are only being offered, marketed or made available to professional investors in the UK as defined under the UK AIFM Regulations.
No person in the UK, other than professional investors, may act on this prospectus supplement or the prospectus and any investment or investment activity to which they relate is available only to professional investors and will be engaged in only with such persons. Persons of any other description in the UK may not receive and should not act or rely on this prospectus supplement or the prospectus.
Potential investors should be aware that most of the protections afforded by the UK regulatory system will not apply to an investment in the Company and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme in the event of the Company’s insolvency or other failure of the Company or the Adviser.
If the recipient of this prospectus supplement or the prospectus is in any doubt about the investment to which this prospectus supplement or the prospectus relates, they should consult a person authorised under FSMA who specialises in advising on investing in collective investment schemes.
Neither this prospectus supplement nor the prospectus is an approved prospectus for the purposes of section 85 of FSMA.
Notice to Residents in the European Economic Area
The Company is an alternative investment fund (an “
AIF
”) for the purposes of the Alternative Investment Fund Managers Directive (2011/61/EU) (the “
AIFM Directive
”). The Adviser has been appointed and acts as its alternative investment fund manager or “AIFM” for the purposes of the AIFM Directive.
Shares in the Company are not being offered or marketed to investors who are domiciled or have a registered office in the European Economic Area (the “
EEA
”) except where the Company is registered for marketing in compliance with the AIFMD in that jurisdiction or as otherwise permitted in that jurisdiction (including following an express unsolicited request from the investor to the Adviser or the underwriters with regard to a potential investment in the Company). Prospective investors in the Company can request from the Adviser details of the jurisdictions where the Company has been registered for marketing from time to time.

Where information about the Company can be provided lawfully to prospective investors in EEA member states, it is restricted to professional investors.
A “professional investor” is an investor which is considered to be a professional client, or who may, on request, be treated as a professional client within the meaning of Annex II of Directive (2014/65/EU) on Markets in Financial Instruments. As a consequence, the Adviser do not intend to issue a key information document for the purposes of Regulation (EU) No 1286/2014 on Key Information Documents for Packaged Retail and Insurance-based Investment Products. Persons who are not professional investors may not receive and should not act or rely on this prospectus supplement, the prospectus or any marketing materials relating to the Company and should disregard the information provided herein and return it to the Adviser immediately.
Notice to Residents in the Germany
The content of this prospectus supplement and/or the prospectus have not been verified by the German Federal Financial Supervisory Authority (
Bundesanstalt für Finanzdienstleistungsaufsicht
, “
BaFin
”).
The shares in the Company may only be marketed or acquired within Germany in accordance with the German Capital Investment Act (
Kapitalanlagegesetzbuch
, “
KAGB
”) and any laws and regulations applicable in Germany governing the issue, offering, marketing and sale of the shares.
The shares in the Company may be marketed in Germany only to “professional investors” as defined in the KAGB and the AIFMD.
The shares in the Company may not be marketed in Germany to “semi-professional investors” or “private investors” as defined in the KAGB.
To the extent that this prospectus supplement and/or the prospectus provide information on investment vehicles and partnerships other than the Company, the information is for investor disclosure purposes only. The interests in any of these vehicles and partnerships may not be marketed in Germany within the meaning of § 293 para. 1 KAGB unless their marketing complies with the marketing rules of the KAGB.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Fund, or the shares have been filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

MANAGEMENT
Other than as noted below, the information required by this item is contained in our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023 and incorporated by reference herein.
Other Accounts Managed
The table below identifies the number of accounts (other than the Company) for which the Company’s portfolio manager has day-to-day
management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles and other accounts. For each category, the number of accounts and total assets in the accounts where fees are based on performance is also indicated as of December 31, 2022.
As of December 31, 2022, Brad Marshall managed, or was a member of the management team for, the following client accounts:

	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Registered Investment Companies	—	—	—	—
Pooled Investment Vehicles Other Than Registered Investment Companies (1)	3	$69.99 billion	3	$69.99 billion
Other Accounts	12	$15.89 billion	11	$15.64 billion

(1)	Includes management investment companies that have elected to be regulated as business development companies under the 1940 Act.
Securities Ownership of the Portfolio Manager
The following table shows the dollar range of equity securities owned by the portfolio manager in the Company as of December 31, 2022.

Name of Portfolio Manager	Dollar Range of Equity Securities in the Company
Brad Marshall	Over $1,000,000

PORTFOLIO COMPANIES
The following table sets forth certain information as of June 30, 2023 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership.
The Board approved the valuation of the Company’s investment portfolio, as of June 30, 2023, at fair value as determined in good faith using a consistently applied valuation process in accordance with the Company’s documented valuation policy that has been reviewed and approved by the Board, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to the Company’s investments, see the Company’s financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Investments—non-controlled/non-affiliated
First Lien Debt
Aerospace & Defense
Cobham Holdings, Inc.	580 Deansleigh Rd, Bournemouth, Dorset, BH7 7DT, UK	(4)(7)(10)	SOFR + 6.75%	11.99%	1/9/2030		1,995	1,929	1,948	0.04%
Corfin Holdings, Inc.	1050 Perimeter Road, Manchester, NH 03103 United States	(4)(11)	SOFR + 6.00%	11.41%	2/5/2026		198,368	196,116	194,400	4.47%
Corfin Holdings, Inc.	1050 Perimeter Road, Manchester, NH 03103 United States	(4)(11)	L + 6.00%	11.41%	2/5/2026		68,941	68,176	67,562	1.55%
Corfin Holdings, Inc.	1050 Perimeter Road, Manchester, NH 03103 United States	(4)(10)	SOFR + 6.00%	11.38%	12/27/2027		951	916	932	0.02%
Linquest Corp.	5140 West Goldleaf Circle, Suite 400, Los Angeles, CA 90056, United States	(4)(5)(10)	SOFR + 5.75%	10.95%	7/28/2028		9,788	9,646	9,396	0.22%
MAG DS Corp.	3580 Groupe Drive Suite 200 Woodbridge VA 22192 United States	(11)	SOFR + 5.50%	10.84%	4/1/2027		80,879	76,445	76,330	1.75%
Maverick Acquisition, Inc.	3063 Philmont Ave B, Huntingdon Valley, PA 19006 United States	(4)(11)	L + 6.25%	11.44%	6/1/2027		14,779	14,586	11,823	0.27%
Maverick Acquisition, Inc.	3063 Philmont Ave B, Huntingdon Valley, PA 19006 United States	(4)(12)	L + 6.25%	11.44%	6/1/2027		3,914	3,859	3,132	0.07%
TCFI AEVEX, LLC	440 Stevens Ave. Ste 150 Solana Beach, CA 92075 United States	(4)(11)	SOFR + 6.00%	11.25%	3/18/2026		110,801	109,763	106,923	2.46%

								481,436	472,446	10.85%
Air Freight & Logistics
AGI-CFI Holdings, Inc.	9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156-7858 United States	(4)(10)	SOFR + 5.75%	10.86%	6/11/2027		95,906	94,590	92,789	2.13%
ENV Bidco AB	Staffans väg 2A SE-192 78 Sollentuna, Sweden	(4)(6)(10)	SOFR + 5.75%	10.99%	7/19/2029		1,006	984	991	0.02%
ENV Bidco AB	Staffans väg 2A SE-192 78 Sollentuna, Sweden	(4)(6)(7)(8)	E + 5.75%	9.35%	7/19/2029		EUR 1,122	977	1,081	0.02%
Livingston International, Inc.	The West Mall Suite 400 Toronto ON M9C 5K7 Canada	(4)(6)(10)	L + 5.50%	10.84%	4/30/2027		128,198	126,102	125,634	2.89%
Mode Purchaser, Inc.	17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States	(4)(11)	SOFR + 6.25%	11.44%	12/9/2026		143,110	141,703	143,110	3.29%
Mode Purchaser, Inc.	17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States	(4)(11)	SOFR + 6.25%	11.44%	2/5/2029		4,085	4,020	4,085	0.09%
Redwood Services Group, LLC	949 Shady Grove Road, Suite 403, Memphis, TN, 38120, United States	(4)(7)(10)	SOFR + 6.15%	11.50%	6/15/2029		2,784	2,735	2,723	0.06%
RoadOne Inc	1 Kellaway Dr, Randolph, MA 02368	(4)(7)(11)	SOFR + 6.25%	11.11%	12/30/2028		1,091	1,051	1,061	0.02%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
RWL Holdings, LLC	767 5th Ave #4200, New York, 10153, United States	(4)(7)(10)	SOFR + 5.75%	11.14%	12/31/2028		24,011	23,586	23,466	0.54%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(11)	SOFR + 4.75%	10.14%	12/30/2026		4,583	4,542	4,548	0.10%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(11)	L + 4.75%	9.48%	12/30/2026		529	520	525	0.01%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(7)(11)	P + 3.75%	12.00%	12/30/2026		103	98	99	0.00%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(7)(11)	SOFR + 4.75%	10.02%	12/30/2026		870	860	859	0.02%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(11)	E + 4.75%	6.95%	12/30/2026		EUR 1,839	2,110	1,992	0.05%

								403,878	402,963	9.24%
Building Products
Fencing Supply Group Acquisition, LLC	211 Perimeter Center Pkwy NE #250 Dunwoody, GA 30346 United States	(4)(5)(11)	SOFR + 6.00%	11.65%	2/26/2027		51,921	51,456	51,921	1.19%
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200 Chino Hills CA 91709 United States	(4)(10)	SOFR + 6.00%	11.24%	2/25/2025		12,059	11,982	11,336	0.26%
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200 Chino Hills CA 91709 United States	(4)(11)	SOFR + 6.00%	11.24%	2/25/2025		82,758	82,336	77,792	1.79%
L&S Mechanical Acquisition, LLC	1101 E Arapaho Rd, Suite 190, Richardson, TX 75081, United States	(4)(5)(10)	SOFR + 7.75%	12.80%	9/1/2027		12,500	12,327	11,250	0.26%
Lindstrom, LLC	2950 100th Court Northeast Blaine MN 55449 United States	(4)(11)	SOFR + 6.25%	11.51%	4/7/2025		121,633	120,945	120,416	2.77%
Windows Acquisition Holdings, Inc.	235 Sunshine Road Royal, AR 71968 United States	(4)(5)(11)	SOFR + 6.50%	11.89%	12/29/2026		49,997	49,415	49,997	1.15%

								328,461	322,712	7.42%
Commercial Services & Supplies
Bazaarvoice, Inc.	338 Pier Avenue, Hermosa Beach CA 90254 United States	(4)(7)(8)	SOFR + 5.75%	10.74%	5/7/2028		227,323	227,323	227,323	5.23%
Java Buyer, Inc.	191 4th St W Ketchum, ID, 83340-9400 United States	(4)(10)	SOFR + 5.75%	11.10%	12/15/2027		4,055	3,995	3,933	0.09%
Java Buyer, Inc.	191 4th St W Ketchum, ID, 83340-9400 United States	(4)(7)(10)	SOFR + 5.75%	11.13%	12/15/2027		941	913	855	0.02%
JSS Holdings, Inc.	180 North Stetson, 29th Floor, Chicago, IL 60601 United States	(4)(10)	SOFR + 6.00%	11.31%	12/18/2028		284,511	281,805	284,511	6.54%
JSS Holdings, Inc.	180 North Stetson, 29th Floor, Chicago, IL 60601 United States	(4)(10)	SOFR + 6.00%	11.31%	12/17/2028		4,913	4,855	4,913	0.11%
Knowledge Pro Buyer, Inc.	Country Squire Lane Princeton Junction NJ 8550, United States	(4)(7)(10)	SOFR + 5.75%	10.94%	12/10/2027		5,893	5,797	5,882	0.14%
Knowledge Pro Buyer, Inc.	Country Squire Lane Princeton Junction NJ 8550, United States	(4)(7)(10)	P + 4.75%	13.00%	12/10/2027		248	232	248	0.01%
KPSKY Acquisition, Inc.	500 Unicorn Park 3rd Floor Woburn, MA 01801, United States	(4)(10)(18)	SOFR + 5.60%	10.65%	10/19/2028		20,220	19,914	19,613	0.45%
KPSKY Acquisition, Inc.	500 Unicorn Park 3rd Floor Woburn, MA 01801, United States	(4)(7)(10)	SOFR + 5.50%	10.75%	10/19/2028		2,200	2,166	2,130	0.05%
Onex Baltimore Buyer, Inc.	712 Fifth Avenue New York, NY 10019 United States	(4)(10)(18)	SOFR + 6.25%	10.95%	12/1/2027		20,804	20,494	20,595	0.47%
Onex Baltimore Buyer, Inc.	712 Fifth Avenue New York, NY 10019 United States	(4)(7)(10)	SOFR + 5.75%	10.95%	12/1/2027		7,183	7,059	7,089	0.16%
The Action Environmental Group, Inc.	451 Frelinghuysen Avenue Newark NJ 07114 United States	(4)(5)(12)	SOFR + 6.15%	11.37%	1/16/2026		11,075	11,045	10,937	0.25%
The Action Environmental Group, Inc.	451 Frelinghuysen Avenue Newark NJ 07114 United States	(4)(5)(12)	SOFR + 6.00%	11.37%	1/16/2026		133,007	131,648	131,345	3.02%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Veregy Consolidated, Inc.	23325 N. 23rd Ave, Suite 120 Phoenix, AZ 85027 United States	(11)	SOFR + 6.00%	11.31%	11/2/2027		20,735	20,378	18,506	0.43%

								737,624	737,880	16.97%
Construction & Engineering
ASP Endeavor Acquisition, LLC	515 Houston St Ste 500, Fort Worth, TX 76102 United States	(4)(5)(9)	L + 6.50%	11.82%	5/3/2027		13,695	13,520	12,805	0.29%
COP Home Services TopCo IV, Inc.	3150 E Birch St., Brea, CA 92821, United States	(4)(5)(7)(11)	SOFR + 6.00%	11.20%	12/31/2027		38,121	36,807	37,850	0.87%

								50,327	50,655	1.16%
Containers & Packaging
Ascend Buyer, LLC	1111 Busch Parkway, Buffalo Grove, IL 60089, United States	(4)(7)(10)	SOFR + 6.40%	11.79%	10/2/2028		18,791	18,481	18,396	0.42%
Ascend Buyer, LLC	1111 Busch Parkway, Buffalo Grove, IL 60089, United States	(4)(10)	SOFR + 6.40%	11.79%	9/30/2028		1,985	1,932	1,945	0.04%

								20,413	20,341	0.46%
Distributors
BP Purchaser, LLC	2650 Galvin Dr, Elgin, IL 60124, United States	(4)(10)	SOFR + 5.50%	11.00%	12/10/2028		7,295	7,182	7,186	0.17%
Bution Holdco 2, Inc.	907 S. Detroit Ave Tulsa, OK 74120 United States	(4)(11)	SOFR + 6.25%	11.45%	10/17/2025		70,768	70,226	70,768	1.63%
Dana Kepner Company, LLC	700 Alcott St. Denver, CO 80204 United States	(4)(11)	SOFR + 6.00%	11.36%	12/29/2026		62,965	62,231	62,650	1.44%
Dana Kepner Company, LLC	700 Alcott St. Denver, CO 80204 United States	(4)(11)	SOFR + 6.00%	11.36%	12/29/2027		1,990	1,958	1,980	0.05%
Genuine Cable Group, LLC	50 Broadway, Hawthorne, NY 10532, United States	(4)(10)	SOFR + 5.50%	10.70%	11/2/2026		179,079	176,693	175,497	4.03%
Marcone Yellowstone Buyer, Inc.	One City Place Ste 400 St Louis MO 63141, United States	(4)(5)(10)	SOFR + 6.25%	11.64%	6/23/2028		6,511	6,419	6,201	0.14%
Marcone Yellowstone Buyer, Inc.	One City Place Ste 400 St Louis MO 63141, United States	(4)(5)(7)(10)	SOFR + 6.50%	11.89%	6/23/2028		1,574	1,523	1,498	0.03%
NDC Acquisition Corp.	402 BNA Drive, Suite 500, Nashville, TN 37217 United States	(4)(11)	SOFR + 5.75%	11.09%	3/9/2027		13,492	13,264	13,222	0.30%
NDC Acquisition Corp.	402 BNA Drive, Suite 500, Nashville, TN 37217 United States	(4)(7)(11)	L + 5.75%	11.00%	3/9/2027		514	456	445	0.01%
Tailwind Colony Holding Corporation	269 South Lambert Road Orange, CT 06512 United States	(4)(11)	SOFR + 6.60%	11.65%	11/13/2024		10,446	10,354	10,185	0.23%
Tailwind Colony Holding Corporation	269 South Lambert Road Orange, CT 06512 United States	(4)(11)	SOFR + 6.60%	11.63%	5/13/2026		998	971	958	0.02%
Tailwind Colony Holding Corporation	269 South Lambert Road Orange, CT 06512 United States	(4)(11)	SOFR + 6.50%	11.65%	11/13/2024		32,019	31,900	31,218	0.72%
Unified Door & Hardware Group, LLC	1650 Suckle Highway Pennsauken, NJ 08110 United States	(4)(11)	SOFR + 5.85%	11.09%	6/30/2025		993	959	953	0.02%
Unified Door & Hardware Group, LLC	1650 Suckle Highway Pennsauken, NJ 08110 United States	(4)(11)	SOFR + 5.85%	11.19%	6/30/2025		93,873	92,913	90,118	2.07%

								477,049	472,879	10.86%
Diversified Consumer Services
BPPH2 Limited	One Wood Street, London, EC2V 7WS	(4)(5)(6)(8)	S + 6.87%	11.30%	3/2/2028		GBP 26,300	35,711	33,186	0.76%
Cambium Learning Group, Inc.	17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States	(4)(7)(10)	SOFR + 5.50%	10.65%	7/20/2028		290,622	288,524	290,622	6.68%
Dreambox Learning Holding LLC	301 Commerce Street, Suite 3300, Fort Worth, TX, 76102, United States	(4)(5)(10)	SOFR + 6.25%	11.63%	12/1/2027		7,087	6,982	6,555	0.15%
Go Car Wash Management Corp.	9801 Troup Ave, Kansas City, Kansas 66111, United States	(4)(11)	SOFR + 6.25%	11.45%	12/31/2026		12,127	11,948	11,824	0.27%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Go Car Wash Management Corp.	9801 Troup Ave, Kansas City, Kansas 66111, United States	(4)(14)	SOFR + 6.25%	11.45%	12/31/2026		10,516	10,357	10,253	0.24%
Go Car Wash Management Corp.	9801 Troup Ave, Kansas City, Kansas 66111, United States	(4)(7)(11)	SOFR + 6.25%	11.45%	12/31/2026		193	193	182	0.00%
Groundworks, LLC	1741 Corporate Landing Pkwy, Virginia Beach , VA 23454, United States	(4)(7)(11)	SOFR + 6.50%	11.65%	3/14/2030		715	691	693	0.02%

								354,406	353,315	8.12%
Diversified Financial Services
Barbri Holdings, Inc.	12222 Merit Drive, Suite 1340, Dallas, TX 75251 United States	(4)(10)	SOFR + 5.75%	10.95%	4/28/2028		64,241	63,330	63,302	1.46%
SelectQuote, Inc.	6800 West 115th Street Suite 2511 Overland Park KS 66211 United States	(4)(10)	SOFR + 8.00%	13.20% (incl. 2.00% PIK)	11/5/2024		74,849	74,223	67,364	1.55%

								137,553	130,666	3.01%
Diversified Telecommunication Services
Point Broadband Acquisition, LLC	617 E. Lake St. Stanton, MI 48888 United States	(4)(11)	SOFR + 6.00%	11.02%	10/1/2028		85,922	84,310	85,493	1.97%
Point Broadband Acquisition, LLC	617 E. Lake St. Stanton, MI 48888 United States	(4)(7)(11)	SOFR + 6.00%	11.18%	10/1/2028		34,437	33,746	34,206	0.79%

								118,056	119,699	2.76%
Electric Utilities
Qualus Power Services Corp.	4040 Rev Drive Cincinatti, OH 45232 United States	(4)(11)	SOFR + 5.00%	10.36%	3/26/2027		33,291	32,792	32,959	0.76%

Electrical Equipment
Emergency Power Holdings, LLC	44 S Commerce Way, Bethlehem, PA 18017 United States	(4)(5)(7)(11)	SOFR + 5.50%	10.84%	8/17/2028		46,464	45,681	46,067	1.06%
Relay Purchaser, LLC	517 Lyons Avenue, Irvington, NJ 07111, United States	(4)(5)(7)(10)	L + 6.00%	11.21%	8/30/2028		34,451	33,898	34,380	0.79%
Shoals Holdings, LLC	1400 Shoals Way Portland, TN 37148 United States	(4)(11)	SOFR + 5.75%	10.98%	11/25/2026		83,076	81,877	83,491	1.92%

								161,456	163,938	3.77%
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817 United States	(4)(5)(11)	SOFR + 6.00%	11.33%	12/23/2026		78,549	77,638	71,087	1.63%
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817 United States	(4)(5)(11)	L + 6.00%	11.38%	12/23/2026		6,360	6,316	5,755	0.13%
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817 United States	(4)(5)(11)	L + 6.00%	11.25%	12/23/2026		23,576	23,361	21,336	0.49%
CPI Intermediate Holdings Inc	580 Skylane Blvd, Santa Rosa, CA, 95403, United States	(4)(7)(10)	SOFR + 5.50%	10.57%	10/8/2029		4,024	3,939	3,934	0.09%

								111,254	102,112	2.34%
Energy Equipment & Services
Abaco Energy Technologies, LLC	1999 Bryan Street, Suite 900, Dallas TX 75201 United States	(4)(13)	L + 7.00%	12.15%	10/4/2024		25,820	25,628	25,820	0.59%
ISQ Hawkeye Holdco, Inc.	10640 Company Highway D20 Alden, IA 50006 United States	(4)(7)(10)	SOFR + 6.25%	11.38%	8/17/2029		942	919	931	0.02%
Tetra Technologies, Inc.	24955 Interstate 45 North The Woodlands TX 77380 United States	(4)(6)(11)	SOFR + 6.25%	11.45%	9/10/2025		17,790	17,746	17,790	0.41%

								44,293	44,541	1.02%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Ground Transportation
Quality Distribution LLC	1208 East Kennedy Boulevard, Suite 132, Tampa, FL 33602 United States	(4)(7)(11)	SOFR + 6.75%	11.92%	6/30/2028		622	599	599	0.01%
Quality Distribution LLC	1208 East Kennedy Boulevard, Suite 132, Tampa, FL 33602 United States	(4)(5)(7)(11)	L + 5.25%	11.58%	7/1/2028		18,448	18,141	17,483	0.40%

								18,740	18,082	0.41%
Health Care Equipment & Supplies
CPI Buyer, LLC	300 North LaSalle Drive, Suite 5600, Chicago, IL, 60654, United States	(4)(7)(10)	SOFR + 5.50%	11.03%	11/1/2028		31,183	30,680	30,027	0.69%
GCX Corporation Buyer, LLC	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)(5)(10)	SOFR + 5.50%	10.68%	9/13/2028		21,615	21,294	21,183	0.49%
GCX Corporation Buyer, LLC	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)(5)(7)(10)	SOFR + 5.50%	10.73%	9/13/2028		5,473	5,376	5,343	0.12%

								57,350	56,553	1.30%
Health Care Providers & Services
123Dentist, Inc.	4321 Still Creek Dr suite 200, Burnaby, BC V5C 6S7, Canada	(4)(6)(7)(10)	C + 5.50%	10.65%	8/10/2029		CAD 1,729	815	728	0.02%
ACI Group Holdings, Inc.	629 Davis Drive, Suite 300, Morrisville, NC 27560, United States	(4)(5)(7)(10)	SOFR + 5.75%	10.95% (incl. 1.25% PIK)	8/2/2028		109,247	107,357	107,119	2.46%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751 United States	(4)(7)(11)	L + 6.50%	11.87%	5/7/2027		6,884	6,781	6,755	0.16%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751 United States	(4)(11)	SOFR + 6.50%	11.94%	5/7/2027		1,650	1,632	1,625	0.04%
Amerivet Partners Management, Inc.	520 Madison Avenue, New York, NY 10022 United States	(4)(5)(10)	SOFR + 5.50%	10.55%	2/25/2028		4,938	4,861	4,740	0.11%
Amerivet Partners Management, Inc.	520 Madison Avenue, New York, NY 10022 United States	(4)(5)(7)(10)	SOFR + 5.50%	10.89%	2/25/2028		1,374	1,330	1,315	0.03%
Canadian Hospital Specialties Ltd.	676 North Michigan Avenue Suite 3300 Chicago IL 60611 United States	(4)(5)(6)(11)	C + 4.50%	9.87%	4/14/2028		CAD 29,779	23,566	25,349	0.58%
Canadian Hospital Specialties Ltd.	676 North Michigan Avenue Suite 3300 Chicago IL 60611 United States	(4)(5)(6)(7)(10)	C + 4.86%	10.45%	4/15/2027		CAD 2,804	962	787	0.02%
CCBlue Bidco, Inc.	1148 Main St Saint Helena, CA, 94574-2013 United States	(4)(7)(10)	L + 6.25%	11.41% (incl. 2.75% PIK)	12/21/2028		10,536	10,371	9,758	0.22%
DCA Investment Holdings, LLC	6240 Lake Osprey Drive, Sarasota, FL 34240 United States	(4)(10)	SOFR + 6.41%	11.65%	4/3/2028		33,039	32,765	32,296	0.74%
DCA Investment Holdings, LLC	6240 Lake Osprey Drive, Sarasota, FL 34240 United States	(4)(7)(10)	SOFR + 6.50%	11.74%	4/3/2028		522	515	507	0.01%
Epoch Acquisition, Inc.	4600 Lena Drive Mechanicsburg, PA 17055 United States	(4)(11)	SOFR + 6.00%	11.15%	10/4/2026		24,180	24,110	24,060	0.55%
Healthcomp Holding Company, LLC	621 Santa Fe Ave. Fresno, CA 93721 United States	(4)(5)(7)(11)	SOFR + 5.50%	10.69%	10/27/2026		108,009	106,396	107,769	2.48%
Jayhawk Buyer, LLC	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)(7)(11)	SOFR + 5.00%	10.35%	10/15/2026		154,477	152,411	151,387	3.48%
Navigator Acquiror, Inc.	311 South Wacker Drive, 64th Floor, Chicago, IL 60606, United States	(4)(9)	SOFR + 5.75%	10.93% (incl. 5.59% PIK)	7/16/2027		190,016	188,829	185,265	4.26%
Navigator Acquiror, Inc.	311 South Wacker Drive, 64th Floor, Chicago, IL 60606, United States	(4)(7)(9)	SOFR + 5.75%	10.63%	7/16/2027		25,525	25,325	24,887	0.57%
Odyssey Holding Company, LLC	100 Winners Circle Suite 440 Brentwood, TN 37027 United States	(4)(11)	SOFR + 5.75%	10.98%	11/16/2025		13,403	13,326	13,403	0.31%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Odyssey Holding Company, LLC	100 Winners Circle Suite 440 Brentwood, TN 37027 United States	(4)(11)	SOFR + 5.75%	11.00%	11/16/2025		3,634	3,602	3,634	0.08%
Odyssey Holding Company, LLC	100 Winners Circle Suite 440 Brentwood, TN 37027 United States	(4)(11)	SOFR + 5.75%	10.95%	11/16/2025		1,635	1,619	1,635	0.04%
PPV Intermediate Holdings, LLC	4927 NW Front Ave, Portland, OR 97210 United States	(4)(7)(10)	SOFR + 5.75%	11.01%	8/31/2029		1,987	1,958	1,966	0.05%
Smile Doctors, LLC	295 SE Inner Loop Ste 102 Georgetown, TX, 78626-2141 United States	(4)(5)(10)	SOFR + 5.90%	11.14%	12/23/2028		5,961	5,927	5,842	0.13%
Smile Doctors, LLC	295 SE Inner Loop Ste 102 Georgetown, TX, 78626-2141 United States	(4)(7)(10)	SOFR + 5.75%	11.09%	12/23/2028		4,954	4,838	4,816	0.11%
Smile Doctors, LLC	295 SE Inner Loop Ste 102 Georgetown, TX, 78626-2141 United States	(4)(7)(10)	P + 5.75%	13.00%	12/23/2027		50	31	25	0.00%
Snoopy Bidco, Inc.	8039 Beach Blvd, Buena Park, CA United States	(4)(7)(10)	L + 6.00%	11.50%	6/1/2028		304,214	299,484	289,814	6.66%
SpecialtyCare, Inc.	111 Radio Circle, Mount Kisco NY 10549 United States	(4)(5)(7)(11)	L + 5.75%	10.93%	6/18/2028		12,182	11,906	11,393	0.26%
Stepping Stones Healthcare Services, LLC	2586 Trailridge Dr E Suite 100, Lafayette, CO, 80026-3111, United States	(4)(7)(10)	SOFR + 5.75%	11.09%	1/2/2029		2,606	2,564	2,523	0.06%
Stepping Stones Healthcare Services, LLC	2586 Trailridge Dr E Suite 100, Lafayette, CO, 80026-3111, United States	(4)(7)(10)	SOFR + 5.75%	11.00%	12/30/2026		74	69	61	0.00%
The Fertility Partners, Inc.	Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, PO15 7AD	(4)(5)(6)(7)(10)	L + 5.75%	10.90%	3/16/2028		5,225	5,143	4,723	0.11%
The Fertility Partners, Inc.	Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, PO15 7AD	(4)(5)(6)(10)	C + 5.75%	10.76%	3/16/2028		CAD 4,950	3,823	3,385	0.08%
The Fertility Partners, Inc.	Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, PO15 7AD	(4)(5)(6)(7)(10)	C + 5.75%	10.79%	9/16/2027		CAD 312	186	155	0.00%
The GI Alliance Management, LLC	8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States	(4)(11)	SOFR + 6.25%	11.45%	9/15/2028		4,086	3,980	4,046	0.09%
The GI Alliance Management, LLC	8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States	(4)(11)	SOFR + 6.25%	11.55%	9/15/2028		880	858	872	0.02%
UMP Holdings, LLC	5669 Peachtree Dunwoody Rd Suite 350, Atlanta, GA 30342 United States	(4)(10)	SOFR + 5.50%	10.41%	7/15/2028		1,101	1,082	1,062	0.02%
UMP Holdings, LLC	5669 Peachtree Dunwoody Rd Suite 350, Atlanta, GA 30342 United States	(4)(7)(10)	SOFR + 5.50%	10.56%	7/15/2028		1,442	1,413	1,386	0.03%
Unified Physician Management, LLC	16 Court St, 14th Floor, Brooklyn, New York 11241, United States	(4)(7)(9)	SOFR + 5.25%	10.35%	6/18/2029		2,105	2,105	2,105	0.05%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States	(4)(10)	L + 6.00%	11.38%	11/18/2027		31,780	31,316	30,270	0.70%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States	(4)(7)(11)	L + 6.00%	11.48%	11/18/2027		13,541	13,351	12,744	0.29%
WHCG Purchaser III, Inc.	251 Little Falls Drive, Wilmington, DE 19808 United States	(4)(5)(10)	SOFR + 5.75%	11.25%	6/22/2028		43,531	42,945	32,322	0.74%
WHCG Purchaser III, Inc.	251 Little Falls Drive, Wilmington, DE 19808 United States	(4)(5)(7)(10)	SOFR + 5.75%	11.25%	6/22/2026		6,682	6,601	4,950	0.11%

								1,146,153	1,117,479	25.67%
Health Care Technology
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)(10)	SOFR + 5.50%	10.74%	5/25/2029		9,937	9,770	9,738	0.22%
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)(7)(10)	SOFR + 5.75%	10.99%	5/25/2029		2,209	2,166	2,184	0.05%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)(7)(10)	SOFR + 5.75%	10.85%	5/25/2029		1,005	970	977	0.02%
Color Intermediate LLC	3055 Lebanon Pike Suite 1000 Nashville, TN 37214	(4)(10)	SOFR + 5.50%	10.84%	10/4/2029		20,262	19,805	20,059	0.46%
Edifecs, Inc.	756 114th Ave SE, Bellevue, WA 98004 United States	(4)(10)	SOFR + 5.50%	10.84%	9/21/2026		5,734	5,660	5,734	0.13%
Edifecs, Inc.	756 114th Ave SE, Bellevue, WA 98004 United States	(4)(10)	SOFR + 5.50%	10.74%	9/21/2026		7,782	7,677	7,782	0.18%
Edifecs, Inc.	756 114th Ave SE, Bellevue, WA 98004 United States	(4)(11)	SOFR + 7.00%	12.34%	9/21/2026		218,042	215,111	220,223	5.06%
GI Ranger Intermediate, LLC	188 The Embarcadero Suite 700 San Francisco, CA 94105 United States	(4)(7)(10)	SOFR + 5.75%	11.14%	10/29/2028		15,807	15,572	15,524	0.36%
GI Ranger Intermediate, LLC	188 The Embarcadero Suite 700 San Francisco, CA 94105 United States	(4)(7)(10)	SOFR + 5.75%	11.14%	10/29/2027		480	463	462	0.01%
NMC Crimson Holdings, Inc.	1050 Winter Street, Suite 2700 Waltham, MA 02451 United States	(4)(10)	L + 6.00%	11.04%	3/1/2028		71,173	69,750	70,462	1.62%
NMC Crimson Holdings, Inc.	1050 Winter Street, Suite 2700 Waltham, MA 02451 United States	(4)(7)(10)	SOFR + 6.00%	11.41%	3/1/2028		4,815	4,614	4,578	0.11%
Project Ruby Ultimate Parent Corp.	11711 West 79th Street Lenexa, Kansas 62214 United States	(10)	SOFR + 3.25%	8.47%	3/10/2028		8,418	8,389	8,243	0.19%
RPBLS Midco, LLC	541 Buttermilk Pike, Suite 401, Crescent Springs, KY 41017 United States	(4)(10)	SOFR + 5.75%	10.74%	4/1/2028		9,395	9,262	9,395	0.22%

								369,209	375,361	8.63%
Insurance
Alera Group, Inc.	3 Parkway North, Suite 500, Deerfield, IL 60015, United States	(4)(10)	SOFR + 6.00%	11.20%	10/2/2028		3,685	3,657	3,593	0.08%
Amerilife Holdings, LLC	2650 McCormick Dr, Clearwater, FL 33759 United States	(4)(10)	SOFR + 5.75%	10.88%	8/31/2029		1,792	1,760	1,774	0.04%
Amerilife Holdings, LLC	2650 McCormick Dr, Clearwater, FL 33759 United States	(4)(7)(10)	SOFR + 5.75%	10.62%	8/31/2029		339	328	332	0.01%
Benefytt Technologies, Inc.	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(10)(17)	SOFR + 10.75%	15.85%	8/12/2027		10,879	10,736	5,168	0.12%
Benefytt Technologies, Inc.	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(7)(10)(17)	SOFR + 10.75%	15.74%	8/12/2027		2,661	2,623	1,260	0.03%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(7)(10)	SOFR + 6.25%	11.49%	10/29/2028		26,066	25,742	24,988	0.57%
Galway Borrower, LLC	1 California Street, Suite 400, San Francisco, CA 94111 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.59%	9/29/2028		19,894	19,638	19,451	0.45%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801 United States	(4)(5)(7)(10)	SOFR + 6.00%	11.39%	4/14/2028		52,678	51,913	52,238	1.20%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801 United States	(4)(5)(7)(10)	SOFR + 5.75%	11.14%	4/16/2028		10,592	10,341	10,279	0.24%
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(5)(11)	SOFR + 6.05%	11.41%	8/27/2025		19,579	19,440	19,188	0.44%
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(5)(10)	SOFR + 6.05%	11.41%	8/27/2025		48,704	48,392	47,730	1.10%
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(5)(10)	SOFR + 6.05%	11.31%	8/27/2025		71,847	71,235	70,410	1.62%
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(5)(7)(10)	SOFR + 6.02%	11.28%	8/27/2025		1,862	1,837	1,825	0.04%
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(5)(10)	SOFR + 6.03%	11.39%	8/27/2025		4,059	4,025	3,978	0.09%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Jones Deslauriers Insurance Management, Inc.	2375 Skymark Avenue, Mississauga, Ontario L4W 4Y6	(5)(6)(8)	C + 4.25%	9.29%	3/27/2028		CAD 21,637	17,028	15,943	0.37%
Jones Deslauriers Insurance Management, Inc.	2375 Skymark Avenue, Mississauga, Ontario L4W 4Y6	(5)(6)(10)	C + 4.25%	9.29%	3/27/2028		CAD 13,061	10,413	9,623	0.22%
PGIS Intermediate Holdings, LLC	5704 Binbranch Ln McKinney, TX, 75071-8475 United States	(4)(5)(7)(10)	SOFR + 5.75%	11.14%	10/16/2028		4,604	4,537	4,448	0.10%
SG Acquisition, Inc.	2635 Century Parkway Northeast Suite 900 Atlanta GA 30345 United States	(4)(9)	SOFR + 5.50%	10.70%	1/27/2027		104,974	104,020	101,562	2.33%
Shelf Bidco Ltd	Level 42, 22 Bishopsgate London, EC2N 4BQ United Kingdom	(4)(6)(10)(18)	SOFR + 6.34%	10.93%	1/3/2030		5,091	4,948	4,964	0.11%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	E + 7.00%	9.94%	8/3/2028		EUR 1,812	1,875	1,942	0.04%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	L + 7.00%	12.09%	7/9/2028		54,034	52,859	53,088	1.22%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	L + 7.00%	12.66%	8/3/2028		16,118	15,934	15,836	0.36%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	S + 7.28%	10.70%	7/9/2028		GBP 16,190	21,989	20,223	0.46%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	S + 7.28%	12.07%	7/9/2028		GBP 27,111	36,861	33,864	0.78%

								542,131	523,707	12.02%
Internet & Direct Marketing Retail
Donuts, Inc.	10500 NE 8th Street Suite 750, Bellevue, WA 98004 United States	(4)(11)	SOFR + 6.00%	11.27%	12/29/2026		320,824	316,702	317,616	7.30%

IT Services
AI Altius Bidco, Inc.	Suite 1, 3rd Floor, 11—12 St James’s Square, London, SW1Y 4LB	(4)(5)(8)	9.75%	9.75% PIK	12/21/2029		919	901	889	0.02%
AI Altius Bidco, Inc.	Suite 1, 3rd Floor, 11—12 St James’s Square, London, SW1Y 4LB	(4)(5)(7)(10)	SOFR + 5.18%	10.47%	12/21/2028		6,711	6,603	6,560	0.15%
Infostretch Corporation	28411 Northwestern Highway, Suite 640, Southfield, MI, 48034, United States	(4)(10)	SOFR + 5.75%	11.14%	4/1/2028		4,950	4,872	4,690	0.11%
Inovalon Holdings, Inc.	4321 Collington Rd, Bowie, MD 20716, United States	(4)(7)(10)	SOFR + 6.25%	11.66% (incl. 2.75% PIK)	11/24/2028		107,951	105,849	106,733	2.45%
Monterey Financing S.à.r.l	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(8)	ST + 6.00%	9.88%	9/28/2029		SEK 2,090	184	189	0.00%
Monterey Financing S.à.r.l	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(7)(8)	E + 6.00%	9.55%	9/28/2029		EUR 658	350	476	0.01%
Monterey Financing S.à.r.l	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(8)	CI + 6.00%	9.62%	9/28/2029		DKK 4,819	619	688	0.02%
Monterey Financing S.à.r.l	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(9)	N + 6.00%	10.33%	9/28/2029		NOK 5,149	462	469	0.01%
Razor Holdco, LLC	26 Meadow VW, Victoria, TX, 77904-1676, United States	(4)(10)	L + 5.75%	10.90%	10/25/2027		37,209	36,673	36,930	0.85%
Red River Technology, LLC	875 3rd Avenue, New York NY 10022 United States	(4)(11)	SOFR + 6.00%	11.20%	5/26/2027		80,376	79,462	80,376	1.85%
S&P Global Engineering Solutions	321 Inverness Drive South, Englewood, CO 80112 United States	(4)(7)(11)	SOFR + 7.00%	12.08%	5/2/2030		1,600	1,546	1,545	0.04%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Turing Holdco, Inc.	26990 Arastradero Road Los Altos Hills, CA 94022, United States	(4)(5)(6)(8)	L + 6.00%	11.76%	9/28/2028		8,437	8,248	8,289	0.19%
Turing Holdco, Inc.	26990 Arastradero Road Los Altos Hills, CA 94022, United States	(4)(5)(6)(8)	E + 6.00%	9.43% (incl. 2.50% PIK)	9/28/2028		EUR 11,018	12,470	11,810	0.27%
Turing Holdco, Inc.	26990 Arastradero Road Los Altos Hills, CA 94022, United States	(4)(5)(6)(7)(8)	E + 6.00%	9.18% (incl. 2.50% PIK)	8/3/2028		EUR 7,916	8,961	9,292	0.21%

								267,200	268,936	6.18%
Machinery
MHE Intermediate Holdings	3235 Levis Common Blvd. Perrysburg, OH 43551 United States	(4)(5)(7)(11)	SOFR + 6.00%	11.20%	7/21/2027		3,462	3,414	3,360	0.08%
MHE Intermediate Holdings	3235 Levis Common Blvd. Perrysburg, OH 43551 United States	(4)(5)(11)	SOFR + 6.25%	11.45%	7/21/2027		426	417	417	0.01%
MHE Intermediate Holdings	3235 Levis Common Blvd. Perrysburg, OH 43551 United States	(4)(5)(11)	SOFR + 6.00%	9.16%	7/21/2027		395	387	384	0.01%

								4,218	4,161	0.10%
Marine
Armada Parent, Inc.	93 Eastmont Ave Ste 100 East Wenatchee, WA, 98802-5305 United States	(4)(7)(10)	SOFR + 5.75%	11.11%	10/29/2027		25,866	25,440	25,288	0.58%

Media
Trader Corp.	405 The West Mall , Suite 110 Etobicoke, ON M9C 5J1 Canada	(4)(6)(7)(10)	C + 6.75%	11.96%	12/22/2029		CAD 9,975	5,753	6,042	0.14%

Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc.	222 3rd Avenue S.W. Suite 900 Calgary, Alberta T2P 0B4 Canada	(4)(6)(10)	SOFR + 6.25%	11.34%	8/15/2028		74,649	73,693	74,089	1.70%
KKR Alberta Midstream Finance Inc.	585 8 Ave SW #4000, Calgary, AB T2P 1G1, Canada	(4)(6)(10)	SOFR + 6.25%	11.34%	8/15/2028		40,611	40,091	40,307	0.93%

								113,784	114,396	2.63%
Paper & Forest Products
Profile Products, LLC	219 Simpson St SW Conover, NC, 28613-8207 United States	(4)(10)	SOFR + 5.75%	10.99%	11/12/2027		7,091	7,004	6,861	0.16%
Profile Products, LLC	219 Simpson St SW Conover, NC, 28613-8207 United States	(4)(7)(10)	P + 4.75%	13.00%	11/12/2027		480	467	453	0.01%

								7,471	7,314	0.17%
Pharmaceuticals
Doc Generici (Diocle S.p.A.)	Via Filippo Turati, 40, 20121 Milano MI, Italy	(4)(6)(7)(8)	E + 6.50%	10.55%	10/27/2028		EUR 1,758	1,119	1,386	0.03%

Professional Services
ALKU, LLC	200 Brickstone Square, Suite 503, Andover, MA 01810 United States	(4)(10)	SOFR + 6.25%	11.33%	3/1/2028		800	780	790	0.02%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850 United States	(4)(7)(11)	SOFR + 6.25%	11.30%	1/31/2028		1,605	1,560	1,576	0.04%
CFGI Holdings, LLC	1 Lincoln Street, Suite 1301 Boston, MA 02111, United States	(4)(7)(10)	SOFR + 5.00%	10.25%	11/2/2027		7,141	7,023	7,120	0.16%
Clearview Buyer, Inc.	1 Newton Pl Ste 405, 275 Washington Street, Newton, MA 02458, United States	(4)(5)(7)(10)	SOFR + 5.25%	10.59%	8/26/2027		9,193	9,028	8,955	0.21%
Cumming Group, Inc.	485 Lexington Avenue, New York NY 10017 United States	(4)(7)(11)	SOFR + 6.00%	11.10%	5/26/2027		80,470	79,550	78,141	1.80%
Cumming Group, Inc.	485 Lexington Avenue, New York NY 10017 United States	(4)(7)(11)	SOFR + 6.00%	11.10%	11/16/2027		1,254	1,217	1,214	0.03%
Guidehouse, Inc.	9 West 57th Street, 29th Floor, New York, NY, 10019, United States	(4)(5)(10)	SOFR + 6.25%	11.45%	10/16/2028		323,895	321,444	317,417	7.30%
HIG Orca Acquisition Holdings, Inc.	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(5)(11)	SOFR + 6.00%	11.40%	8/17/2027		19,065	18,802	18,874	0.43%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
HIG Orca Acquisition Holdings, Inc.	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(5)(7)(11)	SOFR + 6.00%	11.26%	8/17/2027		925	894	895	0.02%
HIG Orca Acquisition Holdings, Inc.	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(5)(7)(11)	SOFR + 6.00%	11.27%	8/12/2027		2,954	2,948	2,892	0.07%
IG Investments Holdings, LLC	4170 Ashford Dunwood Road, Northeast, Ste 250 Atlanta GA 30319 United States	(4)(5)(10)	SOFR + 6.00%	11.15%	9/22/2028		1,302	1,292	1,296	0.03%
IG Investments Holdings, LLC	4170 Ashford Dunwood Road, Northeast, Ste 250 Atlanta GA 30319 United States	(4)(5)(7)(10)	SOFR + 6.00%	11.20%	9/22/2028		45,195	44,469	44,951	1.03%
Kaufman Hall & Associates, LLC	10 S. Wacker, Suite 3375 Chicago, Illinois 60606, United States	(4)(10)	SOFR + 5.25%	10.45%	12/14/2028		19,256	18,956	19,256	0.44%
Kaufman Hall & Associates, LLC	10 S. Wacker, Suite 3375 Chicago, Illinois 60606, United States	(4)(10)	SOFR + 5.25%	10.40%	12/14/2028		4,948	4,870	4,948	0.11%
Legacy Intermediate, LLC	3701 FAU Blvd, Suite 300, Boca Raton, FL 33431, United States	(4)(5)(7)(10)	SOFR + 5.75%	11.13%	2/25/2028		6,799	6,691	6,779	0.16%
Material Holdings, LLC	27 Provost Street, London, N1 7NH, United Kingdom	(4)(5)(7)(10)	SOFR + 6.00%	11.34%	8/19/2027		23,658	23,309	22,132	0.51%
Minotaur Acquisition, Inc.	2001 Spring Road, Suite 700 Oak Brook, Illinois 60523 United States	(8)	SOFR + 4.75%	9.95%	3/27/2026		1,974	1,930	1,946	0.04%
Petrus Buyer Inc	100 Bayview Cir Ste 400, Newport Beach, California, 92660	(4)(7)(10)	SOFR + 6.50%	11.52%	10/17/2029		1,895	1,829	1,843	0.04%
Sherlock Buyer Corp.	1180 Welsh Rd # 110 North Wales, PA, 19454-2053 United States	(4)(7)(10)	SOFR + 5.75%	11.09%	12/8/2028		8,530	8,359	8,309	0.19%
Thevelia US, LLC	Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong	(5)(6)(9)	SOFR + 4.00%	9.05%	6/18/2029		1,303	1,290	1,301	0.03%
Titan Investment Company, Inc.	6130 Sprint Parkway, Overland Park, KS 66211 United States	(4)(5)(8)	SOFR + 5.75%	11.05%	3/20/2027		41,812	40,598	39,512	0.91%
Trinity Air Consultants Holdings Corp.	330 7th Ave, New York, NY 10001 United States	(4)(7)(10)	L + 5.25%	10.62%	6/29/2027		55,829	54,882	55,090	1.27%
Trinity Air Consultants Holdings Corp.	330 7th Ave, New York, NY 10001 United States	(4)(7)(10)	L + 5.25%	10.35%	6/29/2027		13,053	12,858	12,823	0.29%
Trinity Partners Holdings, LLC	230 3rd Ave Prospect Place Waltham, MA 02451 United States	(4)(7)(10)	SOFR + 5.75%	11.53%	12/21/2028		4,780	4,694	4,718	0.11%
West Monroe Partners, LLC	311 W Monroe St 14th Floor, Chicago, IL 60606, United States	(4)(7)(10)	L + 5.25%	10.40%	11/8/2028		14,821	14,594	14,302	0.33%
West Monroe Partners, LLC	311 W Monroe St 14th Floor, Chicago, IL 60606, United States	(4)(7)(10)	L + 5.25%	10.41%	11/8/2027		385	385	371	0.01%

								684,252	677,451	15.58%
Real Estate Management & Development
Progress Residential PM Holdings, LLC	7500 N Dobson Rd., Suite 300 Scottsdale, AZ 85256 United States	(4)(7)(10)	SOFR + 6.25%	11.66%	2/16/2028		70,324	69,139	70,324	1.62%
Progress Residential PM Holdings, LLC	7500 N Dobson Rd., Suite 300 Scottsdale, AZ 85256 United States	(4)(7)(10)	SOFR + 6.25%	11.66%	7/25/2029		833	815	833	0.02%

								69,954	71,157	1.64%
Software
Anaplan, Inc.	50 Hawthorne St, San Francisco, CA 94105 United States	(4)(7)(10)	SOFR + 6.50%	11.60%	6/21/2029		1,804	1,770	1,784	0.04%
AxiomSL Group, Inc.	125 London Wall, London, EC2Y 5AJ, United Kingdom	(4)(7)(11)	SOFR + 5.75%	10.97%	12/3/2027		41,904	41,265	41,874	0.96%
Beeline, LLC	12735 Gran Bay Parkway West Suite 130, Jacksonville, FL 32258 United States	(4)(7)(10)	SOFR + 5.25%	10.38%	5/2/2029		4,967	4,923	4,938	0.11%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Beeline, LLC	12735 Gran Bay Parkway West Suite 130, Jacksonville, FL 32258 United States	(4)(7)(10)	SOFR + 5.25%	10.35%	5/2/2028		98	94	95	0.00%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019	(4)(7)(10)	SOFR + 6.00%	11.24% (incl. 2.00% PIK)	8/8/2028		1,937	1,900	1,895	0.04%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019	(4)(7)(10)	SOFR + 6.00%	11.08%	8/8/2028		211	207	208	0.00%
Circana Group L.P.	132 W 31st St, New York, 10001 United States	(4)(10)	SOFR + 5.75%	10.95%	12/1/2028		120,944	118,837	119,735	2.75%
Circana Group L.P.	132 W 31st St, New York, 10001 United States	(4)(10)	SOFR + 6.25%	11.39% (incl. 2.75% PIK)	12/1/2028		76,425	75,148	75,279	1.73%
Circana Group L.P.	132 W 31st St, New York, 10001 United States	(4)(7)(10)	SOFR + 4.75%	10.92%	12/1/2027		1,104	875	966	0.02%
Community Brands ParentCo, LLC	9620 Executive Center Dr N, Suite 200, St. Petersburg, FL 33702 United States	(4)(5)(7)(10)	SOFR + 5.75%	10.70%	2/24/2028		4,938	4,851	4,826	0.11%
Confine Visual Bidco	Kistagången 12, 164 40 Kista, Sweden	(4)(6)(7)(10)	SOFR + 5.75%	10.80%	2/23/2029		15,921	15,537	14,315	0.33%
Connatix Buyer, Inc.	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)(5)(7)(10)	L + 5.50%	10.65%	7/14/2027		21,705	21,266	20,374	0.47%
Coupa Software Inc.	1855 S. Grant Street, San Mateo, CA 94402 United States	(4)(6)(7)(10)	SOFR + 7.50%	12.60%	2/27/2030		1,836	1,787	1,805	0.04%
Diligent Corporation	111 West 33rd St., 16th Floor, New York, NY 10120 United States	(4)(11)	L + 5.75%	10.95%	8/4/2025		58,650	58,254	56,891	1.31%
Discovery Education, Inc.	233 Wilshire Blvd, Suite 800, Santa Monica, CA, 90401, United States	(4)(7)(10)	SOFR + 5.75%	10.71%	4/9/2029		26,467	25,982	25,216	0.58%
Episerver, Inc.	542A Amherst Street Route 101A Nashua, NH 03063 United States	(4)(5)(7)(11)	SOFR + 5.50%	10.89%	4/9/2026		9,594	9,494	8,953	0.21%
Experity, Inc.	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)(5)(7)(10)	SOFR + 5.75%	11.09%	2/24/2028		15,217	14,980	14,726	0.34%
Gigamon Inc.	3300 Olcott Street, Santa Clara CA 95054 United States	(4)(7)(10)	SOFR + 5.75%	10.89%	3/9/2029		7,365	7,242	7,346	0.17%
GovernmentJobs.com, Inc.	300 Continental Blvd., El Segundo, CA 90245, United States	(4)(7)(10)	SOFR + 5.50%	10.70%	12/1/2028		4,938	4,921	4,796	0.11%
GovernmentJobs.com, Inc.	300 Continental Blvd., El Segundo, CA 90245, United States	(4)(7)(10)	SOFR + 5.50%	10.70%	2/5/2026		254	245	240	0.01%
GraphPAD Software, LLC	2365 Northside Dr #560, San Diego, CA 92108 United States	(4)(7)(11)	L + 5.50%	10.71%	4/27/2027		1,978	1,919	1,809	0.04%
GraphPAD Software, LLC	2365 Northside Dr #560, San Diego, CA 92108 United States	(4)(11)	SOFR + 5.50%	10.71%	4/27/2027		11,609	11,527	11,377	0.26%
GraphPAD Software, LLC	2365 Northside Dr #560, San Diego, CA 92108 United States	(4)(7)(11)	L + 5.50%	10.87%	4/27/2027		12,863	12,719	12,573	0.29%
LD Lower Holdings, Inc.	8201 Greensboro Drive, Suite 717 Mclean, VA 22102-3810 United States	(4)(11)	SOFR + 6.50%	11.84%	2/8/2026		91,988	91,028	90,608	2.08%
Lightbox Intermediate, LP	9 West 57th Street, 43rd Floor, New York, NY, 10019, United States	(4)(8)	L + 5.00%	10.54%	5/9/2026		1,980	1,944	1,911	0.04%
Magnesium BorrowerCo, Inc.	1 Finsbury Avenue, London, United Kingdom, EC2M 2PF	(4)(7)(10)	SOFR + 5.75%	10.95%	5/18/2029		5,242	5,134	5,151	0.12%
Magnesium BorrowerCo, Inc.	1 Finsbury Avenue, London, United Kingdom, EC2M 2PF	(4)(10)	S + 5.75%	10.68%	5/18/2029		GBP 3,426	4,188	4,290	0.10%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(5)(7)(9)	SOFR + 3.75%	9.14%	7/31/2028		8,570	8,468	7,373	0.17%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(5)(9)	SOFR + 6.25%	11.64%	6/9/2030		7,000	6,791	6,790	0.16%
Medallia, Inc.	200 W 41st St, New York, NY 10036, United States	(4)(10)	L + 6.50%	11.69% (incl. 5.83% PIK)	10/29/2028		360,786	355,868	353,571	8.13%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Monk Holding Co.	5473 Morris Hunt Dr Fort Mill, SC, 29708-6523 United States	(4)(10)(18)	SOFR + 5.70%	10.84%	12/1/2027		4,828	4,742	4,780	0.11%
Monk Holding Co.	5473 Morris Hunt Dr Fort Mill, SC, 29708-6523 United States	(4)(7)(10)	SOFR + 5.50%	10.84%	12/1/2027		190	166	160	0.00%
MRI Software, LLC	28925 Fountain Parkway Solon OH 44139 United States	(5)(7)(11)	SOFR + 5.50%	10.84%	2/10/2026		27,673	27,526	26,632	0.61%
Nintex Topco Limited	10800 NE 8th Street, Suite 400 Bellevue, WA 98004 USA	(4)(6)(10)	SOFR + 6.00%	11.39%	11/13/2028		34,038	33,516	31,826	0.73%
Oranje Holdco Inc	33 N Garden Ave, Clearwater, FL 33755 United States	(4)(7)(11)	SOFR + 7.75%	12.79%	2/1/2029		2,000	1,948	1,966	0.05%
Rally Buyer, Inc.	5213 Tacome Building C · Houston, TX 77041 United States	(4)(7)(10)	SOFR + 5.50%	10.72%	7/19/2028		714	700	698	0.02%
Rally Buyer, Inc.	5213 Tacome Building C · Houston, TX 77041 United States	(4)(7)(10)	SOFR + 5.75%	10.85%	7/19/2028		24	23	22	0.00%
Relativity ODA, LLC	231 South LaSalle Street, 8th Floor, Chicago, IL 60604 United States	(4)(7)(11)	SOFR + 6.50%	11.70%	5/12/2027		21,458	21,114	21,087	0.48%
Spitfire Parent, Inc.	10161 Park Run Drive, Suite 150, Las Vegas, Nevada United States	(4)(11)	SOFR + 5.50%	11.14%	3/11/2027		57,713	57,182	56,848	1.31%
Spitfire Parent, Inc.	10161 Park Run Drive, Suite 150, Las Vegas, Nevada United States	(4)(11)	SOFR + 5.50%	10.61%	3/11/2027		21,309	20,998	20,989	0.48%
Spitfire Parent, Inc.	10161 Park Run Drive, Suite 150, Las Vegas, Nevada United States	(4)(5)(11)	E + 5.50%	8.79%	3/11/2027		EUR 10,290	12,275	11,058	0.25%
Stamps.com, Inc.	1990 East Grand Avenue El Segundo, CA 90245 United States	(4)(10)	L + 5.75%	10.94%	10/5/2028		286,650	282,337	279,484	6.42%
Triple Lift, Inc.	400 Lafayette St 5th floor, New York, NY 10003 United States	(4)(10)	SOFR + 5.50%	10.87%	5/5/2028		48,020	47,354	47,059	1.08%
Triple Lift, Inc.	400 Lafayette St 5th floor, New York, NY 10003 United States	(4)(10)	SOFR + 5.50%	10.23%	5/5/2028		13,954	13,734	13,675	0.31%
Triple Lift, Inc.	400 Lafayette St 5th floor, New York, NY 10003 United States	(4)(7)(10)	SOFR + 5.25%	10.30%	5/5/2028		2,951	2,844	2,797	0.06%
Zendesk Inc	989 Market St, San Francisco, CA 94103 United States	(4)(7)(10)	SOFR + 7.00%	12.25% (incl. 3.50% PIK)	11/30/2028		1,596	1,561	1,571	0.04%

								1,437,184	1,422,367	32.67%
Specialty Retail
CustomInk, LLC	2910 District Avenue Fairfax VA 22031 United States	(4)(11)(18)	SOFR + 6.18%	11.26%	5/3/2026		163,586	162,336	163,586	3.76%

Technology Hardware, Storage & Peripherals
Lytx, Inc.	9785 Towne Centre Drive San Diego CA 92121 United States	(4)(11)	SOFR + 6.75%	11.95%	2/28/2028		84,454	83,654	83,820	1.93%

Trading Companies & Distributors
Porcelain Acquisition Corp.	20 Sanker Road, Dickson, TN 37055 United States	(4)(7)(11)	SOFR + 6.00%	11.34%	4/1/2027		54,883	53,592	53,360	1.23%
The Cook & Boardman Group, LLC	3064 Salem Industrial Drive Winston Salem NC 27127 United States	(11)	SOFR + 5.75%	10.94%	10/17/2025		48,935	48,761	44,983	1.03%

								102,353	98,343	2.26%
Transportation Infrastructure
Capstone Logistics, LLC	30 Technology Parkway South, Suite 200, Peachtree Corner, GA 30092 United States	(4)(11)	SOFR + 4.75%	9.95%	11/12/2027		5,530	5,502	5,447	0.13%
Frontline Road Safety, LLC	2714 Sherman Street, Grand Prairie, TX 75051 United States	(4)(10)	SOFR + 5.75%	11.05%	5/3/2027		89,595	88,482	85,787	1.97%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(10)	SOFR + 6.25%	11.45%	8/4/2027		21,188	20,899	21,082	0.48%
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(7)(10)	SOFR + 6.25%	11.65%	8/4/2027		21,179	20,864	21,067	0.48%
Italian Motorway Holdings S.à.r.l	Meif 6 Hra Italian Motorway Holdings SARL, Luxembourg	(4)(6)(8)	E + 5.25%	8.90%	4/28/2029		EUR 78,810	81,161	84,262	1.94%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020 United States	(4)(11)	SOFR + 5.75%	10.94%	10/19/2027		29,594	29,203	28,485	0.65%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020 United States	(4)(11)	SOFR + 5.75%	11.14%	10/19/2027		20,697	20,433	19,921	0.46%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020 United States	(4)(11)	SOFR + 5.75%	10.66%	1/31/2029		4,219	4,150	4,061	0.09%
Safety Borrower Holdings LP	8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States	(4)(5)(11)	SOFR + 5.25%	11.01%	9/1/2027		4,125	4,096	4,104	0.09%
Safety Borrower Holdings LP	8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States	(4)(5)(7)(11)	P+ 4.25%	12.50%	9/1/2027		186	184	183	0.00%
Safety Borrower Holdings LP	8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States	(4)(5)(11)	L + 5.25%	10.83%	9/1/2027		932	929	928	0.02%
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(7)(11)	L + 5.00%	10.46%	9/24/2027		48,213	47,570	47,538	1.09%
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(7)(11)	P+ 4.00%	12.00%	3/24/2027		160	79	85	0.00%
TRP Infrastructure Services, LLC	2411 Minnis Dr, Haltom City, TX 76117, United States	(4)(11)	SOFR + 5.50%	10.55%	7/9/2027		39,086	38,562	35,177	0.81%

								362,114	358,127	8.21%

Total First Lien Debt								9,236,115	9,138,278	209.95%

Second Lien Debt
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	676 North Michigan Avenue Suite 3300 Chicago IL 60611 United States	(4)(5)(6)(8)	8.75%	8.75%	4/15/2029		CAD 10,533	8,346	7,005	0.16%
Jayhawk Buyer, LLC	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)(11)	L + 8.75%	14.03%	10/15/2027		5,183	5,114	5,131	0.12%

								13,460	12,136	0.28%
Industrial Conglomerates
Victory Buyer, LLC	50 East 153rd Street Bronx, NY 10451-2104 United States	(4)(9)	SOFR + 7.00%	12.51%	11/1/2029		9,619	9,541	8,753	0.20%

IT Services
Inovalon Holdings, Inc.	4321 Collington Rd, Bowie, MD 20716, United States	(4)(5)(10)	SOFR + 10.50%	15.99% (incl. 15.99% PIK)	11/24/2033		11,195	10,956	11,195	0.26%

Professional Services
Thevelia US, LLC	Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong	(4)(6)(9)	SOFR + 6.75%	12.14%	6/17/2030		4,920	4,791	4,896	0.11%

Software
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(5)(9)	SOFR + 6.50%	11.89%	7/30/2029		3,550	3,512	3,106	0.07%

Total Second Lien Debt								42,260	40,086	0.92%

Equity
Aerospace & Defense
Micross Topco, Inc.	1050 Perimeter Road, Manchester, NH 03103 United States	(4)				1.2%	4,767	4,767	5,973	0.14%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets

Air Freight & Logistics
AGI Group Holdings LP—A2 Units	9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156-7858 United States	(4)				30.1%	902	902	658	0.02%
Mode Holdings, L.P.—Class A-2 Common Units	17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States	(4)				9.2%	5,486,923	5,487	11,577	0.27%

								6,389	12,235	0.29%
Distributors
Box Co-Invest Blocker, LLC	2650 Galvin Dr, Elgin, IL 60124, United States	(4)				11.7%	702,305	702	632	0.01%
EIS Acquisition Holdings, LP—Class A Common Units	2018 Powers Ferry Road, Suite 400 Atlanta, Georgia 30339 United States	(4)				44.8%	6,292	3,350	15,024	0.35%

								4,052	15,656	0.36%
Diversified Consumer Services
Cambium Holdings, LLC—Senior Preferred Interests	17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States	(4)		11.50%		2.6%	12,511,857	12,315	15,235	0.35%
Deneb Ultimate Topco, LLC—Class A Units	777 108th Ave NE, Bellevue, WA 98004, United States	(4)				4.3%	213	213	134	0.00%

								12,528	15,369	0.35%
Diversified Telecommunication Services
Point Broadband Holdings, LLC—Class A Units	617 E. Lake St. Stanton, MI 48888 United States	(4)				2.2%	6,930	5,877	7,049	0.16%
Point Broadband Holdings, LLC—Class B Units	617 E. Lake St. Stanton, MI 48888 United States	(4)				2.2%	369,255	1,053	2,027	0.05%
Point Broadband Holdings, LLC—Class Additional A Units	617 E. Lake St. Stanton, MI 48888 United States	(4)				2.2%	1,489	1,263	1,515	0.03%
Point Broadband Holdings, LLC—Class Additional B Units	617 E. Lake St. Stanton, MI 48888 United States	(4)				2.2%	79,358	226	436	0.01%

								8,419	11,027	0.25%
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P.—Class A-2 Units	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)				10.0%	539	539	324	0.01%

Health Care Providers & Services
AVE Holdings I Corp.	520 Madison Avenue, New York, NY 10022 United States	(4)				0.4%	625,944	607	664	0.02%
Jayhawk Holdings, LP—A-1 Common Units	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)				0.1%	2,201	392	361	0.01%
Jayhawk Holdings, LP—A-2 Common Units	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)				0.1%	1,185	211	194	0.00%

								1,210	1,219	0.03%
Health Care Technology
Caerus Midco 2 S.À. R.L—Additional Vehicle Units	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)				0.0%	11,710	12	1	0.00%
Caerus Midco 2 S.À. R.L—Vehicle Units	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)				0.2%	58,458	58	54	0.00%

								70	55	0.00%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Insurance
Shelf Holdco Ltd Common Equity	Level 42, 22 Bishopsgate London, EC2N 4BQ United Kingdom	(4)(6)				0.0%	50,000	50	58	0.00%

IT Services
NC Ocala Co-Invest Beta, L.P.—LP Interest	4321 Collington Rd, Bowie, MD 20716, United States	(4)				3.5%	2,854,133	2,854	3,054	0.07%

Professional Services
Guidehouse Holding Corp.—Preferred Equity	2941 Fairview Park Dr Ste 501 Falls Church, VA, 22042-4543 United States	(4)		11.50%		20.6%	15,440	15,133	17,602	0.40%
OHCP V TC COI, LP.—LP Interest	330 7th Ave, New York, NY 10001 United States	(4)				35.0%	3,500,000	3,500	5,075	0.12%
Tricor Horizon, LP	11 Middle Neck Road, Great Neck, New York NY 11021 United States	(4)(6)				1.9%	382,469	382	382	0.01%

								19,015	23,059	0.53%
Software
Connatix Parent, LLC—Class L Common Units	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)				23.1%	42,045	462	197	0.00%
Expedition Holdco, LLC—Class A Units	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)				9.0%	90	57	36	0.00%
Expedition Holdco, LLC—Class B Units	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)				9.0%	90,000	33	9	0.00%
Lobos Parent, Inc.—Series A Preferred Shares	206 S Earl St # 394, Schaller, Iowa, United States	(4)		10.50%		2.9%	1,545	1,506	1,687	0.04%
Mandolin Technology Holdings, Inc.—Series A Preferred Shares	Nova Tower 1 1 Allegheny Square, Suite 800 Pittsburgh,PA,15212 United States	(4)				10.0%	3,550,000	3,444	3,089	0.07%
Mimecast Limited	1 Finsbury Avenue, London, United Kingdom, EC2M 2PF	(4)				0.7%	651,175	651	638	0.01%
Zoro Common Equity	989 Market St, San Francisco, CA 94103 United States	(4)				0.1%	2,073	21	21	0.00%
Zoro Series A Preferred Shares	989 Market St, San Francisco, CA 94103 United States	(4)		12.50%		0.1%	373	362	385	0.01%

								6,536	6,062	0.13%
Specialty Retail
CustomInk, LLC—Series A Preferred Units	2910 District Avenue Fairfax VA 22031 United States	(4)				34.2%	384,520	5,200	7,067	0.16%

Transportation Infrastructure
Frontline Road Safety Investments, LLC—Class A Common Units	2714 Sherman Street, Grand Prairie, TX 75051 United States	(4)				30.1%	27,536	2,909	2,046	0.05%
Ncp Helix Holdings, LLC.—Preferred Shares	888 Boylston Street, Suite 1100, Boston, Massachusetts 02199 United States	(4)				24.4%	369	372	472	0.01%

								3,281	2,518	0.06%

Total Equity—non-controlled/non-affiliated								74,910	103,676	2.38%

Total Investments—non-controlled/non-affiliated								9,353,285	9,282,040	213.25%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held at 6/30/2023	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Investments—non-controlled/affiliated
Equity
Insurance
Blackstone Donegal Holdings LP—LP Interests (Westland Insurance Group LTD)	200, 2121 – 160th Street, Surrey, BC Canada	(4)(5)(6)(16)				18%		1	6,491	0.15%

Total Equity—non-controlled/affiliated								1	6,491	0.15%

Total Investments—non-controlled/affiliated								1	6,491	0.15%

Total Investment Portfolio								9,353,286	9,288,531	213.40%

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund								124,071	124,071	2.85%
Other Cash and Cash Equivalents								23,312	23,312	0.54%

Total Portfolio Investments, Cash and Cash Equivalents								9,500,669	9,435,914	216.79%

(1)
Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Condensed Consolidated Schedule of Investments) are denominated in dollars. As of June 30, 2023, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Danish Krone (DKK), Swedish Krona (SEK), and Norwegian Krone (NOK). All debt investments are income producing unless otherwise indicated. All equity investments are non-income
producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)
Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”, Norwegian Interbank Offered Rate (“NIBOR” or “N”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of June 30, 2023. Variable rate loans typically include an interest reference rate floor feature. As of June 30, 2023, 93.8% of the debt portfolio at fair value had an interest rate floor above zero. Rates on equity instruments represents contractual dividend rates on certain preferred equity positions.

(3)
The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(4)
These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees, pursuant to the Company’s valuation policy.

(5)
These investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities and are not available to satisfy the creditors of the Company.

(6)
The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). The Company may not acquire any non-qualifying
asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of June 30, 2023, non-qualifying
assets represented 8.6% of total assets as calculated in accordance with regulatory requirements.

(7)
Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First Lien Debt
123Dentist, Inc.	Delayed Draw Term Loan	8/10/2029	$770	$(526)
ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2023	21,043	—
ACI Group Holdings, Inc.	Revolver	8/2/2027	11,567	(174)
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	1,301	(26)
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	158	—
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2028	693	—
Amerilife Holdings, LLC	Revolver	8/31/2028	202	—
Amerilife Holdings, LLC	Delayed Draw Term Loan	8/31/2029	150	—
Amerivet Partners Management, Inc.	Revolver	2/25/2028	589	(24)
Amerivet Partners Management, Inc.	Delayed Draw Term Loan	2/25/2024	2,120	—
Anaplan, Inc.	Revolver	6/21/2028	161	(2)
Apex Companies, LLC	Delayed Draw Term Loan	1/31/2028	369	(5)
Armada Parent, Inc.	Delayed Draw Term Loan	10/29/2023	1,250	—
Armada Parent, Inc.	Revolver	10/29/2027	3,000	(60)
Ascend Buyer, LLC	Revolver	9/30/2027	1,940	(19)
AxiomSL Group, Inc.	Delayed Draw Term Loan	12/3/2027	2,949	(29)
AxiomSL Group, Inc.	Revolver	12/3/2025	3,221	—
Bazaarvoice, Inc.	Revolver	5/7/2026	28,662	—
Beeline, LLC	Revolver	5/2/2028	492	—
Beeline, LLC	Delayed Draw Term Loan	5/2/2029	710	—
Benefytt Technologies, Inc.	Delayed Draw Term Loan	8/12/2023	343	—
BlueCat Networks USA, Inc.	Delayed Draw Term Loan	8/8/2028	129	—
BlueCat Networks USA, Inc.	Delayed Draw Term Loan	8/8/2028	341	(3)
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	1,506	(15)
Caerus US 1, Inc.	Revolver	5/25/2029	282	—
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	320	(3)
Cambium Learning Group, Inc.	Revolver	7/20/2028	43,592	—
Canadian Hospital Specialties Ltd.	Revolver	4/14/2027	1,886	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	1,408	—
CFGI Holdings, LLC	Revolver	11/2/2027	1,050	(21)
Circana Group L.P.	Revolver	12/1/2027	8,281	—
Circana Group L.P.	Revolver	12/1/2027	4,416	(44)
Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	3,668	—
Clearview Buyer, Inc.	Revolver	2/26/2027	898	(18)
Cobham Holdings, Inc.	Revolver	1/9/2028	376	(8)
Community Brands ParentCo, LLC	Delayed Draw Term Loan	2/24/2024	588	(6)
Community Brands ParentCo, LLC	Revolver	2/24/2028	345	(7)
Confine Visual Bidco	Delayed Draw Term Loan	3/11/2024	3,046	—
Connatix Buyer, Inc.	Revolver	7/14/2027	5,431	(244)
Connatix Buyer, Inc.	Delayed Draw Term Loan	7/14/2023	10,900	(109)
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	1,705	—
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	1,568	(17)
COP Home Services TopCo IV, Inc.	Delayed Draw Term Loan	12/30/2027	8,730	(44)
Coupa Software Inc.	Delayed Draw Term Loan	8/27/2024	164	(2)
Coupa Software Inc.	Revolver	2/27/2030	126	(2)
CPI Buyer, LLC	Revolver	11/1/2026	3,214	(64)
CPI Intermediate Holdings Inc	Delayed Draw Term Loan	10/8/2029	966	(10)
Cumming Group, Inc.	Revolver	5/26/2027	12,695	(317)
Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	343	—
DCA Investment Holdings, LLC	Delayed Draw Term Loan	4/3/2028	478	—
Discovery Education, Inc.	Delayed Draw Term Loan	4/9/2029	6,773	—
Discovery Education, Inc.	Revolver	4/9/2029	2,960	(126)
Doc Generici (Diocle S.p.A.)	Delayed Draw Term Loan	10/26/2024	1,562	(484)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2023	$16,456	$(165)
ENV Bidco AB	Delayed Draw Term Loan	7/19/2029	401	(124)
Episerver, Inc.	Revolver	4/9/2026	2,064	(114)
Experity, Inc.	Revolver	2/24/2028	1,153	—
Foundation Risk Partners Corp.	Revolver	10/29/2027	2,382	(36)
Galway Borrower, LLC	Revolver	9/30/2027	2,113	(42)
Galway Borrower, LLC	Delayed Draw Term Loan	9/30/2023	279	(3)
GCX Corporation Buyer, LLC	Delayed Draw Term Loan	9/13/2023	2,000	—
GI Ranger Intermediate, LLC	Revolver	10/29/2027	720	—
GI Ranger Intermediate, LLC	Delayed Draw Term Loan	10/30/2028	3,040	—
Gigamon Inc.	Revolver	3/11/2028	437	(1)
Go Car Wash Management Corp.	Delayed Draw Term Loan	5/6/2024	730	—
GovernmentJobs.com, Inc.	Revolver	11/30/2027	423	—
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	2,144	(43)
GraphPAD Software, LLC	Delayed Draw Term Loan	4/27/2027	6,429	(129)
GraphPAD Software, LLC	Revolver	4/27/2027	2,124	(32)
Groundworks, LLC	Delayed Draw Term Loan	9/13/2025	130	(2)
Groundworks, LLC	Revolver	3/14/2029	42	(1)
Healthcomp Holding Company, LLC	Delayed Draw Term Loan	12/29/2023	23,952	—
Helix TS, LLC	Delayed Draw Term Loan	6/14/2024	614	—
HIG Orca Acquisition Holdings, Inc.	Revolver	8/17/2027	2,159	—
HIG Orca Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/17/2023	3,241	—
High Street Buyer, Inc.	Revolver	4/16/2027	2,254	(45)
High Street Buyer, Inc.	Delayed Draw Term Loan	4/16/2028	10,145	—
IG Investments Holdings, LLC	Revolver	9/22/2027	3,583	(18)
Inovalon Holdings, Inc.	Delayed Draw Term Loan	6/24/2024	11,060	(138)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	20	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/17/2028	91	(1)
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/17/2029	51	—
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	1,897	—
Jayhawk Buyer, LLC	Delayed Draw Term Loan	10/15/2026	30	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	784	—
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	1,145	—
KPSKY Acquisition, Inc.	Delayed Draw Term Loan	10/19/2023	143	—
Legacy Intermediate, LLC	Delayed Draw Term Loan	8/25/2023	329	—
Magnesium BorrowerCo, Inc.	Delayed Draw Term Loan	5/18/2029	485	(12)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	1,200	(147)
Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	6/23/2028	342	(14)
Material Holdings, LLC	Revolver	8/17/2027	1,766	(106)
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2023	1,625	—
MHE Intermediate Holdings	Revolver	7/21/2027	230	—
Monk Holding Co.	Delayed Draw Term Loan	8/12/2023	2,038	—
Monterey Financing S.à.r.l	Delayed Draw Term Loan	9/19/2029	721	(223)
MRI Software, LLC	Revolver	2/10/2026	1,516	(42)
MRI Software, LLC	Revolver	2/10/2026	4,200	(239)
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	40,843	—
NDC Acquisition Corp.	Revolver	3/9/2027	2,911	—
NMC Crimson Holdings, Inc.	Delayed Draw Term Loan	1/1/2024	12,560	—
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	12/1/2023	2,247	—
Oranje Holdco Inc	Revolver	2/1/2029	250	(4)
Petrus Buyer Inc	Delayed Draw Term Loan	10/17/2029	595	(9)
Petrus Buyer Inc	Revolver	10/17/2029	272	(5)
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	330	(7)
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	10/1/2023	4,717	—
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/1/2027	14,481	—
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	159	(2)
Profile Products, LLC	Revolver	11/12/2027	413	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	7/25/2023	16,623	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	7/25/2029	333	—

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Quality Distribution LLC	Revolver	4/3/2028	$94	$(3)
Quality Distribution LLC	Delayed Draw Term Loan	10/3/2024	79	(1)
Quality Distribution LLC	Revolver	7/1/2026	3,000	(135)
Rally Buyer, Inc.	Revolver	7/19/2028	110	(2)
Rally Buyer, Inc.	Delayed Draw Term Loan	7/19/2028	180	—
Redwood Services Group, LLC	Delayed Draw Term Loan	6/15/2029	2	—
Redwood Services Group, LLC	Delayed Draw Term Loan	6/15/2029	674	—
Relativity ODA, LLC	Revolver	5/12/2027	3,292	(49)
Relay Purchaser, LLC	Revolver	8/30/2026	7,143	(71)
RoadOne Inc	Revolver	12/30/2028	275	—
RoadOne Inc	Delayed Draw Term Loan	12/30/2028	177	—
RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	6,452	(65)
S&P Global Engineering Solutions	Revolver	5/2/2029	249	(7)
Safety Borrower Holdings LP	Revolver	9/1/2027	186	—
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2023	23,080	—
Sam Holding Co, Inc.	Revolver	3/24/2027	5,840	—
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	508	—
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	12/30/2026	318	—
Sherlock Buyer Corp.	Delayed Draw Term Loan	12/8/2028	2,794	(28)
Sherlock Buyer Corp.	Revolver	12/8/2027	1,111	(22)
Smile Doctors, LLC	Delayed Draw Term Loan	6/9/2025	2,607	(39)
Smile Doctors, LLC	Revolver	12/23/2027	1,184	—
Snoopy Bidco, Inc.	Delayed Draw Term Loan	5/6/2024	15,786	(710)
SpecialtyCare, Inc.	Delayed Draw Term Loan	6/19/2028	1,155	—
SpecialtyCare, Inc.	Revolver	6/18/2026	1,012	(22)
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	284	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	297	—
The Fertility Partners, Inc.	Revolver	9/16/2027	82	—
The Fertility Partners, Inc.	Delayed Draw Term Loan	3/16/2024	590	—
Trader Corp.	Revolver	12/22/2028	2,013	(1,383)
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/30/2026	11,274	(113)
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/29/2027	9,969	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2027	6,881	(69)
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	1,433	(14)
Triple Lift, Inc.	Revolver	5/6/2028	4,747	—
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	130	—
UMP Holdings, LLC	Delayed Draw Term Loan	7/15/2028	510	—
Unified Physician Management, LLC	Delayed Draw Term Loan	6/18/2029	9	—
Unified Physician Management, LLC	Revolver	6/18/2029	241	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	3,233	(154)
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	3,848	—
West Monroe Partners, LLC	Revolver	11/9/2027	1,058	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	42	—
Zendesk Inc	Revolver	11/3/2028	169	(3)
Zendesk Inc	Delayed Draw Term Loan	11/22/2028	361	(5)

Total unfunded commitments			$551,338	$(7,008)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of June 30, 2023 was 0.50%
(10)	The interest rate floor on these investments as of June 30, 2023 was 0.75%
(11)	The interest rate floor on these investments as of June 30, 2023 was 1.00%
(12)	The interest rate floor on these investments as of June 30, 2023 was 1.25%
(13)	The interest rate floor on these investments as of June 30, 2023 was 1.50%
(14)	The interest rate floor on these investments as of June 30, 2023 was 2.00%
(15)	For unsettled positions the interest rate does not include the base rate.

(16)
Under the 1940 Act, the Company would be deemed to “control” a portfolio company if the Company owned more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. As of June 30, 2023, the Company does not “control” any of these portfolio companies. Under the 1940 Act, the Company would be deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of June 30, 2023, the Company’s non-controlled/affiliated
investments were as follows:

	Fair Value as of December 31, 2022	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Net Realized Gain (Loss)	Fair Value as of June 30, 2023	Dividend and Interest Income
Non-controlled/Affiliated Investments
Blackstone Donegal Holdings LP	$56,584	$—	$(43,845)	$(13,455)	$7,207	$6,491	$—

Total	$56,584	$—	$(43,845)	$(13,455)	$7,207	$6,491	$—

(17)	Loan was on non-accrual status as of June 30, 2023.
(18)
These loans are
“last-out”
portions of loans. The
“last-out”
portion of the Company’s loan investment generally earns a higher interest rate than the
“first-out”
portion, and in exchange the
“first-out”
portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the
“last-out”
portion.

SENIOR SECURITIES
The information in “Note 10. Financial Highlights and Senior Securities” in Part I, Item 1—Financial Statements—Notes to Condensed Consolidated Financial Statements (Unaudited) of the Company’s Quarterly Report on Form
10-Q
for the quarter ended June 30, 2023 is incorporated herein by reference. Such information should be read in conjunction with Part I, Item 2—Management’s Discussion and Analysis of Financial Conditions and Results of Operations of the Company’s Quarterly Report on Form
10-Q
for the quarter ended June 30, 2023 as incorporated by reference herein.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York and by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ropes & Gray LLP.
EXPERTS
The financial statements of Blackstone Secured Lending Fund as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement, and the effectiveness of Blackstone Secured Lending Fund’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement and any document incorporated by reference herein.
We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form
8-K
or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference in this prospectus supplement.
This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023;

•
our Quarterly Report on Form
10-Q
for the quarter ended March 31, 2023 and Quarterly Report on Form
10-Q
for the quarter ended June 30, 2023, filed with the SEC on May 10, 2023 and August 9, 2023, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 10, 2023, March 3, 2023, April 5, 2023, June 13, 2023, June 30, 2023 and August 3, 2023; and

•
the description of our common shares referenced in our Registration Statement on Form 8-A
(No. 001-40966),
as filed with the SEC on October 26, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of this offering of our common shares.

See “Available Information” in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS
Blackstone Secured Lending Fund
Common Shares
Preferred Shares
Debt Securities
Subscription Rights
Warrants

Blackstone Secured Lending Fund (the “Company,” “we,” “us,” or “our”) is a specialty finance company that invests primarily in the debt of private U.S. companies. We focus on investing in privately originated senior secured loans which are generally debt instruments that pay floating interest rates and rank ahead of subordinated debt and equity, where we believe lender protections are stronger and offer superior return opportunities as compared to broadly syndicated loans and public market debt instruments. The companies we lend to are oftentimes backed by financial sponsors who can make operational improvements and provide capital. Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation.
We are a
non-diversified,
closed-end
management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We are externally managed by Blackstone Credit BDC Advisors LLC (the “Adviser”), a subsidiary of Blackstone Alternative Credit Advisors LP (collectively with its affiliates in the credit-focused business of Blackstone Inc., “Blackstone Credit”). Blackstone Credit is part of the credit-focused platform of Blackstone and is the primary part of its credit reporting segment. Blackstone Credit, together with its non-credit-focused
affiliates within Blackstone Inc. is referred to herein as “Blackstone.”
Under normal market conditions, we generally invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in secured debt investments. Our portfolio is composed primarily of first lien senior secured and unitranche loans. To a lesser extent, we have and may continue to also invest in second lien, third lien, unsecured or subordinated loans and other debt and equity securities. We do not currently expect to focus on investments in issuers that are distressed or in need of rescue financing.
Our common shares of beneficial interest (“common shares”), preferred shares of beneficial interest (“preferred shares”), debt securities, subscription rights to purchase our securities or warrants representing rights to purchase our securities (collectively, the “securities”) may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
The securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “
Plan of Distribution
” in this prospectus.
We may not sell any of the securities pursuant to this registration statement through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.
Our common shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “BXSL.” On July 15, 2022, the last reported sales price of our common shares on the NYSE was $23.18 per share. The net asset value per share of our common shares at March 31, 2022 (the last date prior to the date of this prospectus for which we reported net asset value) was $26.13.

Investing in our common shares involves a high degree of risk, including credit risk and the risk of the use of leverage, and is highly speculative. In addition, shares of closed-end
investment companies, including BDCs, frequently trade at a discount to their net asset values. Before investing in our securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage, in “Risk Factors” beginning on page 29 of this prospectus, Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form
10-K,
Part II, Item 1A “Risk Factors” in our most recent Quarterly Report on Form
10-Q,
as well as in any of our subsequent SEC filings, and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
This prospectus contains important information you should know before investing in our securities. Please read this prospectus before investing and keep it for future reference. We also file periodic and current reports, proxy statements and other information about us with the U.S. Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 345 Park Avenue, 31 st
Floor, New York, New York 10154, calling us at (212)
503-2100
or visiting our corporate website located at
www.bxsl.com
. The SEC also maintains a website at http://www.sec.gov that contains this information. Information on our website and the SEC’s website is not incorporated into or a part of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is July 25, 2022.

Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus, for which the safe harbor provided in Section 27A of the Securities Act and Section 21E of the Exchange Act is not available.
We have not authorized anyone to give you any information other than in this prospectus, any prospectus supplement to this prospectus, any free writing prospectus or any information that we have incorporated by reference herein or therein and we take no responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus is accurate only as of the date on their respective front covers. Our business, financial condition and prospects may have changed since that date. To the extent required by applicable law, we will update this prospectus during the offering period to reflect material changes to the disclosure herein.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings or series, our common shares, preferred shares, debt securities, subscription rights to purchase our securities or warrants representing rights to purchase our securities on terms to be determined at the time of the offering.
The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplement and/or free writing prospectus (collectively referred to hereinafter as a “prospectus supplement”) may also add, update or change information contained in this prospectus or in the documents we incorporate by reference herein. This prospectus and the prospectus supplement, together with any documents incorporated by reference herein, will include all material information relating to the applicable offering.
Please carefully read this prospectus and the prospectus supplement, together with any documents incorporated by reference in this prospectus and the applicable prospectus supplement, any exhibits and the additional information described or incorporated by reference under the headings “
Available Information
,” “
Incorporation of Certain Information by Reference
,” “
Prospectus Summary
” and “
Risk Factors
” before you make an investment decision.

PROSPECTUS SUMMARY
This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider before investing in our common shares. You should read our entire prospectus before investing in our common shares. Throughout this prospectus we refer to Blackstone Secured Lending Fund as “we,” “us,” “our” or the “Company,” and to “Blackstone Credit BDC Advisors LLC,” our investment adviser, as the “Adviser.”
Blackstone Secured Lending Fund
We are a specialty finance company that invests primarily in the debt of private U.S. companies. We focus on investing in privately originated senior secured loans which are generally debt instruments that pay floating interest rates and rank ahead of subordinated debt and equity, where we believe lender protections are stronger and offer superior return opportunities as compared to broadly syndicated loans and public market debt instruments. The companies we lend to are oftentimes backed by financial sponsors who can make operational improvements and provide capital. Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation.
We were formed on March 26, 2018 as a Delaware statutory trust. We are an externally managed, non-diversified,
closed-end
management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for U.S. federal income tax purposes, we have elected to be treated, and intend to qualify annually, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).
On October 28, 2021, we closed our initial public offering (“IPO”), issuing 9,180,000 of common shares at a public offering price of $26.15 per share. Net of underwriting fees, we received net cash proceeds, before offering expenses, of $230.6 million. On November 4, 2021, the underwriters exercised their option to purchase an additional 1,377,000 common shares, which resulted in net cash proceeds, before offering expenses, of $33.8 million. Our common shares began trading on the NYSE under the symbol “BXSL” on October 28, 2021.
We are externally managed by the Adviser, a subsidiary of Blackstone Alternative Credit Advisors LP. Blackstone Alternative Credit Advisors LP (the “Administrator” and, collectively, with its affiliates in the credit-focused business of Blackstone Inc. (“Blackstone Credit,” which, for the avoidance of doubt, excludes Harvest Fund Advisors LLC (“Harvest”) and Blackstone Insurance Solutions (“BIS”)) provides certain administrative and other services necessary for the Company to operate pursuant to an administration agreement (the “Administration Agreement”). Blackstone Credit is part of the credit-focused platform of Blackstone and is the primary part of its credit reporting segment. Blackstone Credit, together with its non-credit-focused
affiliates within Blackstone Inc. is referred to herein as “Blackstone.” As of March 31, 2022, Blackstone managed $915.5 billion of investments including $266.4 billion in credit-oriented strategies across direct lending, leveraged loans, high yield bonds, distressed and mezzanine debt, among other areas. We believe that Blackstone’s investment platform provides us with a competitive advantage in selecting investments, and we will leverage the Adviser’s investment team’s and Blackstone’s extensive network of relationships with other sophisticated institutions to source, evaluate and, as appropriate, partner with on transactions. There are no assurances that we will achieve our investment objectives.
Under normal market conditions, we generally invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in secured debt investments. Our portfolio is composed primarily of first lien senior secured and unitranche loans. To a lesser extent, we have and may continue to also invest in second lien, third lien, unsecured or subordinated loans and other debt and equity securities. We do not currently expect to focus on investments in issuers that are distressed or in need of rescue financing. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit funds.
As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio opportunistically in
“non-qualifying”
portfolio investments, such as investments in
non-U.S.
companies. We generally intend to distribute substantially all of our available earnings annually by making quarterly cash distributions. We use leverage and intend to continue to use leverage for our investment activities. We use and intend to continue to use leverage, which is permitted up to the maximum amount allowed by the 1940 Act (currently limited to a debt-to-equity
ratio of 2:1), to enhance potential returns. See Part II, Item 7 “
Management’s Discussion and Analysis of Financial Condition and Results of Operations — Borrowings
” in our most recent Annual Report on Form
10-K
and Part I, Item 2 “
Management’s Discussion and Analysis of Financial Condition and Results of Operations — Borrowings
” in our most recent Quarterly Report on Form
10-Q,
which are incorporated herein by reference.
Market Opportunity
We believe that there are and will continue to be significant investment opportunities in the targeted asset classes discussed below.
Attractive Opportunities in Senior Secured Loans
We believe that opportunities in senior secured loans are significant because of the strong defensive characteristics of this asset class. While there is inherent risk in investing in any securities, senior secured debt is on the top of the capital structure and thus has priority in payment among an issuer’s security holders (i.e. senior secured debt holders are due to receive payment before junior creditors and equity holders). Further, these investments are secured by the issuer’s assets, which may be collateralized in the event of a default, if necessary. Senior secured debt often has restrictive covenants for the purpose of additional principal protection and ensuring repayment before junior creditors (i.e. most types of unsecured bondholders, and other security holders) and preserving collateral to protect against credit deterioration.
Opportunity in U.S. Private Companies
In addition to investing in senior secured loans generally, we believe that the market for lending to private companies, which includes middle market private companies within the United States, is underserved and presents a compelling investment opportunity. We believe that the following characteristics support our belief:
Secular Tailwinds in the Private Market, Including Private Credit.
One of the important drivers of growth in the strategy is the increasing secular tailwinds in the private markets (i.e., social or economic trends positively impacting private markets), including growing demand for private credit, which has created attractive opportunities for private capital providers like Blackstone Credit. As of July 2022, private equity funds with strategies focused on leveraged buyouts in North America had approximately $530.6 billion of “dry powder” (i.e., uncalled capital commitments), which should similarly drive demand for private capital providers like Blackstone Credit.

This shift is partially due to traditional banks continuing to face regulatory limitations and retreating from the space, creating additional opportunities for private credit to take advantage of. Further, financial sponsors and companies are becoming increasingly interested in working directly with private lenders

1	Source : Preqin, July 2022. Represents dry powder (i.e., uncalled capital commitments) for private equity buyouts in North America.

as they are seeing the tremendous benefits versus accessing the public credit markets. The Company believes some of these benefits include faster execution and greater certainty, ability to partner with sophisticated lenders, more efficient process, and in some instances fewer regulatory requirements. As a result, Blackstone Credit benefits from increasing flow of larger scale deals that have become increasingly available to direct lending universe over traditional banks and other financing institutions.
Attractive Market Segment
.
We believe that the underserved nature of such a large segment of the market can at times create a significant opportunity for investment. In many environments, we believe that private companies are more likely to offer attractive economics in terms of transaction pricing, up-front
and ongoing fees, prepayment penalties and security features in the form of stricter covenants and quality collateral than loans to public companies.
Limited Investment Competition.
Despite the size of the market, we believe that regulatory changes and other factors have diminished the role of traditional financial institutions and certain other capital providers in providing financing to companies. As tracked by S&P Capital IQ LCD, U.S. banks’ share of senior secured loans has declined from 33.1% in 1995 to 9.3% as of March 31, 2022. In addition, due to bank consolidation, the number of banks has also rapidly declined, furthering the lack of supply in financing to private companies.
We also believe that lending and originating new loans to private companies generally requires a greater dedication of the lender’s time and resources compared to lending to public companies, due in part to the size of each investment and the often fragmented nature of information available from these companies. Further, we believe that many investment firms lack the breadth and scale necessary to identify investment opportunities, particularly in regards to directly originated investments in private companies, and thus attractive investment opportunities are often overlooked.
Blackstone Credit Competitive Strengths
Blackstone Credit is one of the largest private credit investment platforms globally and a key player in the direct lending space. Blackstone Credit has experience scaling funds across its platform that invest throughout all parts of the capital structure. Blackstone Credit strives to focus on transactions where it can differentiate itself from other providers of capital, targeting large transactions and those where Blackstone Credit can bring its expertise and experience in negotiating and structuring. We believe that Blackstone Credit has the scale and platform to effectively manage a U.S. private credit investment strategy, offering investors the following potential strengths:
Ability to Provide Scale, Differentiated Capital Solutions
. We believe that the breadth and scale of Blackstone Credit’s approximately $266 billion platform, as of March 31, 2022, and affiliation with Blackstone are distinct strengths when sourcing proprietary investment opportunities and provide Blackstone Credit with a differentiated capability to invest in large, complex opportunities. Blackstone Credit is invested in over 2,350 corporate issuers across its portfolios globally and has focused primarily on the non-investment grade corporate credit market since its inception in 2005.

Blackstone Credit expects that in the current environment, in which committed capital from banks remains scarce (as tracked by S&P Capital IQ LCD, U.S. banks’ share of senior secured loans has declined from 33.1% in 1995 to 9.3% as of March 31, 2022), the ability to provide flexible, well-structured capital commitments in appropriate sizes will enable Blackstone Credit to command more favorable terms for its investments. Blackstone Credit seeks to generate investment opportunities through

2
As of March 31, 2022. Issuers across portfolios include all corporate issues covered by both the Liquid Credit Strategies and Private Credit research teams across Private Credit Funds and Liquid Credit Funds, including, but not limited to, broadly syndicated assets, middle market assets, high yield bonds, investment grade assets, and mezzanine transactions.

its direct origination channels and through syndicate and club deals (generally, investments made by a small group of investment firms). With respect to Blackstone Credit’s origination channel, we seek to leverage the global presence of Blackstone Credit to generate access to a substantial amount of directly originated transactions with attractive investment characteristics. We believe that the broad network of Blackstone Credit provides a significant pipeline of investment opportunities for us. With respect to syndicate and club deals, Blackstone Credit has built a network of relationships with commercial and investment banks, finance companies and other investment funds as a result of the long track record of its investment professionals in the leveraged finance marketplace. Blackstone Credit also has a significant trading platform, which, we believe, allows us access to the secondary market for investment opportunities.
Established Origination Platform with Strong Credit Expertise
. As of June 30, 2022, Blackstone Credit had 484 employees globally, including 245 investment professionals. Blackstone Credit’s 148-person private origination investment team (excluding Dwight Scott, global head of Blackstone Credit), together with a 33-person U.S. Direct Lending Portfolio Management team, are involved with investment activities and portfolio management activities for BXSL, respectively. Blackstone Credit’s senior managing directors on the investment team have on average ~23 years of industry experience. Since inception, Blackstone Credit has originated over $122 billion in private credit transactions and during 2021, Blackstone Credit originated approximately $54 billion in private credit transactions.

We believe that Blackstone Credit’s strong reputation and longstanding relationships with corporate boards, management teams, leveraged buyout sponsors, financial advisors, and intermediaries position Blackstone Credit as a partner and counterparty of choice and provides us with attractive sourcing capabilities. In Blackstone Credit’s experience, these relationships help drive substantial proprietary deal flow and insight into investment opportunities.
Blackstone Credit believes that having one team responsible for alternatives private origination allows us to leverage the strengths and experiences of investment professionals to deliver the leading financing solutions to our companies. The team has operated through multiple industry cycles, with deep credit expertise, providing them valuable experience and a long-term view of the market. The team is also focused on making investments in what are characterized as “good neighborhoods”, which are industries experiencing favorable tailwinds, such as life sciences, software & technology, and renewable energy. In addition, the team is able to leverage the expertise of other parts of Blackstone’s business that specialize in these fields.
Additionally, over the last several years, Blackstone Credit has also expanded its U.S. origination and sponsor coverage footprint with regional offices opened in select markets. Blackstone Credit has investment professionals across the U.S. and Europe and has developed a reputation for being a valued partner, with the ability to provide speed, creativity, and assurance of transaction execution. We believe that establishing this regional presence in the U.S. may help us more effectively source investment opportunities from mid-sized
leveraged buyout sponsors as well as direction from companies, while potentially strengthening the Blackstone Credit brand.
Value-Added Capital Provider and Partner Leveraging the Blackstone Credit Advantage Program.
Blackstone Credit has established a reputation for providing creative, value-added solutions to address a company’s financing requirements and believes our ability to solve a need for a company can lead to attractive investment opportunities. In addition, Blackstone Credit has access to the significant resources of the Blackstone platform, including the Blackstone Advantage Program (“Blackstone Advantage”), which refers to the active management of the Blackstone portfolio company network, including cross-selling efforts across all of

3	Includes Chief Investment Office, Capital Formation, Special Situations Group, Investment and Portfolio Management professionals.
4
As of March 31, 2022. Includes Blackstone Credit funds that are primarily invested in privately originated investments, including Blackstone Capital Opportunities Funds, Blackstone Capital Solutions Funds, Blackstone European and U.S. Direct Lending Funds, Blackstone Energy Select Opportunities Fund, and Blackstone Credit Alpha Funds.

5

Blackstone, and aims to ensure practice sharing, operational, and commercial synergies among portfolio companies, effective deployment of Blackstone resources, and communication of the program with businesses and partners, and the Blackstone Credit Advantage Program (“Blackstone Credit Advantage”), which is a global platform that provides access to a range of cost saving, revenue generating and best practice sharing opportunities. Specifically, Blackstone Credit Advantage provides (i) partnership and best practices for portfolio companies by offering invaluable access to industry and function experts both within the Blackstone organization (including the Blackstone Portfolio Operations team) and the network among portfolio companies; (ii) cross selling opportunities across Blackstone and Blackstone Credit portfolio companies; (iii) industry knowledge via leadership summits and roundtables; and (iv) quarterly reports sharing meaningful insights from CEOs on business and economic trends. Finally, one of the most important benefits of the program is Blackstone’s GPO, which is a collective purchasing platform that leverages the scale and buying power of the $5 billion of average annual spending of Blackstone’s portfolio companies with strategic partners and vendors measured over the past 10 years. Blackstone and Blackstone Credit portfolio companies have generated significant cost savings through their use of the GPO, up to 40%, often from existing suppliers, on maintenance, repair, operations, back office, information technology, hardware, software, telecommunications, business insurance and human resources, among others. The benefits of working with Blackstone’s GPO can include improved pricing and terms, differentiated service, and ongoing service that drops straight to the bottom line. As of March 31, 2022, Blackstone Advantage has grown revenue by over $300 million for Blackstone portfolio companies and Blackstone Credit Advantage has reduced annual costs by $189 million. The dedicated Blackstone Credit operational program provides support to portfolio companies and has created over $2.0 billion in value.

Blackstone Advantage has 98 internal Blackstone resources available to our portfolio companies as of March 31, 2022.
Flexible Investment Approach
.
Blackstone Credit believes that the ability to invest opportunistically throughout a capital structure is a meaningful strength when sourcing transactions and enables the Company to seek investments that provide the best risk/return proposition in any given transaction. Blackstone Credit’s creativity and flexibility with regard to deal-structuring distinguishes it from other financing sources, including traditional mezzanine providers, whose investment mandates are typically more restrictive. Over time, Blackstone Credit has demonstrated the ability to negotiate favorable terms for its investments by providing creative structures that add value for an issuer. Blackstone Credit will continue to seek to use this flexible investment approach to focus on principal preservation, while generating attractive returns throughout different economic and market cycles.
Long-Term Investment Horizon
.
Our long-term investment horizon gives us great flexibility, which we believe allows us to maximize returns on our investments. Unlike most private equity and venture capital funds, as well as many private debt funds, we will not be required to return capital to our shareholders once we exit a portfolio investment. We believe that freedom from such capital return requirements, which allows us to invest using a long-term focus, provides us with an attractive opportunity to increase total returns on invested capital.
Disciplined Investment Process and Income-Oriented Investment Philosophy
.
Blackstone Credit employs a rigorous investment process and defensive investment approach to evaluate all potential opportunities with a focus on long-term credit performance and principal protection. We believe Blackstone Credit has generated attractive risk-adjusted returns in its investing activities throughout many economic and credit cycles by (i) maintaining its investment discipline; (ii) performing intensive credit work; (iii) carefully structuring transactions; and (iv) actively managing its portfolios. Blackstone Credit’s investment approach involves a multi-stage selection process for each investment opportunity, as well as ongoing monitoring of each investment made,

5
Value creation represents $189 million of annual savings as of March 31, 2022, representing estimated savings utilizing the Blackstone Credit Advantage program at the time cost is benchmarked with portfolio companies. Savings improved portfolio company EBITDA and created value assuming a 12x average EBITDA multiple.

with particular emphasis on early detection of deteriorating credit conditions at portfolio companies, which would result in adverse portfolio developments. This strategy is designed to maximize current income and minimize the risk of capital loss while maintaining the potential for long-term capital appreciation. Additionally, Blackstone Credit’s senior investment professionals have dedicated their careers to the leveraged finance and private equity sectors and we believe that their experience in due diligence, credit analysis and ongoing management of investments is invaluable to the success of the U.S. direct lending investment strategy. Blackstone Credit generally targets businesses with leading market share positions, sustainable barriers to entry, high free cash flow generation, strong asset values, liquidity to withstand market cycles, favorable underlying industry trends, strong internal controls and high-quality management teams.
Strong Investment Track Record.
Blackstone Credit’s track record in private debt lending and investing in below investment grade credit dates back to the inception of Blackstone Credit. Since 2005 through March 31, 2022, Blackstone Credit has provided approximately $122 billion in capital in privately originated transactions. Specifically within the U.S. Direct Lending Strategy, Blackstone Credit has invested approximately $68 billion in privately originated or privately negotiated first lien / unitranche transactions. Corresponding to this U.S. Direct Lending track record, Blackstone Credit has an annualized default rate of 0.39% and an annualized loss rate of 0.14% compared to the Credit Suisse Leveraged Loan Index’s default and loss rate of 1.62% and 0.70%, respectively, over the same time period.
Efficient Cost Structure.
We believe that we have an efficient cost structure, as compared to other publicly traded BDCs, with low management fees, expenses, and financing costs. We believe our operating efficiency and senior investment strategy enable us to generate greater risk-adjusted investment returns for our investors relative to other publicly traded BDCs.
Scale.
Scale allows for more resources to source, diligence and monitor investments, and enables us to move up market where there is often less competition.
Investment Portfolio
As of March 31, 2022, based on fair value, our portfolio consisted of 97.60% first lien senior secured investments and unitranche loans, 0.65% second lien debt investments and 1.75% in equity instruments. 99.9% of our debt investments as of March 31, 2022 were floating rate in nature (95.3% of which had an interest rate floor above zero) and the weighted average yield on our income producing investments was 7.22% at fair value. As of March 31, 2022 we had investments in 152 portfolio companies, with an average debt investment size in each of our portfolio companies of approximately $65.2 million based on fair value.
Corporate Structure
We were formed on March 26, 2018 as a Delaware statutory trust structured as a non-diversified,
closed-end
management investment company that has elected to be regulated as a BDC under the 1940 Act. Our classification as a non-diversified
investment company within the meaning of the 1940 Act means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. However, we are subject to the diversification requirements that apply to RICs under U.S. federal income tax rules. We intend to comply with the requirements to maintain our status as a BDC under the 1940 Act and a RIC under the Code. See “
Regulation
” and “
Certain U.S. Federal Income Tax Considerations
” in this prospectus for more information on these requirements.
We may borrow money from time to time if immediately after such borrowing, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred shares, if any, is at or above 150%. This means that generally, we can borrow up to $2 for every $1 of investor equity.

We currently have in place a revolving credit facility (the “Revolving Credit Facility”) and three senior secured revolving credit facilities (the “Jackson Hole Funding Facility”, the “Breckenridge Funding Facility” and the “Big Sky Funding Facility”, respectively and collectively the “SPV Financing Facilities”). In addition, as of March 31, 2022, we have issued unsecured notes maturing in 2023 (the “2023 Notes”), notes maturing in 2026 (the “2026 Notes”), new notes maturing in 2026 (the “New 2026 Notes”), notes maturing in 2027 (the “2027 Notes”) and notes maturing in 2028 (the “2028 Notes”, together with the 2023 Notes, the 2026 Notes, the New 2026 Notes, the 2027 Notes and the 2028 Notes, the “Notes”), and may issue additional unsecured notes. We expect to use our credit facilities and other borrowings, along with proceeds from the realization of assets in our portfolio and the proceeds of the common shares issued hereby to finance our investment objectives. As of March 31, 2022, we had approximately $5.68 billion of indebtedness outstanding under the Notes and SPV Financing Facilities. See “
Regulation
” for a discussion of BDC regulation and other regulatory considerations. See Part II, Item 7 “
Management’s Discussion and Analysis of Financial Condition and Results of Operations — Borrowings
” in our most recent Annual Report on Form
10-K,
Part I, Item 2 “
Management’s Discussion and Analysis of Financial Condition and Results of Operations — Borrowings
” in our most recent Quarterly Report on Form
10-Q.
On December 10, 2020, we changed our name from “Blackstone / GSO Secured Lending Fund” to “Blackstone Secured Lending Fund.”
Prior to the IPO, the Company conducted a private offering (the “Private Offering”) of its common shares (i) to accredited investors, as defined in Regulation D under the Securities Act of 1933, as amended (the “1933 Act”), and (ii) in the case of shares sold outside the United States, to persons that are not “U.S. persons,” as defined in Regulation S under the 1933 Act, in reliance on exemptions from the registration requirements of the 1933 Act. At each closing of the Private Offering, each investor made a capital commitment (“Capital Commitment”) to purchase common shares pursuant to a subscription agreement entered into with the Company. Investors were required to fund drawdowns to purchase the Company’s shares up to the amount of their Capital Commitments on an as-needed
basis each time the Company delivered a notice to investors.
On October 31, 2018, the Company began its initial period of closing of capital commitments (“Initial Closing Period”) which ended on October 31, 2020. The Company commenced its loan origination and investment activities on November 20, 2018, the date of receipt of the initial drawdown from investors in the Private Offering (the “Initial Drawdown Date”). On September 8, 2021, the Company closed on its final outstanding Capital Commitments. On October 28, 2021, the Company closed its IPO, issuing 9,180,000 of its common shares of beneficial interest at a public offering price of $26.15 per share. Net of underwriting fees, the Company received net cash proceeds, before offering expenses, of $230.6 million. On November 4, 2021, the underwriters exercised their option to purchase an additional 1,377,000 shares of common shares, which resulted in net cash proceeds, before offering expenses, of $33.8 million. As of September 8, 2021, all Capital Commitments in the amount of $3,926.3 million ($80.0 million from affiliates of the Adviser) had been drawn.
Our common shares are traded on the NYSE under the symbol “BXSL.” In connection with the listing of our common shares on the NYSE, the Board decided to eliminate any outstanding fractional common shares (the “Fractional Shares”), as permitted by Delaware law by rounding down the number of Fractional Shares held by each of our shareholders to the nearest whole share and paying each shareholder cash for such Fractional Shares.
Our corporate headquarters are located at 345 Park Avenue, 31 st
Floor, New York, New York 10154. We maintain a website at
www.bxsl.com
. Information on our website and the SEC’s website is not incorporated into or a part of this prospectus.

Blackstone Credit
Blackstone Credit is part of the credit-focused platform of Blackstone, which is the largest alternative asset manager in the world with leading investment businesses across asset classes. Blackstone’s platform provides significant competitive advantages including scale, expertise across industries and capital structures, and deep relationships with companies and financial sponsors.
Blackstone’s four business segments are real estate, private equity, hedge fund solutions and credit and insurance. Through its different investment businesses, as of March 31, 2022, Blackstone had total assets under management of approximately $915 billion. As of March 31, 2022, Blackstone Credit’s asset management operation had aggregate assets under management of approximately $266 billion across multiple strategies within the leveraged finance marketplace, including direct lending, mezzanine, opportunistic / stressed investing, sustainable resources investing, private placement, and liquid credit strategies (including U.S. and European senior secured loans, high yield bonds, investment grade bonds, CLO securities and single-name corporate credit default swaps). Blackstone Credit, through its affiliates, employed over 484 people headquartered in New York, with offices in London, Dublin, Houston, Baltimore, San Francisco, Toronto, Chicago, Frankfurt, Madrid, Munich, Milan, Sydney, Hong Kong, Tokyo, and Singapore as of June 30, 2022. Blackstone Credit’s 148-person private origination investment team (excluding Dwight Scott, global head of Blackstone Credit), together with a 33-person U.S. Direct Lending Investment and Portfolio Management team,
6
are involved with investment activities and portfolio management activities for BCRED, respectively. Blackstone Credit believes that the depth and breadth of its team provides it with a significant benefit in sourcing product on a global basis, structuring transactions and actively managing investments in the portfolio.
The Adviser — Blackstone Credit BDC Advisors LLC
Our investment activities are managed by our Adviser, a subsidiary of Blackstone Alternative Credit Advisors LP, the primary investment manager for Blackstone Credit. The principal executive offices of our Adviser are located at 345 Park Avenue, 31st Floor New York, NY, 10154. Our Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis.
In conducting our investment activities, we believe that we benefit from the significant scale and resources of Blackstone Credit, including our Adviser and its affiliates, subject to the policies and procedures of Blackstone Inc. (collectively with its affiliates as the context requires, “Blackstone”) regarding the management of conflicts of interest. In order to source transactions, the Adviser utilizes its significant access to transaction flow, along with its trading platform. The Adviser seeks to generate investment opportunities through direct origination channels as well as through syndicate and club deals. With respect to Blackstone Credit’s origination channel, the global presence of Blackstone Credit generates access to a substantial amount of directly originated transactions with what we believe to be attractive investment characteristics. With respect to syndicate and club deals (i.e., where a limited number of investors participate in a loan transaction), Blackstone Credit has built a network of relationships with commercial and investment banks, finance companies and other investment funds as a result of the long track record of its investment professionals in the leveraged finance marketplace. Blackstone Credit also has a significant trading platform, which, we believe, allows us access to the secondary market for investment opportunities. Blackstone Credit employs a rigorous investment process and defensive investment approach to evaluate all potential opportunities with a focus on long-term credit performance and principal protection. The investment professionals employed by Blackstone Credit have spent their careers developing the resources necessary to invest in private companies. Before undertaking an investment, the Adviser’s transaction team conducts a thorough and rigorous due diligence review of the opportunity to ensure the portfolio company fits our investment strategy.

6	Includes Chief Investment Office, Capital Formation, Special Situations Group, Investment and Portfolio Management professionals.

Our Adviser’s investment committee (the “Investment Committee”) is responsible for reviewing and approving our investment opportunities. The Adviser’s Investment Committee review process is consensus-driven, multi-step and iterative, and occurs in parallel with the diligence and structuring of investments. Others who participate in the Investment Committee process include the team responsible for conducting due diligence, others on the investing team and other senior members of Blackstone and Blackstone Credit. There are no representatives from other business groups of Blackstone involved in the Adviser’s Investment Committee process.
In addition, we, the Adviser and certain of its affiliates have received an exemptive order from the SEC that permits us, among other things, to co-invest
with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Pursuant to such order, the board of trustees of the Company (the “Board”) has established objective criteria (“Board Criteria”) clearly defining co-investment
opportunities in which the Company will have the opportunity to participate with one or more listed or private Blackstone Credit-managed BDCs (including the Company, the “Blackstone Credit BDCs”), and other public or private Blackstone Credit funds that target similar assets. If an investment falls within the Board Criteria, Blackstone Credit must offer an opportunity for the Blackstone Credit BDCs to participate. The Blackstone Credit BDCs may determine to participate or not to participate, depending on whether Blackstone Credit determines that the investment is appropriate for the Blackstone Credit BDCs (e.g., based on investment strategy). The co-investment
would generally be allocated to us, any other Blackstone Credit BDCs and the other Blackstone Credit funds that target similar assets pro rata based on available capital in the applicable asset class. We generally are permitted to co-invest
with certain of our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent trustees make certain conclusions in connection with a co-investment
transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching in respect of us or our shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objectives and strategies, and (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing. The firm-wide allocation policy incorporates the conditions of the exemptive relief. As a result of the exemptive relief, there could be significant overlap in our investment portfolio and the investment portfolio of other Blackstone Credit funds and/or other funds established by the Adviser or its affiliates that could avail themselves of the exemptive relief. See Part I, Item 1A “
Risk Factors — Risks Related to our Adviser and its Affiliates
—
There may be conflicts of interest related to obligations that the Adviser’s senior management and Investment Team have to other clients
” in our most recent Annual Report on Form
10-K.
The Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees. These protections may lead our Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See Part I, Item 1A “
Risk Factors — Risks Related to our
Adviser and its Affiliates — The Adviser and its affiliates, including our officers and some of our trustees, face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our shareholders
”.
Investment Advisory Agreement
On October 1, 2018, the Company entered into the original investment advisory agreement with the Adviser. The Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring its investments and portfolio companies on an ongoing basis.
On October 18, 2021, the Company entered into an amended and restated investment advisory agreement (as amended and restated, the “Investment Advisory Agreement”), pursuant to which the Adviser manages the

Company on a
day-to-day
basis. The Investment Advisory Agreement is substantially the same as the prior investment advisory agreement except, following the IPO, the incentive fee on income became subject to a twelve-quarter lookback quarterly hurdle rate of 1.50% as opposed to a single quarter measurement and became subject to an Incentive Fee Cap (as defined below) based on the Company’s Net Cumulative Return (as defined below). The amendment to the Investment Advisory Agreement does not result in higher fees (on a cumulative basis) payable to the Adviser than the fees that would have otherwise been payable to the Adviser under the original investment advisory agreement.
The Company pays the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee is borne by the shareholders. The initial term of the Investment Advisory Agreement was two years from October 1, 2018, and on May 6, 2020 and May 6, 2021, it was renewed and approved by the Board, including a majority of trustees who are not parties to the Investment Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) (the “Independent Trustees”), for a
one-year
period. On October 18, 2021, the Board approved the amended and restated Investment Advisory Agreement for an initial term ending May 31, 2022. Unless earlier terminated, the Investment Advisory Agreement will renew automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of the Board and by the vote of a majority of the Independent Trustees.
The Adviser has implemented a waiver effective from the consummation of the IPO to extend the Company’s pre-IPO
fee structure for a period of two years. With the waiver in place, instead of having the base management fee and each incentive fee increase to 1.00% and 17.5%, respectively, following the IPO, each such fee will remain at 0.75% and 15.0% for a period of two years following the IPO (the “Waiver Period”). As a result of the fee waiver, the pre-listing
management fee and incentive fee rates paid by the Company to the Adviser will not increase during the Waiver Period. Amounts waived by the Adviser are not subject to recoupment by the Adviser.
Base Management Fee
Starting from the completion of the IPO, the management fee pursuant to the Investment Advisory Agreement became payable quarterly in arrears at an annual rate of 1.0% of the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters. For purposes of the Investment Advisory Agreement, gross assets means the Company’s total assets determined on a consolidated basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), excluding undrawn commitments but including assets purchased with borrowed amounts. The management fee was calculated for the quarter ended December 31, 2021 at a weighted rate calculated based on the fee rates applicable before and after the consummation of the IPO based on the number of days in the calendar quarter before and after the consummation of the IPO.
Prior to the consummation of the IPO, the management fee was 0.75% of the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters. In order to maintain the same management fee arrangement that the Company had in place prior to the IPO for a period of time following the completion of the IPO, the Adviser voluntarily waived its right to receive the base management fee in excess of 0.75% of the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters during the Waiver Period. Amounts waived by the Adviser are not subject to recoupment by the Adviser.
For the years ended December 31, 2021, 2020 and 2019, base management fees were $62.4 million, $32.9 million and $12.6 million, respectively, of which $4.2 million $0.0 million and $0.0 million, respectively, were waived. As of December 31, 2021, 2020 and 2019, $17.8 million, $10.3 million and $4.7 million, respectively, was payable to the Adviser relating to management fees.

Incentive Fees
The incentive fee consists of two components that are determined independently of each other, with the result that one component may be payable even if the other is not. One component is based on income and the other component is based on capital gains, each as described below:
(i) Income based incentive fee:
The first part of the incentive fee, an income based incentive fee, is calculated and payable quarterly in arrears based on the Company’s pre-incentive
fee net investment income as defined in the Investment Advisory Agreement.
Pre-incentive
fee net investment income means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee.
Pre-incentive
fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind (“PIK”) interest and zero coupon securities)), accrued income that the Company has not yet received in cash.
Pre-incentive
fee net investment income excludes any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The Company excludes the impact of expense support payments and recoupments from pre-incentive
fee net investment income.
Pursuant to the Investment Advisory Agreement, the Company is required to pay an income based incentive fee of 15% prior to the consummation of the IPO and 17.5% following the consummation of the IPO, with a 1.5% hurdle and 100%
catch-up.
However, the Adviser has implemented a voluntary waiver with respect to the income based incentive fee. The Adviser has voluntarily waived its right to receive an income based incentive fee above 15% during the Waiver Period and amounts waived by the Adviser are not subject to recoupment by the Adviser.
Following the IPO, the Company will pay the Adviser an income based incentive fee based on its aggregate pre-incentive
fee net investment income, as adjusted as described above, from the calendar quarter then ending (including the quarter in which the IPO was consummated) and the eleven preceding calendar quarters (including the quarters prior to the consummation of the IPO) (such period, the “Trailing Twelve Quarters”).
The hurdle amount for the income based incentive fee will be determined on a quarterly basis and is equal to 1.5% multiplied by the Company’s net asset value (“NAV”) at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The hurdle amount is calculated after making appropriate adjustments for issuances by the Company of common shares, including issuances pursuant to its dividend reinvestment plan and distributions that occurred during the relevant Trailing Twelve Quarters. The income based incentive fee for any partial period will be appropriately prorated.
For the income based incentive fee, the Company will pay the Adviser a quarterly incentive fee based on the amount by which (A) aggregate pre-incentive
fee net investment income in respect of the relevant Trailing Twelve Quarters exceeds (B) the hurdle amount for such Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.”
The income based incentive fee for each quarter will be determined as follows:

•	No income based incentive fee is payable to the Adviser for any calendar quarter for which there is no Excess Income Amount.

•
The Adviser will be paid 100% of the
pre-incentive
fee net investment income in respect of the Trailing Twelve Quarters, if any, that exceeds the hurdle amount for such Trailing Twelve Quarters, but is less than or equal to an amount, which we refer to as the
“Catch-up
Amount,” determined as the sum of 1.76% (7.06% annualized) prior to the end of the Waiver Period, or 1.82% (7.27% annualized) following the Waiver Period, multiplied by the Company’s NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters that is included in the calculation of the Incentive Fee based on income.

•
The Adviser will be paid 15% prior to the end of the Waiver Period, or 17.5% following the Waiver Period, of the pre-incentive
fee net investment income in respect of the Trailing Twelve Quarters that exceeds the
Catch-up
Amount.

The amount of the income based incentive fee that will be paid to the Adviser for a particular quarter will equal the excess of (a) the income based incentive fee so calculated over (b) the aggregate income based incentive fee that was paid in respect of the first eleven calendar quarters included in the relevant Trailing Twelve Quarters subject to the Incentive Fee Cap as described below.
The income based incentive fee that will be paid to the Adviser for a particular quarter is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap for any quarter is an amount equal to (a) 15% prior to the end of the Waiver Period, or 17.5% following the Waiver Period, of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters minus (b) the aggregate income based incentive fee that was paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.
“Cumulative Net Return” means (x) the
pre-incentive
fee net investment income in respect of the relevant Trailing Twelve Quarters minus (y) any Net Capital Loss (as defined below), if any, in respect of the relevant Trailing Twelve Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company will pay no income based incentive fee to the Adviser for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the income based incentive fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an income based incentive fee to the Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the income based incentive fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an income based incentive fee to the Adviser equal to the incentive fee calculated as described above for such quarter without regard to the Incentive Fee Cap.
“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.
These calculations are prorated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. If the consummation of the IPO occurs on a date other than the first day of a calendar quarter, the income based incentive fee with respect to the Company’s pre-incentive
fee net investment income shall be calculated for such calendar quarter at a weighted rate calculated based on the fee rates applicable before and after the consummation of the IPO based on the number of days in such calendar quarter before and after the consummation of the IPO. In no event will the amendments to the income based incentive fee include the incentive fee cap and allow the Adviser to receive greater cumulative income based incentive fees under the Investment Advisory Agreement than it would have under the prior investment advisory agreement. Amounts waived by the Adviser are not subject to recoupment by the Adviser.

(ii) Capital gains based incentive fee:
Starting from the completion of the IPO, the second part of the incentive fee, a capital gains incentive fee, will be determined and payable in arrears as of the end of each calendar year in an amount equal to 17.5% of realized capital gains, if any, on a cumulative basis from inception through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees as calculated in accordance with U.S. GAAP. However, similar to the voluntary waivers referenced above, the Adviser voluntarily waived its right to receive a capital gains based incentive fee above 15% from the date of consummation of the IPO through the Waiver Period. The Company will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain. Amounts waived by the Adviser are not subject to recoupment by the Adviser.
For the years ended December 31, 2021, 2020 and 2019, the Company accrued income based incentive fees of $67.3 million, $42.0 million and $13.8 million, respectively, of which $2.3 million, $0.0 million and $0.0 million, respectively, were waived. As of December 31, 2021, 2020 and 2019, $19.8 million, $15.3 million and $6.3 million, respectively, was payable to the Adviser for income based incentive fees.
For the years ended December 31, 2021, 2020 and 2019, the Company accrued capital gains incentive fees of $16.3 million, $(3.1) million, and $4.2 million, respectively, none of which was payable on such dates under the Investment Advisory Agreement.
Our Administrator
Blackstone Alternative Credit Advisors LP, a Delaware limited partnership, serves as our Administrator. The principal executive offices of our Administrator are located at 345 Park Avenue, 31st Floor, New York, New York 10154. We reimburse the Administrator for its costs, expenses and allocable overhead (including compensation of personnel performing administrative duties) in connection with administrative services performed for us. See “
Management and Other Agreements
” in this prospectus.
Investment Selection
When identifying prospective investment opportunities, the Adviser currently intends to rely on fundamental credit analysis in order to minimize the loss of the Company’s capital. The Adviser expects to invest in companies possessing the following attributes, which it believes will help achieve our investment objectives:
Leading, Defensible Market Positions.
The Adviser intends to invest in companies
that it believes have developed strong positions within their respective markets and exhibit the potential to maintain sufficient cash flows and profitability to service their obligations in a range of economic environments. The Adviser will seek companies that it believes possess advantages in scale, scope, customer loyalty, product pricing, or product quality versus their competitors, thereby minimizing business risk and protecting profitability.
Proven Management Teams.
The Adviser focuses on investments in which the target company has an experienced and high-quality management team with an established track record of success. The Adviser typically requires companies to have in place proper incentives to align management’s goals with the Company’s goals.
Private Equity Sponsorship.
Often the Adviser seeks to participate in transactions sponsored by what it believes to be high-quality private equity firms. The Adviser believes that a private equity sponsor’s willingness to invest significant sums of equity capital into a company is an implicit endorsement of the quality of the investment. Further, private equity sponsors of companies with significant investments at risk generally have the ability and a strong incentive to contribute additional capital in difficult economic times should operational issues arise, which could provide additional protections for our investments.
Diversification.
The Adviser seeks to invest broadly among companies and industries, thereby potentially reducing the risk of a downturn in any one company or industry having a disproportionate impact on the value of the Company’s portfolio.
Viable Exit Strategy.
In addition to payments of principal and interest, we expect the primary methods for the strategy to realize returns on our investments include refinancings, sales of portfolio companies, and in some cases initial public offerings and secondary offerings. While many debt instruments in which we will invest have stated maturities of five to eight years, we expect the majority to be redeemed or sold prior to maturity. These instruments often have call protection that requires an issuer to pay a premium if it redeems in the early years of an investment. The Investment Team regularly reviews investments and related market conditions in order to determine if an opportunity exists to realize returns on a particular investment. We believe the ability to utilize the entire resources of Blackstone Credit, including the public market traders and research analysts, allows the Adviser to gain access to current market information where the opportunity may exist to sell positions into the market at attractive prices.
Operating and Regulatory Structure
We are an externally managed
closed-end
management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, for tax purposes we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code. See “
Certain U.S. Federal Income Tax Considerations
”. Our investment activities are managed by the Adviser and supervised by the Board, a majority of whom are independent of the Adviser and its affiliates. As a BDC, we will be required to comply with certain regulatory requirements. See “
Regulation
” in this prospectus.
Use of Leverage
The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. Generally, pursuant to the 1940 Act, our total borrowings are limited so that we cannot incur additional borrowings if immediately after such borrowing, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred shares, if any, is at or above 150%. This means that generally, a BDC can borrow up to $2 for every $1 of investor equity. See “
Regulation
” in this prospectus.
In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.
We currently have in place the Revolving Credit Facility and the SPV Financing Facilities and in the future may enter into additional credit facilities. In addition, we have issued the Notes. As of March 31, 2022 and December 31, 2021, we had an aggregate amount of $5.68 billion and $5.54 billion of senior securities outstanding and our asset coverage ratio was 178.1% and 180.2%, respectively.
See Part II, Item 7 “
Management’s Discussion and Analysis of Financial Condition and Results of Operations — Borrowings
” in our most recent Annual Report on Form
10-K,
Part I, Item 2 “
Management’s Discussion and Analysis of Financial Condition and Results of Operations — Borrowings
” in our most recent

Quarterly Report on Form
10-Q,
and Part I, Item 1A “
Risk Factors — Risks Related to Debt Financing — We borrow money, which magnifies the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available to service our debt or for distribution to our shareholders, and result in losses
”; “
Risk Factors — Risks Related to Business Development
Companies — Regulations governing our operation as a BDC and RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes, which may have a negative effect on our growth
” in our most recent Annual Report on Form
10-K
as well as in our subsequent SEC filings.
Potential Conflicts of Interest
The Adviser, Blackstone Credit, Blackstone and their respective affiliates will be subject to certain conflicts of interest with respect to the services the Adviser and the Administrator provide to us. These conflicts will arise primarily from the involvement of Blackstone Credit, Blackstone and their respective affiliates, or collectively (the “Firm”), in other activities that may conflict with our activities. You should be aware that individual conflicts will not necessarily be resolved in favor of your interest. The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Company. See “
Potential Conflicts of Interest
” in this prospectus.
Allocation of Investment Opportunities
Blackstone Credit will share any investment and sale opportunities with such Other Blackstone Credit Clients and Blackstone Clients (each as defined herein and, collectively, “Other Clients”) and the Company in accordance with the Advisers Act, and Firm-wide allocation policies, which generally provide for sharing pro rata based on targeted acquisition size or targeted sale size.
Notwithstanding the foregoing, Blackstone Credit may also consider the following factors in making any allocation determinations, and such factors may result in a different allocation of investment and/or sale opportunities: (i) the risk-return and target return profile of the proposed investment relative to the Company’s and the Other Clients’ current risk profiles; (ii) the Company’s and/or the Other Clients’ investment guidelines, restrictions, terms and objectives, including whether such objectives are considered solely in light of the specific investment under consideration or in the context of the respective portfolios’ overall holdings; (iii) the need to re-size
risk in the Company’s or the Other Clients’ portfolios (including the potential for the proposed investment to create an industry, sector or issuer imbalance in the Company’s and Other Clients’ portfolios, as applicable) and taking into account any existing non-pro
rata investment positions in the portfolio of the Company and Other Clients; (iv) liquidity considerations of the Company and the Other Clients, including during a ramp-up
or wind-down of one or more of the Company or such Other Clients, proximity to the end of the Company’s or Other Clients’ specified term or investment period, any redemption/withdrawal requests, anticipated future contributions and available cash; (v) legal, tax, accounting, political, national security and other consequences; (vi) regulatory or contractual restrictions or consequences (including, without limitation, requirements under the 1940 Act and any related rules, orders, guidance or other authority applicable to the Company or other registered investment companies, investment funds, client accounts and proprietary accounts that Blackstone Credit may establish (other than the Company) (collectively the “Other Blackstone Credit Clients”)); (vii) avoiding a de minimis or odd lot allocation; (viii) availability and degree of leverage and any requirements or other terms of any existing leverage facilities; (ix) the Company’s or Other Clients’ investment focus on a classification attributable to an investment or issuer of an investment, including, without limitation, investment strategy, geography, industry or business sector; (x) the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals dedicated to the Company or such Other Clients; (xi) the management of any actual or potential conflict of interest; (xii) with respect to investments that are made available to Blackstone Credit by counterparties pursuant to negotiated trading platforms (e.g., ISDA contracts), the absence of such relationships which may not be available to the Company and all Other Clients; (xiii) available capital of the Company and the Other Clients, (xiv) primary and permitted investment strategies and objectives of the Company and the Other Clients, including, without limitation, with respect to Other Clients that expect to invest in or alongside other funds or across asset classes based on expected return (such as certain managed accounts with similar investment strategies and objectives), (xv) sourcing of the investment, (xvi) the specific nature (including size, type, amount, liquidity, holding period, anticipated maturity and minimum investment criteria) of the investment, (xvii) expected investment return, (xviii) expected cash characteristics (such as cash-on-cash
yield, distribution rates or volatility of cash flows), (xix) capital expenditure required as part of the investment, (xx) portfolio diversification concerns (including, but not limited to, whether a particular fund already has its desired exposure to the investment, sector, industry, geographic region or markets in question), (xxi) relation to existing investments in a fund, if applicable (e.g., “follow on” to existing investment, joint venture or other partner to existing investment, or same security as existing investment), and (xxii) any other considerations deemed relevant by Blackstone Credit in good faith. See “
Potential Conflicts of Interest
” in this prospectus for further information.
Exemptive Relief
We, the Adviser and certain of our affiliates have been granted an exemptive order from the SEC that permits us, among other things, to co-invest
with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Pursuant to such order, we generally are permitted to co-invest
with certain of our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent trustees make certain conclusions in connection with a co-investment
transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objectives and strategies, and (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing. The Adviser’s investment allocation policy incorporates the conditions of the exemptive relief.
Share Repurchase Plan
On October 18, 2021, our Board approved the Company
10b5-1
Plan, to acquire up to approximately $262 million (representing the net proceeds from the IPO) in the aggregate of our common shares at prices below our net asset value per share over a specified period, in accordance with the guidelines specified in Rule
10b-18
and Rule
10b5-1
of the Exchange Act. We put the Company
10b5-1
Plan in place because we believe that, in the current market conditions, if our common shares are trading below our then-current net asset value per share, it is in the best interest of our shareholders for us to reinvest in our portfolio.
The Company
10b5-1
Plan is intended to allow us to repurchase our common shares at times when we otherwise might be prevented from doing so under insider trading laws. The Company
10b5-1
Plan requires Morgan Stanley & Co. LLC, as our agent, to repurchase common shares on our behalf when the market price per share is below the most recently reported net asset value per share (including any updates, corrections or adjustments publicly announced by us to any previously announced net asset value per share). Under the Company
10b5-1
Plan, the agent will increase the volume of purchases made as the price of our common shares declines, subject to volume restrictions. The timing and amount of any share repurchases will depend on the terms and conditions of the Company
10b5-1
Plan, the market price of our common shares and trading volumes, and no assurance can be given that any particular amount of common shares will be repurchased.

The purchase of shares pursuant to the Company
10b5-1
Plan is intended to satisfy the conditions of Rule
10b5-1
and Rule
10b-18
under the Exchange Act, and will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances.
The Company
10b5-1
Plan commenced on November 26, 2021 and will terminate upon the earliest to occur of (i)
12-months
from its commencement (tolled for periods during which the Company
10b5-1
Plan is suspended), (ii) the end of the trading day on which the aggregate purchase price for all shares purchased under the Company
10b5-1
Plan equals approximately $262 million (representing the net proceeds from the IPO) and (iii) the occurrence of certain other events described in the Company
10b5-1
Plan. See “
The Company
” in this prospectus.
Corporate Information
Our principal executive offices are located at 345 Park Avenue, 31st floor, New York, NY 10154 and our telephone number is (212)
503-2100.
Our corporate website is located at
www.bxsl.com
. Information on our website and the SEC’s website is not incorporated into or a part of this prospectus.
Risk Factors
An investment in our common shares involves a high degree of risk and may be considered speculative. You should carefully consider the information found in “Risk Factors” before deciding to invest in our common shares. Risks involved in an investment in us include:
Risks Related to Our Business and Structure

•
We are a relatively new company and have limited operating history and our ability to achieve our investment objectives depends on the ability of the Adviser to manage and support our investment process largely through relationships with private equity sponsors, investment banks and commercial banks.

•
Our Board of Trustees (“Board”) may change our operating policies and strategies or amend our Declaration of Trust without prior notice or shareholder approval, the effects of which may be adverse to our results of operations and financial condition.

•	Price declines in the medium- and large-sized U.S. corporate debt market may adversely affect the fair value of our portfolio and our market price.

•	We may face increasing competition for investment opportunities, have difficulty sourcing investment opportunities and experience fluctuations in our quarterly results.

•
As required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value as determined in good faith by our Board and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

•	There is a risk that investors in our shares may not receive distributions or that our distributions may decrease over time.

•	Changes in laws or regulations governing our operations may adversely affect our business, and the impact of financial reform legislation on us is uncertain.

•	General economic conditions could adversely affect the performance of our investments and our market price.

•
The current outbreak of the novel coronavirus, or
COVID-19,
has caused severe disruptions in the U.S. and global economy and already has had and may in the future have a material adverse impact on our financial condition and results of operations.

Risks Related to Our Investments

•	We generally will not control our portfolio companies and our investments in prospective portfolio companies may be risky.

•	Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies and breach covenants or defaults on such debt.

•	We are exposed to risks associated with changes in interest rates.

•	Economic recessions or downturns or restrictions on trade could impair our portfolio companies and adversely affect our operating results.

•	Our portfolio may be concentrated in a limited number of industries, which may subject us to specific risks.
Risks Related to the Adviser and Its Affiliates

•
The Adviser and its affiliates, including our officers and some of our trustees, face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our shareholders.

•
We may be obligated to pay the Adviser incentive compensation even if we incur a net loss due to a decline in the value of our portfolio and the compensation paid to the Adviser is determined without independent assessment.

•	The Adviser relies on key personnel, the loss of any of whom could impair its ability to successfully manage us.
Risks Related to Business Development Companies

•
The requirement that we invest a sufficient portion of our assets in assets of the type listed in Section 55(a) of the 1940 Act (“Qualifying Assets”) could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in Qualifying Assets could result in our failure to maintain our status as a BDC.

•	Regulations governing our operation as a BDC and RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes.
Risks Related to Debt Financing

•	We borrow money, which magnifies the potential for loss on amounts invested in us and may increase the risk of investing in us.

•	Provisions in a credit facility may limit our investment discretion.

•	We are subject to risks associated with the unsecured notes and debt securitizations that we have issued and our credit facilities.
Federal Income Tax Risks

•	We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements.

•	Our portfolio investments may present special tax issues.

•	Legislative or regulatory tax changes could adversely affect investors.

Risks Related to an Investment in the Shares

•	An investment in our shares involves a high degree of risk, our NAV may fluctuate significantly and our shares will have limited liquidity.

•	Shares of closed-end investment companies, including BDCs, often trade at a discount to their net asset value.

•	There is a risk that investors in our equity securities will not receive distributions or that our distributions do not grow over time and a portion of our distributions could be a return of capital.

OFFERINGS
Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings or series, our common shares, preferred shares, debt securities, subscription rights to purchase our securities, or warrants representing rights to purchase our securities on terms to be determined at the time of the offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus.
We may offer our securities directly to one or more purchasers, including existing shareholders in a rights offering, through agents that we designate from time to time or to or through underwriters or dealers. The prospectus supplement relating to each offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “
Plan of Distribution
” below. We may not sell any of our securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities. Set forth below is additional information regarding offerings of our securities:

Symbol on the New York Stock Exchange	“BXSL”

Use of Proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, investing in accordance with our investment objective and repaying indebtedness (which will be subject to reborrowing).

Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

See “ Use of Proceeds ” in this prospectus.

Distributions	We intend to make quarterly distributions to our shareholders out of assets legally available for distribution. Our distributions, if any, will be determined by our Board. All future distributions will be subject to lawfully available funds therefor, and we can offer no assurance that we will be able to declare such distributions in future periods.

We intend to timely distribute to our shareholders substantially all of our annual taxable income for each year, except that we may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to carry forward taxable income for distribution in the following year and pay any applicable U.S. federal excise tax. The distributions we pay to our shareholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year. See “
Distributions
” in this prospectus.

Taxation
We have elected to be treated as a RIC for U.S. federal income tax purposes, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. Our tax treatment as a RIC will enable us to deduct qualifying distributions to our shareholders, so that we will be subject to corporate-level U.S. federal income taxation only in respect of earnings that we retain and do not distribute.

To maintain our status as a RIC and to avoid being subject to corporate-level U.S. federal income taxation on our earnings, we must, among other things:

•	maintain our election under the 1940 Act to be treated as a BDC;

•
derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

•	maintain diversified holdings.

In addition, to receive tax treatment as a RIC, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes equal to at least 90% of the sum of our investment company taxable income (which is generally our ordinary income plus the excess, if any, of our realized net short-term capital gains over our realized net long-term capital losses) and net tax-exempt
income for that taxable year.

As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to shareholders. If we fail to distribute our investment company taxable income or net capital gains on a timely basis, we will be subject to a nondeductible 4% U.S. federal excise tax. See “
Distributions
” and “
Certain U.S. Federal Income Tax Considerations
” in this prospectus.

Leverage	As a BDC, we are permitted under the 1940 Act to borrow funds or issue “senior securities” to finance a portion of our investments. As a result, we are exposed to the risks of leverage, which may be considered a speculative investment technique.

Leverage increases the potential for gain and loss on amounts invested and, as a result, increases the risks associated with investing in our securities. With certain limited exceptions, we may issue “senior securities,” including borrowing money from banks or other financial institutions only in amounts such that the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred shares, if any, is at or above 150% after such incurrence or issuance. This means that generally, we can borrow up to $2 for every $1 of investor equity. The costs associated with our borrowings, including any increase in the management fee payable to the Adviser, are borne by our shareholders.

As of March 31, 2022, our asset coverage was 178.1%. See “ Regulation ” in this prospectus.

Dividend reinvestment plan	We have adopted an “opt out” dividend reinvestment plan (“DRIP”) for our shareholders. As a result, if we declare a cash dividend or other distribution, each shareholder that has not “opted out” of our dividend reinvestment plan will have their dividends or distributions automatically reinvested in additional amounts of our common shares rather than receiving cash distributions. There will be no up-front
selling commissions or dealer manager fees to you if you elect to participate in the dividend reinvestment plan. We will pay the plan administrator fees under the plan.

Shareholders who receive dividends and other distributions in the form of common shares generally are subject to the same U.S. federal tax consequences as shareholders who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, those shareholders will not receive cash with which to pay any applicable taxes on reinvested dividends. See “
Dividend Reinvestment Plan
” in this prospectus.

Management Agreements	We are managed by our investment adviser, Blackstone Credit BDC Advisors LLC, a subsidiary of Blackstone Alternative Credit Advisors LP, who serves as our administrator. For a description of Blackstone Credit BDC Advisers LLC and a description of our Investment Advisory Agreement and Administration Agreement, see “
Management and Other Agreements
” in this prospectus.

Custodian, Transfer and Dividend Paying Agent and Registrar	State Street Bank and Trust Company serves as our custodian. DST Systems, Inc. acts as our transfer agent, dividend disbursing agent for our common shares. See “
Custodian, Transfer and Dividend Paying Agent and Registrar
” in this prospectus.

Available Information	We have filed with the SEC a registration statement on Form
N-2,
of which this prospectus is a part, under the Securities Act. This registration statement contains additional information about us and the common shares being offered by this prospectus. We are also required to file periodic reports, current reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at http://www.sec.gov.

We maintain a website at www.bxsl.com and make all of our periodic and current reports, proxy statements and other information available, free of charge, on or through our website. Information on our website and the SEC’s website is not incorporated into or part of this prospectus. You may also obtain such information free of charge by contacting us in writing at 345 Park Avenue, 31st floor, New York, New York 10153, Attention: Blackstone Secured Lending Fund, or by phone at (212)
503-2100.

Incorporation of Certain Information by Reference
This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any supplement thereto is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “
Incorporation of Certain Information by Reference
” in this prospectus.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or “the Company” or that “we” will pay fees or expenses, you will indirectly bear these fees or expenses as an investor in the Company.

Shareholder transaction expenses:
Sales load (as a percentage of offering price)	*	% (1)
Offering expenses (as a percentage of offering price)	*	% (2)
Dividend reinvestment plan expenses	*	% (3)
Total shareholder transaction expenses (as a percentage of offering price)	*	%
Annual expenses (as a percentage of net assets attributable to common shares) (9) :
Management Fee payable under the Investment Advisory Agreement	2.31	% (4)
Incentive Fee payable under the Investment Advisory Agreement	1.93	% (5)
Interest payments on borrowed funds	3.63	% (6)
Other expenses	0.40	% (7)(8)
Total annual expenses	8.27	% (8)
Management Fee Waiver	(0.58	)% (4)
Incentive Fee Waiver	(0.27	)% (5)
Total net annual expenses	7.42	% (8)

(1)	In the event that the securities are sold to or through underwriters, a related prospectus supplement will disclose the applicable sales load (underwriting discount or commission).
(2)
A related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated amount of offering expenses borne by the Company as a percentage of the offering price.

(3)	The expenses of the dividend reinvestment plan are included in “other expenses” in the table above. For additional information, see “ Dividend Reinvestment Plan ” in this prospectus.
(4)
The Management Fee is 1.0% of our average gross assets (excluding undrawn commitments but including assets purchased with borrowed amounts); however, in order to maintain the same management fee arrangement that the Company had in place prior to the IPO for a period of time following the completion of the IPO, the Adviser voluntarily waived its right to receive the base management fee in excess of 0.75% of the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters during the Waiver Period. We may from time to time decide it is appropriate to change the terms of the agreement. Under the 1940 Act, any material change to our Investment Advisory Agreement must be submitted to shareholders for approval. See “
Management and Other Agreements
” in this prospectus.

The Management Fee reflected in the table is calculated by determining the ratio that the Management Fee bears to our net assets attributable to common shares (rather than our gross assets). The estimate of our Management Fee referenced in the table assumes that our average gross assets are 2.33x our average net assets.

(5)
The Incentive Fee will consist of two components, “Income based incentive fees” and “Capital Gains incentive fees” that are independent of each other, with the result that one component may be payable even if the other is not. The amount included in the table above are estimated by annualizing “Income based incentive fee” expense for the three months ended March 31, 2022, and adding the “Capital gains based incentive fee” accrued in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The table reflects each incentive fee calculated at a rate of 17.5%. Similar to the voluntary waiver referenced in footnote (4) above, the Adviser voluntarily waived its right to receive each component of the Incentive Fee above 15% during the Waiver Period.
For a more detailed discussion of the calculation of this fee, see “
Management and Other Agreement
” in this prospectus.

(6)
Interest payments on borrowed funds represents an estimate of our annualized interest expense based on borrowings under the Revolving Credit Facility, the SPV Financing Facilities and the Notes. The assumed weighted average interest rate on our total debt outstanding was 2.79%, which is the weighted average interest rate on our total debt outstanding as of March 31, 2022. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue additional debt securities or preferred shares, subject to our compliance with applicable requirements under the Investment Company Act.

(7)
Includes our overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Adviser. See “
Management and Other Agreements — Administration Agreement
” in this prospectus. We based these expenses on estimated amounts for the current fiscal year.

(8)	Estimated.
(9)	Average net assets employed as the denominator for expense ratio computation is $4,441 million.
The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common shares. In calculating the following expense amounts, we have assumed that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are not included in the following example.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return resulting entirely from net investment income (1)	$57	$182	$302	$591
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return resulting entirely from net realized capital gains (2)	$73	$229	$376	$701

(1)	The income based incentive fee is subject to a 6% hurdle. Accordingly, no incentive fee would be payable in this example.
(2)
Assumes no unrealized capital depreciation or realized capital losses and 5% annual return on our portfolio resulting entirely from net realized capital gains (and therefore subject to the capital gains incentive fee).

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. There is no incentive compensation either on income or on capital gains under our Investment Advisory Agreement assuming a 5% annual return and therefore it is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive compensation of a material amount, our distributions to our shareholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, participants in our dividend reinvestment plan will receive a number of common shares, determined by dividing the total dollar amount of the dividend or distribution payable to a participant by the market price per common share at the close of trading on the valuation date for the dividend. See “
Dividend Reinvestment Plan
” in this prospectus for additional information regarding our dividend reinvestment plan.
Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” the “Company,” or “us,” our common shareholders will indirectly bear such fees or expenses.

FINANCIAL HIGHLIGHTS
The financial data set forth in the following table as of and for the years ended December 31, 2021, 2020, 2019 and 2018 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form
10-K
filed with the SEC, which may be obtained from www.sec.gov or upon request. The financial data set forth in the following table as of and for the three months ended March 31, 2022 is derived from our unaudited financial statements, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results of such interim period. Interim results as of and for the three months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” incorporated by reference into this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form
10-K
filed with the SEC.

	Three Months Ended March 31,	For The Year Ended December 31,
	2022	2021	2020	2019	2018
Per Share Data:
Net asset value, beginning of period	$26.27	$25.20	$26.02	$24.57	25.00
Net investment income (1)	0.61	2.43	2.51	2.18	0.17
Net unrealized and realized gain (loss) (2)	0.03	0.67	(1.03)	1.27	(0.60)
Net increase (decrease) in net assets resulting from operations	0.64	3.10	1.48	3.45	(0.43)
Distributions declared (3)	(0.78)	(2.03)	(2.30)	(2.00)	—
Total increase (decrease) in net assets	(0.14)	1.07	(0.82)	1.45	(0.43)
Net asset value, end of period	$26.13	$26.27	$25.20	$26.02	$24.57
Shares outstanding, end of period	169,691,412	169,274,033	129,661,586	64,289,742	9,621,319
Total return based on NAV (4)	2.44%	12.63%	6.46%	14.43%	(1.72)%
Total Return based on market value (5)	(15.67)%	32.05%	N/A	N/A	N/A
Ratios:
Ratio of net expenses to average net assets (6)	7.39%	7.24%	6.50%	8.50%	8.89%
Ratio of net investment income to average net assets (5)	9.15%	9.33%	10.37%	8.46%	6.07%
Portfolio turnover rate	1.34%	35.40%	46.80%	31.49%	—
Supplemental Data:
Net assets, end of period	4,433,870	4,447,479	3,267,809	1,673,117	236,365
Asset coverage ratio	178.1%	180.2%	230.0%	215.1%	227.8%
(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)
For the years ended December 31, 2021, 2020, 2019 and 2018, the amount shown does not correspond with the aggregate amount for the period as it includes a $(0.09), $(0.81), $0.31 and ($0.03) impact, respectively, from the effect of the timing of capital transactions. For the three months ended March 31, 2022, the amount shown does not correspond with the aggregate amount for the period as it includes a $(0.01) from the effect of the timing of capital transactions.
(3)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions.
(4)
Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s dividend reinvestment plan) divided by the beginning NAV per share. Total return does not include sales load.

(5)
Total return based on market value is calculated as the change in market value per share during the respective periods, taking into account distributions, if any, reinvested in accordance with the Company’s dividend reinvestment plan. The beginning market value per share is based on the initial public offering price of $26.15 per share and not annualized.

(6)
Amounts are annualized except for expense support amounts relating to organizational costs and management fee and income based incentive fee waivers by the Adviser. For the years ended December 31, 2021, 2020, 2019 and 2018, the ratio of total operating expenses to average net assets was 7.42%, 6.43%, 8.47% and 14.09%, respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented (0.17%), (0.07)%, (0.03)% and 5.20%, respectively, of average net assets. For the three months ended March 31, 2022, the ratio of total operating expenses to average net assets was 8.23% on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented (0.84)% of average net assets.

RISK FACTORS
Investing in our securities involves a number of significant risks. Before you invest in our securities, you should be aware of various risks associated with the investment, including those described in this prospectus, the accompanying prospectus supplement, Part I, Item IA “Risk Factors” in our most recent Annual Report on Form
10-K,
which is incorporated by reference into this prospectus in their entirety, Part II, Item 1A “Risk Factors” in our most recent Quarterly Report on Form
10-Q,
which is incorporated by reference into this prospectus in their entirety, any document incorporated by reference herein, and any free writing prospectus we may authorize in connection with a specific offering. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to make an investment in our securities. The risks set out in this prospectus, the accompanying prospectus supplement, Part I, Item IA “Risk Factors” in our most recent Annual Report on Form
10-K,
Part II, Item 1A “Risk Factors” in our most recent Quarterly Report on Form
10-Q,
any document incorporated by reference herein, and any free writing prospectus we may authorize in connection with a specific offering are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment.

POTENTIAL CONFLICTS OF INTEREST
The information included under the caption “Risk Factors—Potential Conflicts of Interest” in Part I, Item 1A of our most recent Annual Report on Form
10-K
is incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in the prospectus, any prospectus supplement, any documents we may incorporate by reference herein and any related free writing prospectus contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blackstone Secured Lending Fund (together with its consolidated subsidiaries, the “Company,” “we” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing conflict between Russia and Ukraine;

•
general economic, logistical and political trends and other external factors, including impact of the uncertainty of the duration and severity of the current novel coronavirus
(“COVID-19”)
pandemic, related
COVID-19
variants and recent supply chain disruptions;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Adviser or any of its affiliates;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we may invest;

•	the effect of investments that we expect to make and the competition for those investments;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•
our use of financial leverage, including the use of borrowed money to finance a portion of our investments and the effect of the
COVID-19
pandemic on the availability of equity and debt capital on favorable terms or at all;

•	our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives as a result of the current COVID-19 pandemic;

•	the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;

•	the impact of any future acquisitions and divestitures;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to maintain our qualification as a regulated investment company and as a BDC;

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, the prospectus supplement, any documents we may incorporate by reference herein and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the dates of this prospectus, the prospectus supplement, any documents we may incorporate by reference herein and any related free writing prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. Because we are regulated as an investment company, the forward-looking statements and projections contained in this prospectus, the prospectus supplement, any documents we may incorporate by reference herein and any related free writing prospectus are excluded from the safe harbor protection provided by Section 21E of the Exchange Act.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include, among other things, investing in accordance with our investment objectives and strategies described in this prospectus and repaying indebtedness (which will be subject to reborrowing). The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.
We estimate that it will take less than three months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of attractive opportunities, market conditions and the amount raised.
Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower dividends, if any, during such period.

PRICE RANGE OF COMMON SHARES
Our common shares are traded on the NYSE under the symbol “BXSL.” Our common shares have traded at prices above our net asset value per share since trading began on October 28, 2021, however our common shares may trade at prices below our net asset value per share in the future. It is not possible to predict whether our common shares will trade at a price per share at, above or below net asset value per share. See Part I, Item 1A “Risk Factors — Risks Related to an Investment in the Shares” in our most recent Annual Report on Form
10-K
as well as in any subsequent SEC filing for more information.
The following table sets forth the net asset value per share of our common shares, the range of high and low closing sales prices of our common shares reported on the NYSE, the closing sales price as a premium (discount) to net asset value and the dividends declared by us in each fiscal quarter since we began trading on the NYSE. On July 15, 2022, the last reported closing sales price of our common shares on the NYSE was $23.18 per share, which represented a discount of approximately 11.29% to the net asset value per share reported by us as of March 31, 2022.

			Price Range
Period	Net Asset Value (1)		High	Low		High Sales Price Premium (Discount) to Net Asset Value (2)	Low Sales Price Premium (Discount) to Net Asset Value (2)	Cash Dividend Per Share (3)
Year Ended December 31, 2022
First Quarter		$26.13	$31.75	$27.88		21.51%	6.70%	$0.5300
Second Quarter	$	*	$28.99	$23.30		* %	* %	$0.5300
Year Ended December 31, 2021
First Quarter		$25.56	N/A	N/A	(4)	N/A	N/A	$0.5000
Second Quarter		$25.92	N/A	N/A	(4)	N/A	N/A	$0.5000
Third Quarter		$26.15	N/A	N/A	(4)	N/A	N/A	$0.5000
Fourth Quarter		$26.27	$37.64	$27.63		43.3%	5.18%	$1.1800
Year Ended December 31, 2020
First Quarter		$21.80	N/A	N/A		N/A	N/A	$0.5000
Second Quarter		$23.68	N/A	N/A		N/A	N/A	$0.5000
Third Quarter		$24.91	N/A	N/A		N/A	N/A	$0.5000
Fourth Quarter		$25.20	N/A	N/A		N/A	N/A	$0.8000

(1)
Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of the relevant quarter.

(2)	Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter).
(3)	Represents the dividend or distribution declared in the relevant quarter.
(4)
On October 28, 2021, the Company closed its IPO, issuing 9,180,000 of its common shares at a public offering price of $26.15 per share. On November 4, 2021, the underwriters exercised their option to purchase an additional 1,377,000 shares of common shares at the public offering price of $26.15 per share less underwriting discounts and commissions.

DISTRIBUTIONS
The Company elected to be treated as a BDC under the 1940 Act. The Company also elected to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the consolidated financial statements of the Company.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are
“more-likely-than-not”
to be sustained by the applicable tax authority. Tax positions not deemed to meet the
“more-likely-than-not”
threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations and interpretations thereof.
To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income
and quarterly asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt
income.
In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on any undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of:

•	98% of its ordinary income for the calendar year;

•	98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year; and

•	100% of any undistributed income from prior years.
For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed. We have previously incurred, and may incur in the future, excise tax on a portion of our income and gains. While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may not choose to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.
Distributions
On October 18, 2021, our Board increased the Company’s quarterly distribution from $0.50 per share to $0.53 per share payable to shareholders of record on December 31, 2021, which were be paid on or around January 31, 2022.
On October 18, 2021, our Board declared the following special distributions:

Record Date	Payment Date	Special Distribution Amount (per share)
January 18, 2022	May 13, 2022	$0.10
March 16, 2022	May 13, 2022	$0.15
May 16, 2022	August 12, 2022	$0.20
July 18, 2022	November 14, 2022	$0.20

The following table summarizes our distributions declared and payable since January 1, 2019 (dollars in thousands except per share amounts):

Date Declared	Record Date	Payment Date	Per Share Amount	Total Amount
January 22, 2019	January 23, 2019	May 15, 2019	$0.1239	$1,192
February 28, 2019	March 27, 2019	May 15, 2019	0.3536	5,406
March 26, 2019	March 31, 2019	May 15, 2019	0.0225	565
June 26, 2019	June 26, 2019	August 14, 2019	0.4780	12,010
June 26, 2019	June 30, 2019	August 14, 2019	0.0220	827
August 8, 2019	August 8, 2019	November 14, 2019	0.2120	7,967
September 24, 2019	September 24, 2019	November 14, 2019	0.2554	9,973
September 24, 2019	September 30, 2019	November 14, 2019	0.0326	1,752
December 13, 2019	December 15, 2019	January 30, 2020	0.4130	22,226
December 16, 2019	December 31, 2019	January 30, 2020	0.0870	5,593
January 29, 2020	January 29, 2020	May 15, 2020	0.1593	10,241
February 26, 2020	March 31, 2020	May 15, 2020	0.3407	27,688
April 7, 2020	April 7, 2020	August 14, 2020	0.0385	3,129
June 29, 2020	June 30, 2020	August 14, 2020	0.4615	44,454
July 14, 2020	July 14, 2020	November 13, 2020	0.0761	7,330
July 27, 2020	July 27, 2020	November 13, 2020	0.0707	7,185
August 26, 2020	September 30, 2020	November 13, 2020	0.3532	36,021
November 5, 2020	November 5, 2020	January 29, 2021	0.1957	19,958
December 14, 2020	December 14, 2020	January 29, 2021	0.2120	22,654
December 14, 2020	December 14, 2020	January 29, 2021	0.3000	32,057	(1)
December 14, 2020	December 31, 2020	January 29, 2021	0.0923	11,968
February 24, 2021	March 31, 2021	May 14, 2021	0.5000	65,052
June 7, 2021	June 7, 2021	August 13, 2021	0.3736	48,734
June 7, 2021	June 30, 2021	August 13, 2021	0.1264	18,241
September 7, 2021	September 7, 2021	November 12, 2021	0.3750	54,250
September 7, 2021	September 30, 2021	November 12, 2021	0.1250	19,800
October 18, 2021	December 31, 2021	January 31, 2021	0.5300	89,715
October 18, 2021	January 18, 2022	May 13, 2022	0.1000	16,927	(1)
October 18, 2021	March 16, 2022	May 13, 2022	0.1500	25,454	(1)
October 18, 2021	May 16, 2022	August 12, 2022	0.2000	33,997	(1)
October 18, 2021	July 18, 2022	November 14, 2022	0.2000	33,339	(1)
February 23, 2022	March 31, 2022	May 13, 2022	0.5300	89,937
May 2, 2022	June 30, 2022	August 12, 2022	0.5300	89,169

Total distributions			$8.0400	$874,809

(1)	Represents a special distribution.
Pursuant to our dividend reinvestment plan, the following table summarizes the amounts received and shares issued to shareholders who have not opted out of our dividend reinvestment plan since January 1, 2020 (dollars in thousands except share amounts):

Payment Date	DRIP Shares Value	DRIP Shares Issued
January 30, 2020	$2,882	112,302
May 15, 2020	4,244	194,694
August 14, 2020	5,437	229,591
November 13, 2020	6,182	248,194
January 29, 2021	11,179	443,639
May 14, 2021	8,674	339,398

Payment Date	DRIP Shares Value	DRIP Shares Issued
August 13, 2021	9,142	352,656
November 12, 2021	9,944	327,082
January 30, 2022	11,469	417,379

Total	$69,153	2,664,935

All of the dividends disclosed above were derived from ordinary income, determined on a tax basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The information included under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our most recent Annual Report on Form
10-K
and Part I, Item 2 of our most recent Quarterly Report on Form
10-Q
are incorporated herein by reference.

THE COMPANY
The information included under the captions “Business—Our Company” in Part I, Item 1 of our most recent Annual Report on Form
10-K
and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our most recent Quarterly Report on Form
10-Q
are incorporated herein by reference.

SENIOR SECURITIES
Information about the Company’s senior securities is shown as of the dates indicated in the below table. This information about the Company’s senior securities should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as incorporated by reference herein. The report of Deloitte & Touche LLP, our independent registered public accounting firm, on the senior securities table as of February 28, 2022, is attached as an exhibit to the registration statement of which this prospectus is a part.

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1) ($ in millions)	Asset Coverage per Unit (2) ($ in millions)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Subscription Facility (5)
March 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
December 31, 2020	—	—	—	N/A
December 31, 2019	119.8	2,151.0	—	N/A
December 31, 2018	—	—	—	N/A
Jackson Hole Funding Facility
March 31, 2022	360.4	1,781.0	—	N/A
December 31, 2021	361.0	1,802.0	—	N/A
December 31, 2020	362.3	2,300.0	—	N/A
December 31, 2019	514.2	2,151.0	—	N/A
December 31, 2018	120.0	2,278.0	—	N/A
Breckenridge Funding Facility
March 31, 2022	590.8	1,781.0	—	N/A
December 31, 2021	568.7	1,802.0	—	N/A
December 31, 2020	569.0	2,300.0	—	N/A
December 31, 2019	820.3	2,151.0	—	N/A
December 31, 2018	65.0	2,278.0	—	N/A
Big Sky Funding Facility
March 31, 2022	499.6	1,781.0	—	N/A
December 31, 2021	499.6	1,802.0	—	N/A
December 31, 2020	200.3	2,300.0	—	N/A
December 31, 2019	—	—	—	N/A
December 31, 2018	—	—	—	N/A
Revolving Credit Facility
March 31, 2022	1,029.8	1,781.0	—	N/A
December 31, 2021	915.0	1,802.0		N/A
December 31, 2020	182.9	2,300.0	—	N/A
December 31, 2019	—	—	—	N/A
December 31, 2018	—	—	—	N/A
3.650% Notes due 2023
March 31, 2022	400.0	1,781.0	—	N/A
December 31, 2021	400.0	1,802.0	—	N/A
December 31, 2020	400.0	2,300.0	—	N/A
December 31, 2019	—	—	—	N/A
December 31, 2018	—	—	—	N/A
3.625% Notes due 2026
March 31, 2022	800.0	1,781.0	—	N/A
December 31, 2021	800.0	1,802.0	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1) ($ in millions)	Asset Coverage per Unit (2) ($ in millions)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
December 31, 2020	800.0	2,300.0	—	N/A
December 31, 2019	—	—	—	N/A
December 31, 2018	—	—	—	N/A
2.750% Notes due 2026
March 31, 2022	700.0	1,781.0	—	N/A
December 31, 2021	700.0	1,802.0	—	N/A
December 31, 2020	—	—	—	N/A
December 31, 2019	—	—	—	N/A
December 31, 2018	—	—	—	N/A
2.125% Notes due 2027
March 31, 2022	650.0	1,781.0	—	N/A
December 31, 2021	650.0	1,802.0	—	N/A
December 31, 2020	—	—	—	N/A
December 31, 2019	—	—	—	N/A
December 31, 2018	—	—	—	N/A
2.850% Notes due 2028
March 31, 2022	650.0	1,781.0	—	N/A
December 31, 2021	650.0	1,802.0	—	N/A
December 31, 2020	—	—	—	N/A
December 31, 2019	—	—	—	N/A
December 31, 2018	—	—	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)
Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)
The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “-” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.
(5)	The Subscription Facility was terminated on November 3, 2020.

PORTFOLIO COMPANIES
The following table sets forth certain information as of March 31, 2022 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership.
The Board of Trustees of the Company (the “Board”) approved the valuation of the Company’s investment portfolio, as of March 31, 2022, at fair value as determined in good faith using a consistently applied valuation process in accordance with the Company’s documented valuation policy that has been reviewed and approved by the Board, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to the Company’s investments, see the Company’s financial statements incorporated by reference in this prospectus.

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Abaco Energy Technologies, LLC (4)(13)	Energy Equipment & Services	First Lien Debt	L + 7.00% (incl. 1.00% PIK)	8.50%	10/4/2024		48,367	47,645	48,367	1.09%
1999 Bryan Street, Suite 900, Dallas TX 75201 United States
ACI Group Holdings, Inc. (4)(5)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.50%	6.51%	8/2/2028		109,016	106,475	108,012	2.44%
629 Davis Drive, Suite 300, Morrisville, NC 27560, United States
ADCS Clinics Intermediate Holdings, LLC (4)(7)(11)	Health Care Providers & Services	First Lien Debt	L + 6.25%	7.25%	5/7/2027		8,588	8,419	8,471	0.19%
151 Southhall Lane Suite 300 Maitland FL 32751 United States
AGI-CFI Holdings, Inc. (4)(10)	Air Freight & Logistics	First Lien Debt	L + 5.50%	6.25%	6/11/2027		117,087	114,972	115,917	2.61%
9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156-7858 United States
AI Altius Bidco, Inc. (4)(5)(7)(10)	IT Services	First Lien Debt	L + 5.50%	6.25%	12/13/2028		5,423	5,306	5,302	0.12%
Suite 1, 3rd Floor, 11 - 12 St James’s Square, London, SW1Y 4LB
AI Altius Bidco, Inc. (4)(5)(7)(8)	IT Services	First Lien Debt	9.75% PIK	9.75%	12/21/2029		815	792	790	0.02%
Suite 1, 3rd Floor, 11 - 12 St James’s Square, London, SW1Y 4LB
Albireo Energy, LLC (4)(5)(7)(11)	Electronic Equipment, Instruments & Components	First Lien Debt	L + 6.00%	7.00%	12/23/2026		109,875	107,954	105,691	2.38%
3 Ethel Road, Suite 300, Edison, NJ 08817
Alera Group, Inc. (4)(7)(10)	Insurance	First Lien Debt	L + 5.50%	6.25%	9/30/2028		3,703	3,669	3,666	0.08%
3 Parkway North, Suite 500, Deerfield, IL 60015, United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
ALKU, LLC (4)(10)	Professional Services	First Lien Debt	L + 5.25%	6.00%	3/1/2028		117,849	116,735	117,554	2.65%
200 Brickstone Square, Suite 503, Andover, MA 01810
Amerivet Partners Management, Inc. (4)(5)(7)(10)	Health Care Providers & Services	First Lien Debt	SOFR + 5.50%	6.25%	2/25/2028		5,000	4,856	4,853	0.11%
520 Madison Avenue, New York, NY 10022
Armada Parent, Inc. (4)(7)(10)	Marine	First Lien Debt	L + 5.75%	6.50%	10/29/2027		25,125	24,584	24,543	0.55%
93 Eastmont Ave Ste 100 East Wenatchee, WA, 98802-5305 United States
Ascend Buyer, LLC (4)(7)(10)	Containers & Packaging	First Lien Debt	L + 5.75%	6.76%	9/30/2028		19,353	18,964	19,038	0.43%
1111 Busch Parkway, Buffalo Grove, IL 60089, United States
ASP Endeavor Acquisition, LLC (4)(5)(9)	Professional Services	First Lien Debt	L + 6.50%	7.00%	5/3/2027		13,870	13,610	13,593	0.31%
515 Houston St Ste 500, Fort Worth, TX 76102 United States
AxiomSL Group, Inc. (4)(7)(11)	Software	First Lien Debt	L + 6.00%	7.01%	12/3/2027		42,438	41,602	41,466	0.94%
125 London Wall, London, EC2Y 5AJ, United Kingdom
Barbri Holdings, Inc. (4)(10)	Diversified Financial Services	First Lien Debt	L + 5.75%	6.50%	4/30/2028		65,059	63,896	64,408	1.45%
12222 Merit Drive, Suite 1340, Dallas, TX 75251 United States
Bazaarvoice, Inc. (4)(7)(8)	Commercial Services & Supplies	First Lien Debt	L + 5.75%	5.87%	5/7/2028		230,306	230,306	230,306	5.19%
338 Pier Avenue, Hermosa Beach CA 90254 United States
Benefytt Technologies, Inc. (4)(7)(10)	Insurance	First Lien Debt	L + 6.00%	6.75%	8/12/2027		10,474	10,260	10,077	0.23%
15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States
BP Purchaser, LLC (4)(10)	Distributors	First Lien Debt	L + 5.50%	6.25%	12/10/2028		7,388	7,246	7,240	0.16%
2650 Galvin Dr, Elgin, IL 60124, United States
BPPH2 Limited (4)(5)(6)(8)	Professional Services	First Lien Debt	L + 6.75%	7.31%	3/2/2028		£26,300	35,527	34,974	0.79%
One Wood Street, London, EC2V 7WS

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units		Cost (3)	Fair Value	Percentage of Net Assets
Bungie, Inc. (4)(11)	Interactive Media & Services	First Lien Debt	L + 6.25%	7.25%	8/28/2024			47,200	46,859	47,672	1.08%
550 106th Ave NE, Ste 207 Bellevue, WA 98004 United States
Bution Holdco 2, Inc. (4)(11)	Distributors	First Lien Debt	L + 6.25%	7.25%	10/17/2025			73,746	72,875	73,193	1.65%
907 S. Detroit Ave Tulsa, OK 74120 United States
Cambium Learning Group, Inc. (4)(7)(10)	Diversified Consumer Services	First Lien Debt	L + 5.50%	6.25%	7/20/2028			314,370	311,419	314,370	7.09%
17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States
Canadian Hospital Specialties Ltd. (4)(5)(6)(7)(11)	Health Care Providers & Services	First Lien Debt	C + 4.50%	5.68%	4/14/2028		CAD	27,629	21,331	21,280	0.48%
676 North Michigan Avenue Suite 3300 Chicago IL 60611 United States
Canadian Hospital Specialties Ltd. (4)(5)(6)(8)	Health Care Providers & Services	Second Lien Debt	8.50%	8.50%	4/15/2029		CAD	10,533	8,286	8,412	0.19%
676 North Michigan Avenue Suite 3300 Chicago IL 60611 United States
Capstone Logistics, LLC (7)(11)	Transportation Infrastructure	First Lien Debt	L + 4.75%	5.75%	11/12/2027			5,600	5,563	5,610	0.13%
30 Technology Parkway South, Suite 200, Peachtree Corner, GA 30092
CCBlue Bidco, Inc. (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 6.25% (incl. 2.75% PIK)	7.00%	12/21/2028			9,758	9,553	9,544	0.22%
1148 Main St Saint Helena, CA, 94574-2013 United States
CFGI Holdings, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 5.25%	6.00%	11/1/2027			7,656	7,482	7,527	0.17%
1 Lincoln Street, Suite 1301 Boston, MA 02111, United States
Clearview Buyer, Inc. (4)(5)(7)(10)	Professional Services	First Lien Debt	L + 5.25%	6.26%	8/26/2027			16,848	16,494	16,456	0.37%
1 Newton Pl Ste 405, 275 Washington Street, Newton, MA 02458, United States
Community Brands ParentCo, LLC (4)(5)(7)(10)	Software	First Lien Debt	SOFR + 5.75%	6.50%	2/24/2028			5,000	4,902	4,887	0.11%
9620 Executive Center Dr N, Suite 200, St. Petersburg, FL 33702

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Confine Visual Bidco (4)(6)(7)(10)	Software	First Lien Debt	SOFR + 5.75%	6.50%	2/23/2029		15,550	15,035	15,032	0.34%
Kistagången 12, 164 40 Kista, Sweden
Connatix Buyer, Inc. (4)(5)(7)(10)	Software	First Lien Debt	L + 5.50%	6.25%	7/14/2027		37,623	36,769	37,407	0.84%
666 Broadway, 10th Floor, New York, NY 10012, United States
COP Home Services TopCo IV, Inc. (4)(5)(11)	Construction & Engineering	Second Lien Debt	L + 8.75%	9.76%	12/31/2028		7,517	7,375	7,517	0.17%
3150 E Birch St., Brea, CA 92821
COP Home Services TopCo IV, Inc. (4)(5)(7)(11)	Construction & Engineering	First Lien Debt	L + 5.00%	6.00%	12/31/2027		22,331	21,773	22,093	0.50%
3150 E Birch St., Brea, CA 92821
Corfin Holdings, Inc. (4)(11)	Aerospace & Defense	First Lien Debt	L + 5.75%	6.75%	12/27/2027		270,687	266,965	270,010	6.09%
1050 Perimeter Road, Manchester, NH 03103 United States
CPI Buyer, LLC (4)(7)(10)	Health Care Equipment & Supplies	First Lien Debt	L + 5.50%	6.25%	11/1/2028		29,497	28,802	28,765	0.65%
300 North LaSalle Drive Suite 5600 Chicago, IL 60654 United States
Cross Country Healthcare, Inc. (4)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	6/8/2027		29,545	29,035	29,545	0.67%
5201 Congress Avenue Suite 100B Boca Raton FL 33487 United States
Cumming Group, Inc. (4)(7)(11)	Real Estate Management & Development	First Lien Debt	L + 5.75%	6.76%	5/26/2027		55,727	54,290	55,475	1.25%
485 Lexington Avenue, New York NY 10017 United States
CustomInk, LLC (4)(11)	Specialty Retail	First Lien Debt	L + 6.21%	7.21%	5/3/2026		163,594	161,795	161,549	3.64%
2910 District Avenue Fairfax VA 22031 United States
Dana Kepner Company, LLC (4)(11)	Distributors	First Lien Debt	L + 6.25%	7.25%	12/29/2026		63,783	62,774	64,261	1.45%
700 Alcott St. Denver, CO 80204

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
DCA Investment Holdings, LLC (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 6.25%	7.00%	3/12/2027		30,246	29,868	29,922	0.67%
6240 Lake Osprey Drive, Sarasota, FL 34240
Diligent Corporation (4)(11)	Software	First Lien Debt	L + 5.75%	6.76%	8/4/2025		59,400	58,760	58,955	1.33%
111 West 33rd St., 16th Floor, New York, NY 10120
Donuts, Inc. (4)(11)	Internet & Direct Marketing Retail	First Lien Debt	SOFR + 6.00%	7.00%	12/29/2026		324,937	319,795	324,937	7.33%
10500 NE 8th Street Suite 750, Bellevue, WA 98004
Dreambox Learning Holding LLC (4)(5)(10)	Diversified Consumer Services	First Lien Debt	L + 6.25%	7.00%	12/1/2027		7,087	6,952	6,945	0.16%
777 108th Ave NE, Bellevue, WA 98004, United States
Eagle Midstream Canada Finance, Inc. (4)(6)(13)	Oil, Gas & Consumable Fuels	First Lien Debt	L + 6.25%	7.75%	11/26/2024		150,862	149,661	150,862	3.40%
222 3rd Avenue S.W. Suite 900 Calgary, Alberta T2P 0B4 Canada
Edifecs, Inc. (4)(10)	Health Care Technology	First Lien Debt	L + 5.50%	6.25%	9/21/2026		13,703	13,451	13,497	0.30%
756 114TH AVE SE BELLEVUE WA 98004 United States
Edifecs, Inc. (4)(11)	Health Care Technology	First Lien Debt	L + 7.00%	8.00%	9/21/2026		220,838	216,720	227,463	5.13%
756 114TH AVE SE BELLEVUE WA 98004 United States
Emergency Power Holdings, LLC (4)(5)(7)(11)	Electrical Equipment	First Lien Debt	L + 5.50%	6.50%	8/17/2028		64,838	63,485	63,354	1.43%
44 S Commerce Way, Bethlehem, PA 18017
Episerver, Inc. (4)(5)(7)(11)	Software	First Lien Debt	L + 5.50%	6.51%	4/9/2026		9,717	9,572	9,570	0.22%
542A Amherst Street Route 101A Nashua, NH 03063 United States
Epoch Acquisition, Inc. (4)(11)	Health Care Providers & Services	First Lien Debt	L + 6.00%	7.00%	10/4/2024		24,497	24,355	24,497	0.55%
4600 Lena Drive Mechanicsburg, PA 17055 United States
Experity, Inc. (4)(5)(7)(10)	Software	First Lien Debt	L + 5.75%	6.50%	7/22/2027		15,120	14,817	14,788	0.33%
101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Fencing Supply Group Acquisition, LLC (4)(5)(11)	Building Products	First Lien Debt	L + 6.00%	7.00%	2/26/2027		52,584	51,926	52,321	1.18%
211 Perimeter Center Pkwy NE #250 Dunwoody, GA 30346
Foundation Risk Partners Corp. (4)(7)(10)	Insurance	First Lien Debt	L + 5.75%	6.50%	10/29/2028		25,509	25,110	25,084	0.57%
1540 Cornerstone Blvd #230, Daytona Beach, FL 32117,United States
Frontline Road Safety, LLC (4)(7)(10)	Transportation Infrastructure	First Lien Debt	L + 5.75%	6.67%	5/3/2027		90,841	89,301	87,435	1.97%
2714 Sherman Street, Grand Prairie, TX 75051 United States
Galway Borrower, LLC (4)(5)(7)(10)	Insurance	First Lien Debt	L + 5.25%	6.26%	9/24/2028		26,522	25,835	25,934	0.58%
1 California Street, Suite 400, San Francisco, CA 94111
GCX Corporation Buyer, LLC (4)(5)(7)(10)	Health Care Equipment & Supplies	First Lien Debt	L + 5.50%	6.30%	9/13/2027		21,890	21,417	21,377	0.48%
3875 Cypress Drive, Petaluma, CA 94954, United States
Genuine Cable Group, LLC (4)(7)(10)	Distributors	First Lien Debt	L + 5.75%	6.50%	11/2/2026		166,358	163,169	164,553	3.71%
50 Broadway, Hawthorne, NY 10532, United States
GI Ranger Intermediate, LLC (4)(7)(10)	Health Care Technology	First Lien Debt	L + 6.00%	6.75%	10/29/2028		15,162	14,799	14,960	0.34%
188 The Embarcadero Suite 700 San Francisco, CA 94105 United States
Gigamon Inc. (4)(7)(10)	Software	First Lien Debt	SOFR + 5.75%	6.78%	3/11/2029		7,692	7,535	7,530	0.17%
3300 Olcott Street, Santa Clara, CA 95054
Go Car Wash Management Corp. (4)(7)(11)	Diversified Consumer Services	First Lien Debt	L + 5.75%	6.75%	12/31/2026		15,734	15,329	15,454	0.35%
9801 Troup Ave, Kansas City, Kansas 66111, USA
GovernmentJobs.com, Inc. (4)(7)(10)	Software	First Lien Debt	L + 5.50%	6.25%	12/1/2028		5,000	4,871	4,865	0.11%
300 Continental Blvd., El Segundo, CA 90245, United States
GraphPAD Software, LLC (4)(7)(11)	Software	First Lien Debt	L + 5.50%	6.50%	4/27/2027		26,815	26,434	26,451	0.60%
2365 Northside Drive, Suite 560, San Diego, CA 92108, United States
Gruden Acquisition, Inc. (4)(5)(7)(11)	Road & Rail	First Lien Debt	L + 5.25%	6.25%	7/1/2028		27,472	26,804	27,065	0.61%
4041 Park Oaks Blvd, Suite 200, Tampa, FL 33610, United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Guidehouse, Inc. (4)(5)(10)	Professional Services	First Lien Debt	L + 5.50%	6.25%	10/16/2028		345,288	342,062	341,836	7.71%
2941 Fairview Park Dr Ste 501 Falls Church, VA, 22042-4543 United States
Healthcomp Holding Company, LLC (4)(5)(7)(11)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.75%	10/27/2026		104,813	102,600	104,813	2.36%
621 Santa Fe Ave. Fresno, CA 93721
Helix TS, LLC (4)(7)(10)	Transportation Infrastructure	First Lien Debt	L + 5.75%	6.76%	8/4/2027		39,777	39,060	39,055	0.88%
114 Capital Way Christiana, TN 37037, United States
HIG Orca Acquisition Holdings, Inc. (4)(5)(7)(11)	Professional Services	First Lien Debt	L + 6.00%	7.10%	8/17/2027		34,183	33,543	34,121	0.77%
100 Cummings Center, Suite 206L, Beverly, MA 01915, United States
High Street Buyer, Inc. (4)(5)(7)(10)	Insurance	First Lien Debt	L + 6.00%	6.75%	4/14/2028		54,650	53,458	53,997	1.22%
600 Unicorn Park Drive, Suite 208, Woburn, MA 01801 United States
IG Investments Holdings, LLC (4)(5)(7)(10)	Professional Services	First Lien Debt	L + 6.00%	7.01%	9/22/2028		47,805	46,880	47,552	1.07%
4170 Ashford Dunwood Road, Northeast, Ste 250, Atlanta, GA 30319, United States
Inovalon Holdings, Inc. (4)(5)(10)	IT Services	Second Lien Debt	L + 10.50% PIK	11.25%	11/24/2033		9,446	9,179	9,163	0.21%
4321 Collington Rd, Bowie, MD 20716, United States
Inovalon Holdings, Inc. (4)(7)(10)	IT Services	First Lien Debt	L + 6.25%	7.00%	11/24/2028		104,260	101,666	101,515	2.29%
4321 Collington Rd, Bowie, MD 20716, United States
Integrity Marketing Acquisition, LLC (4)(5)(11)	Insurance	First Lien Debt	L + 5.75%	6.75%	8/27/2025		19,829	19,607	19,734	0.45%
2300 Highland Village Suite 300 Highland Village, TX 75077 United States
Integrity Marketing Acquisition, LLC (4)(5)(7)(10)	Insurance	First Lien Debt	L + 5.50%	6.27%	8/27/2025		113,438	111,981	112,657	2.54%
2300 Highland Village Suite 300 Highland Village, TX 75077 United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units		Cost (3)	Fair Value	Percentage of Net Assets
Jacuzzi Brands, LLC (4)(11)	Building Products	First Lien Debt	L + 6.50%	7.50%	2/25/2025			94,817	93,941	94,817	2.14%
3925 City Center Drive Suite 200 Chino Hills CA 91709 United States
Java Buyer, Inc. (4)(7)(10)	Commercial Services & Supplies	First Lien Debt	L + 5.75%	6.63%	12/15/2027			4,227	4,121	4,116	0.09%
191 4TH St W Ketchum, ID, 83340-9400 United States
Jayhawk Buyer, LLC (4)(11)	Health Care Providers & Services	First Lien Debt	L + 5.00%	6.01%	10/15/2026			153,836	151,078	152,297	3.43%
8717 West 110th Street, Suite 300 Overland Park, KS 66210
Jayhawk Buyer, LLC (4)(11)	Health Care Providers & Services	Second Lien Debt	L + 8.75%	9.75%	10/15/2027			5,183	5,093	5,144	0.12%
8717 West 110th Street, Suite 300 Overland Park, KS 66210
Jones Deslauriers Insurance Management, Inc. (5)(6)(7)(10)	Insurance	First Lien Debt	C + 4.25%	5.00%	3/28/2028		CAD	68,068	53,274	52,450	1.18%
2375 Skymark Avenue, Mississauga, Ontario L4W 4Y6
Jones Deslauriers Insurance Management, Inc. (5)(6)(9)	Insurance	Second Lien Debt	C + 7.50%	8.38%	3/26/2029		CAD	28,470	22,232	22,394	0.51%
2375 Skymark Avenue, Mississauga, Ontario L4W 4Y6
JSS Holdings, Inc. (4)(10)	Commercial Services & Supplies	First Lien Debt	L + 6.00%	6.75%	12/17/2028			4,975	4,903	4,938	0.11%
180 North Stetson, 29th Floor, Chicago, IL 60601 United States
JSS Holdings, Inc. (4)(11)	Commercial Services & Supplies	First Lien Debt	L + 6.25%	7.25%	12/17/2028			288,089	284,582	285,929	6.45%
180 North Stetson, 29th Floor, Chicago, IL 60601 United States
Kaufman Hall & Associates, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 5.50%	6.25%	12/14/2028			19,500	19,079	19,060	0.43%
10 S. Wacker, Suite 3375 Chicago, Illinois 60606, United States
Knowledge Pro Buyer, Inc. (4)(7)(10)	Commercial Services & Supplies	First Lien Debt	L + 5.75%	6.50%	12/10/2027			5,372	5,237	5,230	0.12%
Country Squire Lane Princeton Junction NJ 8550, United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
KPSKY Acquisition, Inc. (4)(7)(10)	Commercial Services & Supplies	First Lien Debt	L + 5.50%	6.25%	10/19/2028		21,762	21,343	21,327	0.48%
500 Unicorn Park 3rd Floor Woburn, MA 01801, United States
L&S Mechanical Acquisition, LLC (4)(5)(7)(10)	Building Products	First Lien Debt	L + 5.75%	6.50%	9/1/2027		12,723	12,493	12,214	0.28%
1101 E Arapaho Rd, Suite 190, Richardson, TX 75081, United States
LD Lower Holdings, Inc. (4)(7)(11)	Software	First Lien Debt	L + 6.50%	7.51%	2/8/2026		93,164	91,727	93,164	2.10%
8201 Greensboro Drive, Suite 717 Mclean, VA 22102-3810 United States
Legacy Intermediate, LLC (4)(5)(6)(7)(10)	Professional Services	First Lien Debt	SOFR + 5.75%	6.50%	2/25/2028		5,200	5,069	5,066	0.11%
3701 FAU Blvd, Suite 300, Boca Raton, FL 33431, United States
Lindstrom, LLC (4)(11)	Building Products	First Lien Debt	L + 6.25%	7.25%	4/7/2025		121,974	120,806	121,974	2.75%
2950 100th Court Northeast Blaine MN 55449 United States
Linquest Corp. (4)(5)(7)(10)	Aerospace & Defense	First Lien Debt	L + 5.75%	6.50%	7/28/2028		17,413	17,053	17,015	0.38%
5140 West Goldleaf Circle, Suite 400, Los Angeles, CA 90056, United States
Livingston International, Inc. (4)(6)(10)	Air Freight & Logistics	First Lien Debt	L + 5.50%	6.51%	4/30/2027		129,833	126,875	128,535	2.90%
The West Mall Suite 400 Toronto ON M9C 5K7 Canada
Lytx, Inc. (4)(11)	Technology Hardware, Storage & Peripherals	First Lien Debt	L + 6.75%	7.75%	2/28/2026		85,103	84,198	84,252	1.90%
9785 Towne Centre Drive San Diego CA 92121 United States
MAG DS Corp. (11)	Aerospace & Defense	First Lien Debt	L + 5.50%	6.51%	4/1/2027		81,977	75,987	74,599	1.68%
3580 Groupe Drive Suite 200 Woodbridge VA 22192 United States
Mandolin Technology Intermediate Holdings, Inc. (4)(5)(7)(9)	Software	First Lien Debt	L + 3.75%	4.25%	7/6/2028		8,678	8,560	8,548	0.19%
Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Mandolin Technology Intermediate Holdings, Inc. (4)(5)(9)	Software	Second Lien Debt	L + 6.50%	7.00%	7/6/2029		3,550	3,494	3,485	0.08%
Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States
Marcone Yellowstone Buyer, Inc. (4)(5)(7)(10)	Distributors	First Lien Debt	L + 5.50%	6.25%	12/23/2028		5,252	5,140	5,148	0.12%
One City Place Ste 400 St Louis MO 63141, United States
Material Holdings, LLC (4)(5)(7)(10)	Professional Services	First Lien Debt	L + 5.75%	6.76%	8/19/2027		27,630	27,113	27,054	0.61%
27 Provost Street, London, N1 7NH, United Kingdom
Maverick Acquisition, Inc. (4)(7)(11)	Aerospace & Defense	First Lien Debt	L + 6.00%	7.01%	6/1/2027		18,931	18,519	18,679	0.42%
3063 Philmont Ave B, Huntingdon Valley, PA 19006 United States
Medallia, Inc. (4)(7)(10)	Software	First Lien Debt	L + 6.75% PIK	7.50%	10/29/2028		330,061	323,912	323,362	7.29%
200 W 41st St, New York, NY 10036, United States
MHE Intermediate Holdings, LLC (4)(5)(7)(11)	Machinery	First Lien Debt	L + 5.75%	7.04%	7/21/2027		3,306	3,242	3,236	0.07%
3235 Levis Common Blvd. Perrysburg, OH 43551
Mode Purchaser, Inc. (4)(11)	Air Freight & Logistics	First Lien Debt	L + 6.25%	7.25%	12/9/2026		179,746	177,307	179,746	4.05%
17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States
Monk Holding Co. (4)(7)(10)	Software	First Lien Debt	L + 5.75%	6.50%	12/1/2027		4,889	4,749	4,744	0.11%
5473 Morris Hunt Dr Fort Mill, SC, 29708-6523 United States
MRI Software, LLC (5)(7)(11)	Software	First Lien Debt	L + 5.50%	6.51%	2/10/2026		28,045	27,907	27,947	0.63%
28925 Fountain Parkway Solon OH 44139 United States
Navigator Acquiror, Inc. (4)(7)(9)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.25%	7/16/2027		203,032	201,256	203,032	4.58%
311 South Wacker Drive, 64th Floor, Chicago, IL 60606, United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
NDC Acquisition Corp. (4)(7)(11)	Distributors	First Lien Debt	L + 5.75%	6.76%	3/9/2027		13,664	13,277	13,493	0.30%
402 BNA Drive, Suite 500, Nashville, TN 37217
Nintex Topco Limited (4)(6)(10)	Software	First Lien Debt	L + 5.75%	6.50%	11/13/2028		34,475	33,823	33,786	0.76%
10800 NE 8th Street, Suite 400 Bellevue, WA 98004 USA
NMC Crimson Holdings, Inc. (4)(7)(10)	Health Care Technology	First Lien Debt	L + 6.00%	6.75%	3/1/2028		71,173	68,971	69,991	1.58%
1050 Winter Street, Suite 2700 Waltham, MA 02451
Odyssey Holding Company, LLC (4)(11)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.75%	11/16/2025		18,672	18,482	18,486	0.42%
100 Winners Circle Suite 440 Brentwood, TN 37027 United States
Onex Baltimore Buyer, Inc. (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	12/1/2027		28,977	28,393	28,405	0.64%
712 Fifth Avenue New York, NY 10019 U.S.A.
PGIS Intermediate Holdings, LLC (4)(5)(7)(10)	Insurance	First Lien Debt	L + 5.50%	6.25%	10/14/2028		3,491	3,407	3,406	0.08%
5704 Binbranch Ln McKinney, TX, 75071-8475 United States
Point Broadband Acquisition, LLC (4)(7)(11)	Diversified Telecommunication Services	First Lien Debt	L + 6.00%	7.00%	10/1/2028		87,013	84,536	84,346	1.90%
617 E. Lake St. Stanton, MI 48888 989-831-8800 United States
Polymer Additives, Inc. (8)	Chemicals	First Lien Debt	L + 6.00%	6.30%	7/31/2025		24,115	23,446	23,190	0.52%
5929 Lakeside Blvd Indianapolis IN 46278 United States
Porcelain Acquisition Corp. (4)(7)(11)	Trading Companies & Distributors	First Lien Debt	L + 5.75%	6.75%	4/30/2027		55,702	53,961	54,918	1.24%
20 Sanker Road, Dickson, TN 37055 United States
Profile Products, LLC (4)(7)(10)	Paper & Forest Products	First Lien Debt	L + 5.50%	6.25%	11/12/2027		6,138	5,995	5,985	0.13%
219 Simpson St SW Conover, NC, 28613-8207 United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Progress Residential PM Holdings, LLC (4)(7)(10)	Real Estate Management & Development	First Lien Debt	L + 6.25%	7.00%	2/16/2028		70,324	68,819	69,445	1.57%
7500 N Dobson Rd., Suite 300 Scottsdale, AZ 85256
Project Ruby Ultimate Parent Corp. (10)	Health Care Technology	First Lien Debt	L + 3.25%	4.00%	3/3/2028		8,525	8,489	8,453	0.19%
11711 West 79th Street Lenexa, Kansas 62214
Qualus Power Services Corp. (4)(7)(11)	Electric Utilities	First Lien Debt	L + 5.50%	6.50%	3/26/2027		32,050	31,317	31,645	0.71%
4040 Rev Drive Cincinatti, OH 45232
R1 Holdings, LLC (4)(7)(11)	Air Freight & Logistics	First Lien Debt	L + 6.00%	7.00%	1/2/2026		60,399	59,845	60,399	1.36%
One Kellaway Drive Randolph, MA 02368 United States
Radwell International, LLC (4)(6)(7)(10)	Electrical Equipment	First Lien Debt	L + 5.25%	6.00%	7/13/2027		109,850	109,488	109,850	2.48%
Unit D, Dalewood Road, Lymedale Business Park, Newcastle Under Lyme, ST5 9QZ, United Kingdom
Razor Holdco, LLC (4)(10)	IT Services	First Lien Debt	L + 5.75%	6.50%	10/25/2027		47,681	46,796	46,727	1.05%
26 Meadow VW, Victoria, TX, 77904-1676, United States
Red River Technology, LLC (4)(7)(11)	IT Services	First Lien Debt	L + 6.00%	7.00%	5/26/2027		81,399	80,135	76,922	1.73%
875 3rd Avenue, New York NY 10022 United States
Relativity ODA, LLC (4)(7)(11)	Software	First Lien Debt	L + 6.50% PIK	7.50%	5/12/2027		19,616	19,157	19,273	0.43%
231 South LaSalle Street, 8th Floor, Chicago, IL 60604 United States
Relay Purchaser, LLC (4)(5)(7)(10)	Software	First Lien Debt	L + 6.00%	6.75%	8/30/2028		49,875	48,898	49,180	1.11%
517 Lyons Avenue, Irvington, NJ 07111, United States
Roadsafe Holdings, Inc. (4)(7)(11)	Transportation Infrastructure	First Lien Debt	L + 5.75%	6.75%	10/19/2027		50,932	50,059	50,380	1.14%
3331 Street Rd #430, Bensalem, PA 19020 United States
RWL Holdings, LLC (4)(7)(10)	Air Freight & Logistics	First Lien Debt	SOFR + 5.75%	6.50%	12/31/2028		24,315	23,788	23,764	0.54%
767 5th Ave #4200, New York, 10153, United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Safety Borrower Holdings LP (4)(5)(7)(11)	Transportation Infrastructure	First Lien Debt	L + 5.75%	6.75%	9/1/2027		4,278	4,232	4,227	0.10%
8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States
Sam Holding Co, Inc. (4)(7)(11)	Transportation Infrastructure	First Lien Debt	L + 5.50%	6.50%	9/24/2027		38,229	37,338	37,272	0.84%
7414 Circle17 South, Sebring, FL 33876, United States
SEKO Global Logistics Network, LLC (4)(5)(11)	Air Freight & Logistics	First Lien Debt	E + 5.00%	6.00%	12/30/2026		€1,863	2,129	2,073	0.05%
1100 N. Arlington Heights Rd., Itasca, IL 60143
SEKO Global Logistics Network, LLC (4)(5)(7)(11)	Air Freight & Logistics	First Lien Debt	L + 5.00%	6.00%	12/30/2026		5,339	5,263	5,328	0.12%
1100 N. Arlington Heights Rd., Itasca, IL 60143
SelectQuote, Inc. (4)(7)(10)	Diversified Financial Services	First Lien Debt	L + 5.00%	5.75%	11/5/2024		75,591	74,255	70,437	1.59%
6800 West 115th Street Suite 2511 Overland Park KS 66211 United States
SG Acquisition, Inc. (4)(9)	Insurance	First Lien Debt	L + 5.00%	6.01%	1/27/2027		110,586	109,221	110,586	2.49%
2635 Century Parkway Northeast Suite 900 Atlanta GA 30345 United States
Sherlock Buyer Corp. (4)(7)(10)	Professional Services	First Lien Debt	L + 5.75%	6.50%	12/8/2028		8,638	8,425	8,415	0.19%
1180 Welsh Rd # 110 North Wales, PA, 19454-2053 United States
Shoals Holdings, LLC (4)(11)	Electrical Equipment	First Lien Debt	L + 3.25%	4.25%	11/25/2026		84,145	82,408	84,490	1.91%
1400 Shoals Way Portland, TN 37148
Smile Doctors, LLC (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	12/1/2028		10,301	10,072	10,073	0.23%
3622 Williams Drive Building Suite 4 Georgetown, TX 78628 United States
Snoopy Bidco, Inc. (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 6.00%	6.75%	6/1/2028		264,000	255,589	261,390	5.90%
8039 Beach Blvd, Buena Park, CA United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
SpecialtyCare, Inc. (4)(5)(7)(11)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.75%	6/18/2028		12,195	11,831	11,917	0.27%
111 Radio Circle, Mount Kisco NY 10549 United States
Spitfire Parent, Inc. (4)(13)	Software	First Lien Debt	L + 5.50%	7.00%	3/11/2027		9,633	9,453	9,537	0.22%
10161 Park Run Drive, Suite 150, Las Vegas, Nevada
Spitfire Parent, Inc. (4)(5)(11)	Software	First Lien Debt	E + 5.50%	6.50%	3/11/2027		€10,421	12,385	11,479	0.26%
10161 Park Run Drive, Suite 150, Las Vegas, Nevada
Spitfire Parent, Inc. (4)(7)(11)	Software	First Lien Debt	L + 5.50%	6.60%	3/11/2027		61,096	59,986	60,393	1.36%
10161 Park Run Drive, Suite 150, Las Vegas, Nevada
Stamps.com, Inc. (4)(10)	Software	First Lien Debt	L + 5.75%	6.50%	10/5/2028		290,278	284,875	287,376	6.48%
1990 East Grand Avenue El Segundo, CA 90245 USA
Stepping Stones Healthcare Services, LLC (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	1/2/2029		2,277	2,220	2,218	0.05%
2586 Trailridge Dr E Suite 100, Lafayette, 80026-3111, United States
Tailwind Colony Holding Corporation (4)(7)(11)	Distributors	First Lien Debt	SOFR + 6.25%	7.25%	11/13/2024		39,314	38,968	38,724	0.87%
269 South Lambert Road Orange, CT 06512 United States
TCFI AEVEX, LLC (4)(7)(11)	Aerospace & Defense	First Lien Debt	L + 6.00%	7.00%	3/18/2026		112,229	110,443	99,579	2.25%
440 Stevens Ave. Ste 150 Solana Beach, CA 92075 United States
Tennessee Bidco Limited (4)(5)(6)(7)(8)	Insurance	First Lien Debt	S + 7.28%	7.97%	8/3/2028		£28,977	38,025	37,044	0.84%
33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom
Tennessee Bidco Limited (4)(5)(6)(8)	Insurance	First Lien Debt	L + 7.00%	7.53%	8/3/2028		64,234	62,625	62,789	1.42%
33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom
Tetra Technologies, Inc. (4)(6)(11)	Energy Equipment & Services	First Lien Debt	L + 6.25%	7.25%	9/10/2025		17,790	17,721	17,790	0.40%
24955 Interstate 45 North The Woodlands TX 77380 United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
The Action Environmental Group, Inc. (4)(5)(12)	Commercial Services & Supplies	First Lien Debt	L + 6.00%	7.25%	1/16/2026		11,247	11,199	11,022	0.25%
451 Frelinghuysen Avenue Newark NJ 07114 United States
The Action Environmental Group, Inc. (4)(7)(11)	Commercial Services & Supplies	First Lien Debt	L + 6.25%	7.25%	1/16/2026		105,486	103,453	102,793	2.32%
451 Frelinghuysen Avenue Newark NJ 07114 United States
The Cook & Boardman Group, LLC (11)	Trading Companies & Distributors	First Lien Debt	L + 5.75%	6.75%	10/17/2025		49,510	49,239	48,334	1.09%
3064 Salem Industrial Drive Winston Salem NC 27127 United States
The Fertility Partners, Inc. (4)(5)(6)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	3/16/2028		5,000	4,901	4,900	0.11%
Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, PO15 7AD
The Fertility Partners, Inc. (4)(5)(6)(7)(10)	Health Care Providers & Services	First Lien Debt	C + 5.75%	6.50%	3/16/2029		CAD 5,000	3,816	3,951	0.09%
Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, PO15 7AD
The GI Alliance Management, LLC (4)(11)	Health Care Providers & Services	First Lien Debt	L + 6.25%	7.25%	11/4/2024		271,566	266,979	271,566	6.12%
8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States
The NPD Group L.P. (4)(7)(10)	Software	First Lien Debt	L + 6.00%	6.75%	11/9/2028		122,600	119,777	119,963	2.71%
132 W 31st St, New York, 10001 United States
Thevelia US, LLC (5)(6)(9)	Professional Services	First Lien Debt	L + 4.00%	4.50%	2/9/2029		1,316	1,303	1,302	0.03%
Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong
Titan Investment Company, Inc. (4)(5)(8)	Professional Services	First Lien Debt	L + 5.75%	6.69%	3/20/2027		42,352	40,764	42,352	0.96%
6130 Sprint Parkway, Overland Park, KS 66211

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Trinity Air Consultants Holdings Corp. (4)(7)(10)	Professional Services	First Lien Debt	L + 5.25%	6.00%	6/29/2027		72,377	70,882	70,481	1.59%
330 7th Ave, New York, NY 10001 United States
Trinity Partners Holdings, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 5.75%	6.50%	12/21/2028		4,658	4,555	4,551	0.10%
230 3RD Ave Prospect Place Waltham, MA 02451 United States
Triple Lift, Inc. (4)(7)(10)	Software	First Lien Debt	L + 5.75%	6.50%	5/6/2028		62,764	61,501	61,982	1.40%
400 Lafayette St 5th floor, New York, NY 10003 United States
TRP Infrastructure Services, LLC (4)(7)(11)	Transportation Infrastructure	First Lien Debt	L + 5.50%	6.51%	7/9/2027		39,585	38,827	38,722	0.87%
2411 Minnis Dr, Haltom City, TX 76117, United States
Turing Holdco, Inc. (4)(5)(6)(7)(8)	IT Services	First Lien Debt	E + 6.00%	6.24%	8/3/2028		€13,039	14,511	14,211	0.32%
26990 Arastradero Road Los Altos Hills, CA 94022, United States
Turing Holdco, Inc. (4)(5)(6)(8)	IT Services	First Lien Debt	L + 6.00%	6.24%	8/3/2028		8,437	8,201	8,310	0.19%
26990 Arastradero Road Los Altos Hills, CA 94022, United States
Unified Door & Hardware Group, LLC (4)(11)	Distributors	First Lien Debt	L + 5.75%	6.75%	6/30/2025		95,136	93,783	93,709	2.11%
1650 Suckle Highway Pennsauken, NJ 08110 United States
US Oral Surgery Management Holdco, LLC (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.50%	6.25%	11/18/2027		32,982	32,187	32,322	0.73%
201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States
VDM Buyer, Inc. (4)(11)	Chemicals	First Lien Debt	E + 6.75%	7.75%	4/22/2025		€23,718	26,428	25,863	0.58%
One North Transit Road Lockport, NY 14094 United States
VDM Buyer, Inc. (4)(11)	Chemicals	First Lien Debt	L + 6.75%	7.75%	4/22/2025		62,289	61,654	61,043	1.38%
One North Transit Road Lockport, NY 14094 United States
Veregy Consolidated, Inc. (4)(11)	Commercial Services & Supplies	First Lien Debt	L + 6.00%	7.00%	11/2/2027		21,046	20,578	20,627	0.47%
23325 N. 23rd Ave, Suite 120 Phoenix, AZ 85027
Victory Buyer, LLC (4)(9)	Industrial Conglomerates	Second Lien Debt	L + 7.00%	7.50%	11/1/2029		9,619	9,525	9,523	0.21%
50 East 153rd Street Bronx, NY 10451-2104 United States
West Monroe Partners, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 5.50%	6.25%	11/8/2028		15,297	15,014	14,997	0.34%
311 W Monroe St 14th Floor, Chicago, IL 60606, United States
Westland Insurance Group LTD (4)(5)(6)(11)	Insurance	First Lien Debt	L + 7.00%	8.00%	1/5/2027		42,483	39,416	41,527	0.94%
200, 2121 – 160th Street, Surrey, BC

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Westland Insurance Group LTD (4)(5)(6)(7)(11)	Insurance	First Lien Debt	C + 7.00%	8.00%	1/5/2027		CAD 102,556	75,133	82,526	1.86%
200, 2121 – 160th Street, Surrey, BC
WHCG Purchaser III, Inc. (4)(5)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	6/22/2028		56,401	55,191	55,665	1.26%
251 Little Falls Drive, Wilmington, DE 19808 United States
Windows Acquisition Holdings, Inc. (4)(5)(11)	Building Products	First Lien Debt	L + 6.50%	7.50%	12/29/2026		55,278	54,402	55,278	1.25%
235 Sunshine Road Royal, AR 71968
AGI Group Holdings LP - A2 Units (4)	Air Freight & Logistics	Equity				30.1%	902	902	971	0.02%
9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156-7858 United States
AVE Holdings I Corp. (4)	Health Care Providers & Services	Equity				4.1%	625,944	607	607	0.01%
520 Madison Avenue, New York, NY 10022
Box Co-Invest Blocker, LLC (4)	Distributors	Equity				11.7%	702,305	702	720	0.02%
2650 Galvin Dr, Elgin, IL 60124, United States
Cambium Holdings, LLC - Senior Preferred Interests (4)	Diversified Consumer Services	Equity				2.3%	12,511,857	12,315	15,100	0.34%
17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States
Connatix Parent, LLC - Class L Common Units (4)	Software	Equity				23.1%	42,045	462	590	0.01%
666 Broadway, 10th Floor, New York, NY 10012, United States
CustomInk, LLC - Series A Preferred Units (4)	Specialty Retail	Equity				2.7%	384,520	5,200	6,272	0.14%
2910 District Avenue Fairfax VA 22031 United States
Deneb Ultimate Topco, LLC - Class A Units (4)	Diversified Consumer Services	Equity				4.3%	213	213	219	0.00%
777 108th Ave NE, Bellevue, WA 98004, United States
EIS Acquisition Holdings, LP - Class A Common Units (4)	Distributors	Equity				37.6%	6,292	3,358	7,776	0.18%
2018 Powers Ferry Road, Suite 400 Atlanta, Georgia 30339 United States
Expedition Holdco, LLC (4)	Software	Equity				9.0%	90,090	90	90	0.00%
101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States
Frontline Road Safety Investments, LLC - Class A Common Units (4)	Transportation Infrastructure	Equity				3.1%	27,536	2,909	2,628	0.06%
2714 Sherman Street, Grand Prairie, TX 75051 United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
GCX Corporation Group Holdings, L.P. - Class A-2 Units (4)	Health Care Equipment & Supplies	Equity				10.0%	500	500	461	0.01%
3875 Cypress Drive, Petaluma, CA 94954, United States
Guidehouse Holding Corp. - Preferred Equity (4)	Professional Services	Equity				21.6%	15,440	15,133	16,058	0.36%
2941 Fairview Park Dr Ste 501 Falls Church, VA, 22042-4543 United States
Jayhawk Holdings, LP - A-1 Common Units (4)	Health Care Providers & Services	Equity				0.1%	2,201	392	627	0.01%
8717 West 110th Street, Suite 300 Overland Park, KS 66210
Jayhawk Holdings, LP - A-2 Common Units (4)	Health Care Providers & Services	Equity				0.1%	1,185	211	338	0.01%
8717 West 110th Street, Suite 300 Overland Park, KS 66210
Lobos Parent, Inc. - Series A Preferred Shares (4)	Software	Equity				1.8%	1,545	1,506	1,560	0.04%
206 S Earl St # 394, Schaller, Iowa, United States
Mandolin Technology Holdings, Inc. - Series A Preferred Shares (4)	Software	Equity				3.0%	3,550,000	3,444	3,692	0.08%
Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States
Mermaid Equity Co. L.P. - Class A-2 Common Units (4)	Software	Equity				17.4%	14,849,355	14,849	42,765	0.96%
100 Pall Mall, St. James’s, London, SW1Y 5NQ
Mermaid EquityCo L.P. - Class B Units (4)	Software	Warrants				19.8%	4,551	865	8,965	0.20%
100 Pall Mall, St. James’s, London, SW1Y 5NQ
Micross Topco, Inc. (4)	Aerospace & Defense	Equity				2.7%	2,137,866	4,767	4,767	0.11%
1050 Perimeter Road, Manchester, NH 03103 United States
Mode Holdings, L.P. - Class A-2 Common Units (4)	Air Freight & Logistics	Equity				9.2%	5,486,923	5,487	9,876	0.22%
17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States
NC Ocala Co-Invest Beta, L.P. - LP Interest (4)	IT Services	Equity				3.5%	2,854,133	2,854	2,854	0.06%
4321 Collington Rd, Bowie, MD 20716, United States
Ncp Helix Holdings, LLC. - Preferred Shares (4)	Transportation Infrastructure	Equity				24.6%	369	372	372	0.01%
888 Boylston Street, Suite 1100, Boston, Massachusetts 02199
OHCP V TC COI, LP. - LP Interest (4)	Professional Services	Equity				35.0%	3,500,000	3,500	3,500	0.08%
330 7th Ave, New York, NY 10001 United States

Investments (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Point Broadband Holdings, LLC - Class A Units (4)	Diversified Telecommunication Services	Equity				26.0%	8,419	7,140	7,140	0.16%
617 E. Lake St. Stanton, MI 48888 989-831-8800 United States
Point Broadband Holdings, LLC - Class B Units (4)	Diversified Telecommunication Services	Equity				26.0%	448,614	1,279	1,279	0.03%
617 E. Lake St. Stanton, MI 48888 989-831-8800 United States
Blackstone Donegal Holdings LP - LP Interests (Westland Insurance Group LTD) (4)(5)(6)(15)	Insurance	Equity				18.8%		33,069	35,919	0.81%
200, 2121 – 160th Street, Surrey, BC

(1)
Unless otherwise indicated, issuers of debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)
Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of March 31, 2022. Variable rate loans typically include an interest reference rate floor feature. As of March 31, 2022, 95.3% of the portfolio at fair value had a base rate floor above zero. For each such loan, the Company has provided the interest rate in effect on the date presented.

(3)
The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S.GAAP”).

(4)
These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) pursuant to the Company’s valuation policy.

(5)
These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

(6)
The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of March 31, 2022, non-qualifying assets represented 10.3% of total assets as calculated in accordance with regulatory requirements.

(7)
Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First and Second Lien Debt
ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2023	39,937	0
ACI Group Holdings, Inc.	Revolver	8/2/2027	11,567	(116)
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	5/7/2023	522	0
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	1,301	(26)
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	1,302	(13)
Albireo Energy, LLC	Delayed Draw Term Loan	6/23/2022	33,799	0
Alera Group, Inc.	Delayed Draw Term Loan	9/30/2028	28	0
Amerivet Partners Management, Inc.	Delayed Draw Term Loan	2/25/2024	3,503	(35)
Amerivet Partners Management, Inc.	Revolver	2/25/2028	589	(12)
Armada Parent, Inc.	Delayed Draw Term Loan	10/29/2023	2,500	(25)
Armada Parent, Inc.	Revolver	10/29/2027	2,750	0
Ascend Buyer, LLC	Revolver	9/30/2027	1,617	0
AxiomSL Group, Inc.	Delayed Draw Term Loan	12/3/2027	2,949	(59)
AxiomSL Group, Inc.	Revolver	12/3/2025	3,221	(64)
Bazaarvoice, Inc.	Delayed Draw Term Loan	11/7/2022	35,614	0
Bazaarvoice, Inc.	Revolver	5/7/2026	28,662	0
Benefytt Technologies, Inc.	Delayed Draw Term Loan	8/12/2023	2,985	(30)
Cambium Learning Group, Inc.	Revolver	7/20/2028	43,592	0
Canadian Hospital Specialties Ltd.	Delayed Draw Term Loan	4/14/2023	5,354	0
Canadian Hospital Specialties Ltd.	Revolver	4/14/2027	3,159	0
Capstone Logistics, LLC	Delayed Draw Term Loan	11/12/2027	338	0
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	1,920	(19)
CFGI Holdings, LLC	Delayed Draw Term Loan	11/2/2027	1,200	(12)
CFGI Holdings, LLC	Revolver	11/2/2027	1,050	(21)
Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	3,668	0
Clearview Buyer, Inc.	Revolver	2/26/2027	898	0
Community Brands ParentCo, LLC	Delayed Draw Term Loan	2/24/2024	588	(6)
Community Brands ParentCo, LLC	Revolver	2/24/2028	345	(7)
Confine Visual Bidco	Delayed Draw Term Loan	3/11/2024	3,418	(51)
Connatix Buyer, Inc.	Delayed Draw Term Loan	7/14/2023	10,900	(109)
Connatix Buyer, Inc.	Revolver	7/14/2027	5,431	0
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	1,331	0
CPI Buyer, LLC	Delayed Draw Term Loan	5/1/2023	8,747	0
CPI Buyer, LLC	Revolver	11/1/2026	3,214	(64)
Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	27,409	0
Cumming Group, Inc.	Revolver	5/26/2027	10,805	0
DCA Investment Holdings, LLC	Delayed Draw Term Loan	3/12/2023	3,221	0
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2023	18,700	0
Episerver, Inc.	Revolver	4/9/2026	2,064	(26)
Experity, Inc.	Revolver	2/24/2028	1,495	(30)
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2023	884	0
Foundation Risk Partners Corp.	Revolver	10/29/2027	2,382	(36)
Frontline Road Safety, LLC—A	Delayed Draw Term Loan	5/3/2027	3,419	0
Frontline Road Safety, LLC—B	Delayed Draw Term Loan	5/3/2022	26,351	0
Galway Borrower, LLC	Delayed Draw Term Loan	9/30/2023	3,600	0
Galway Borrower, LLC	Revolver	9/30/2027	2,113	(42)
GCX Corporation Buyer, LLC	Delayed Draw Term Loan	9/13/2023	7,500	0
Genuine Cable Group, LLC	Delayed Draw Term Loan	4/1/2023	14,206	0
GI Consilio Parent, LLC	Revolver	5/14/2026	4,200	0
GI Ranger Intermediate, LLC	Delayed Draw Term Loan	10/29/2023	4,000	0
GI Ranger Intermediate, LLC	Revolver	10/29/2027	1,080	0
Gigamon Inc.	Revolver	3/11/2028	437	(9)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Go Car Wash Management Corp.	Delayed Draw Term Loan	8/31/2023	8,028	0
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	2,144	0
GovernmentJobs.com, Inc.	Revolver	11/30/2027	677	(14)
GraphPAD Software, LLC	Delayed Draw Term Loan	4/27/2027	6,429	(64)
GraphPAD Software, LLC	Revolver	4/27/2027	2,124	0
Gruden Acquisition, Inc.	Delayed Draw Term Loan	7/1/2023	2,310	0
Gruden Acquisition, Inc.	Revolver	7/1/2026	2,775	0
Healthcomp Holding Company, LLC	Delayed Draw Term Loan	12/29/2023	28,515	0
Helix TS, LLC	Delayed Draw Term Loan	8/3/2023	12,736	0
HIG Orca Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/17/2023	6,210	(62)
HIG Orca Acquisition Holdings, Inc.	Revolver	8/17/2027	740	0
High Street Buyer, Inc.	Delayed Draw Term Loan	4/16/2028	19,469	0
High Street Buyer, Inc.	Revolver	4/16/2027	2,254	(45)
IG Investments Holdings, LLC	Revolver	9/22/2027	2,866	0
Inovalon Holdings, Inc.	Delayed Draw Term Loan	6/24/2024	11,060	(138)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	12,762	0
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	2,731	0
Jones Deslauriers Insurance Management, Inc.	Delayed Draw Term Loan	3/27/2028	15,248	0
Kaufman Hall & Associates, LLC	Delayed Draw Term Loan	12/14/2023	4,960	(50)
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	661	0
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	2,121	(21)
KPSKY Acquisition, Inc.	Delayed Draw Term Loan	10/19/2023	1,188	0
L&S Mechanical Acquisition, LLC	Delayed Draw Term Loan	9/1/2022	4,088	0
LD Lower Holdings, Inc.	Delayed Draw Term Loan	2/8/2023	15,684	0
Legacy Intermediate, LLC	Delayed Draw Term Loan	2/25/2023	2,000	(20)
Legacy Intermediate, LLC	Revolver	2/25/2028	958	(10)
Linquest Corp.	Delayed Draw Term Loan	1/27/2023	4,975	(50)
Mandolin Technology Intermediate Holdings, Inc.	Delayed Draw Term Loan	11/2/2027	1,200	(12)
Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	12/23/2028	1,336	0
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2023	3,533	0
Material Holdings, LLC	Revolver	8/17/2027	1,201	0
Maverick Acquisition, Inc.	Delayed Draw Term Loan	6/1/2023	6,243	0
Medallia, Inc.	Delayed Draw Term Loan	10/29/2023	4,878	0
MHE Intermediate Holdings, LLC	Delayed Draw Term Loan	7/21/2023	170	0
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	257	0
Monk Holding Co.	Delayed Draw Term Loan	8/12/2023	2,230	0
MRI Software, LLC	Revolver	2/10/2026	1,516	0
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	65,988	0
NDC Acquisition Corp.	Revolver	3/9/2027	3,425	0
NMC Crimson Holdings, Inc.	Delayed Draw Term Loan	3/1/2023	31,400	(471)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	12/1/2023	3,388	0
PGIS Intermediate Holdings, LLC	Delayed Draw Term Loan	10/16/2028	1,179	0
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	330	(3)
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	10/1/2023	39,309	(491)
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/30/2022	14,481	0
Profile Products, LLC	Delayed Draw Term Loan	11/12/2027	1,340	0
Profile Products, LLC	Revolver	11/12/2027	830	0
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	3/17/2023	16,623	0
Qualus Power Services Corp.	Delayed Draw Term Loan	3/26/2023	5,917	0
R1 Holdings, LLC	Delayed Draw Term Loan	4/19/2022	8,886	0
Radwell International, LLC	Delayed Draw Term Loan	7/13/2023	9,740	0
Radwell International, LLC	Revolver	7/13/2027	11,458	0
Red River Technology, LLC	Delayed Draw Term Loan	5/26/2023	25,880	0
Relativity ODA, LLC	Revolver	5/12/2027	3,292	(49)
Relay Purchaser, LLC	Revolver	8/30/2026	7,143	(71)
Roadsafe Holdings, Inc.	Delayed Draw Term Loan	7/31/2023	4,240	0
RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	6,452	(65)
Safety Borrower Holdings LP	Delayed Draw Term Loan	9/1/2022	932	0
Safety Borrower Holdings LP	Revolver	9/1/2027	280	0

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2023	33,600	0
Sam Holding Co, Inc.	Revolver	3/24/2027	6,000	(120)
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	12/30/2022	718	0
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	396	0
SelectQuote, Inc.	Delayed Draw Term Loan	11/3/2022	16,067	0
Sherlock Buyer Corp.	Delayed Draw Term Loan	12/8/2028	2,794	(28)
Sherlock Buyer Corp.	Revolver	12/8/2027	1,111	(22)
Smile Doctors, LLC	Delayed Draw Term Loan	12/21/2023	806	0
Smile Doctors, LLC	Revolver	12/21/2027	1,139	0
Snoopy Bidco, Inc.	Delayed Draw Term Loan	6/1/2023	86,000	0
SpecialtyCare, Inc.	Delayed Draw Term Loan	6/18/2023	1,260	0
SpecialtyCare, Inc.	Revolver	6/18/2026	1,047	0
Spitfire Parent, Inc.	Delayed Draw Term Loan	9/4/2022	9,222	0
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	748	(7)
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	282	0
Tailwind Colony Holding Corporation	Delayed Draw Term Loan	12/10/2022	3,752	0
TCFI AEVEX, LLC	Delayed Draw Term Loan	11/7/2022	30,445	(304)
Tennessee Bidco Limited—GBP	Delayed Draw Term Loan	8/3/2028	29,534	0
The Action Environmental Group, Inc.	Delayed Draw Term Loan	1/16/2026	29,158	0
The Fertility Partners, Inc.	Delayed Draw Term Loan	3/16/2024	694	(6)
The Fertility Partners, Inc.	Revolver	9/16/2027	278	(5)
The NPD Group L.P.	Revolver	12/1/2027	9,260	(63)
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/29/2023	15,514	0
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2027	6,881	0
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	1,380	(14)
Triple Lift, Inc.	Revolver	5/6/2028	7,697	(154)
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	1/9/2023	7,101	(71)
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	6,886	0
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	11/18/2023	12,338	0
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	3,233	(48)
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	3,848	0
West Monroe Partners, LLC	Revolver	11/9/2027	1,155	0
Westland Insurance Group LTD	Delayed Draw Term Loan	7/5/2022	48,146	0
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	6/22/2023	10,490	0
WHCG Purchaser III, Inc.	Revolver	6/22/2026	6,723	(67)

Total Unfunded Commitments			1,258,359	(3,357)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of March 31, 2022 was 0.50%.
(10)	The interest rate floor on these investments as of March 31, 2022 was 0.75%.
(11)	The interest rate floor on these investments as of March 31, 2022 was 1.00%.
(12)	The interest rate floor on these investments as of March 31, 2022 was 1.25%.
(13)	The interest rate floor on these investments as of March 31, 2022 was 1.50%.
(14)	For unsettled positions the interest rate does not include the base rate.
(15)
Under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”), the Company would be deemed to “control” a portfolio company if the Company owned more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. As of March 31, 2022, the Company does not “control” any of these portfolio companies. Under the 1940 Act, the Company would be deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of March 31, 2022, the Company’s non-controlled/affiliated investments were as follows:

	Fair value as of December 31, 2021	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Fair value as of March 31, 2022	Fair value as of March 31, 2022
Non-Controlled/Affiliated Investments
Investments	$35,683	$310	$—	$(74)	$35,919	$—

Total	$35,683	$310	$—	$(74)	$36,919	$—

MANAGEMENT
The information included under the captions “Directors, Executive Officers and Corporate Governance”, “Executive Compensation”, and “Certain Relationships and Related Transactions, and Director Independence” Part III, Item 10, Item 11 and Item 13, respectively, of our most recent Annual Report on Form
10-K
are incorporated by reference. In addition to such information incorporated by reference herein regarding the Board of Trustees and Executive Officers of the Company, below is information concerning Trustees and Executive Officers of the Company that assumed such roles after the filing of our most recent Annual Report on Form
10-K.
Board of Trustees and Executive Officers
Trustees

Name, Address and Year of Birth (1)	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee (2)	Other Directorships Held by the Trustee During the Past Five Years

NON-INTERESTED TRUSTEES:

Michelle Greene (3) Birth Year: 1969	Trustee Member, Audit Committee Member, Nominating and Governance Committee Member, Compensation Committee	Trustee Since: 2022	Ms. Greene serves as President Emeritus, a member of the Board and advisor to the Long-Term Stock Exchange (2016-present). Ms. Greene was formerly an adjust professor at Columbia University’s School of International and Public Affairs (2013-2020)	2	None.
OFFICERS

Name, Address and Year of Birth	Position(s) Held with the Fund	Length of Time Served	Principal Occupation During the Past Five Years

Abby Miller Birth Year: 1983	Chief Accounting Officer and Treasurer	Officer Since: 2022	Before joining Blackstone, Ms. Miller served as Chief Financial Officer and Treasurer of Blackrock Capital Investment Corporation.

(1)	The address of each Trustee/Nominee and Officer, unless otherwise noted, is Blackstone Alternative Credit Advisors LP, 345 Park Avenue, 31st Floor, New York, NY 10154.
(2)	The “ Fund Complex ” consists of the Company, BCRED, the Blackstone Credit Closed-End Funds (Blackstone Senior Floating Rate Term Fund, Blackstone Long Short Credit Income Fund, Blackstone

Strategic Credit Fund and Blackstone Floating Rate Enhanced Income Fund), as well as the Blackstone Alternative Alpha Funds (Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II and Blackstone Alternative Alpha Master Fund) and Blackstone Alternative Multi-Strategy Fund.
(3)	Ms. Greene was appointed as Trustee effective May 2, 2022.
Biographical Information
In addition to information regarding the Board of Trustees and Executive Officers of the Company from our most recent Annual Report on Form
10-K
that is incorporated herein by reference, below is information concerning Trustees and Executive Officers of the Company that assumed such roles after the filing of our most recent Annual Report on Form
10-K.
Trustees
Our trustees have been divided into two groups—interested trustees and independent trustees. An interested trustee is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.
Independent Trustees
Michelle Greene.
Ms. Greene is President Emeritus and a Board member and Advisor to the Long-Term Stock Exchange (“LTSE”), a venture-backed,
SEC-approved
National Market System exchange with listing standards designed to support companies seeking to partner with long-term shareholders, engage a broad group of stakeholders and build their businesses over time. In this role, she provides guidance to executives on governance and policy issues, including related to ESG, the role of the board, long-term investor and stakeholder engagement and IPOs. She also is a Fellow at the Aspen Institute Business & Society Program, which works with executives, investors, and scholars to align business decisions and investments with the long-term health of society and the planet. Prior to LTSE, Ms. Greene was Senior Vice President and Head of Global Corporate Responsibility at the New York Stock Exchange (NYSE), where she launched and led its global ESG team, advised Fortune 500 companies on sustainability programs and served as Executive Director of the NYSE Foundation. Previously, she served at the U.S. Department of the Treasury under two administrations, working on financial markets policy, including government response to the 2008 financial crisis and policy development on financial inclusion. Ms. Greene was also a Consultant at McKinsey & Company and led the Carr Center for Human Rights Policy at Harvard University, having begun her career as a corporate securities lawyer. Ms. Greene has been a member of recent Aspen Institute working groups on employee voice on corporate boards and executive compensation and previously served on World Economic Forum advisory boards on financial inclusion and gender parity. She was previously Executive Director of the President’s Advisory Council on Financial Literacy and Financial Inclusion, a member of the White House Council on Women and Girls and an adjunct professor at Columbia University’s School of International and Public Affairs. Ms. Greene graduated from Dartmouth College and received a J.D. from Harvard Law School. Ms. Greene also serves on the board of trustees of BCRED.
Executive Officers Who Are Not Trustees
Abby Miller,
Chief Accounting Officer and Treasurer.
Ms. Miller is the Chief Accounting Officer and Treasurer of the Company. Ms. Miller most recently served as Chief Financial Officer and Treasurer of BlackRock Capital Investment Corporation. Prior to joining BlackRock in 2017, Ms. Miller was Executive Director, Accounting Policy and Quality Assurance at Rabobank, North America Region and previously served as Assistant Controller of Rabobank’s North America Wholesale Business. She has held various controllership roles at financial services institutions including Fortress Investment Group and MUFG Americas, having started her career as an auditor at EY. Ms. Miller earned a bachelor’s degree in accounting and finance from Binghamton University’s School of Management.

Portfolio Managers
The Company’s investment activities are managed by Blackstone Credit BDC Advisors LLC.
Investment Committee
The Investment Committee is composed of Dwight Scott, Brad Marshall, Steve Kuppenheimer, Rob Zable, Michael Zawadzki, Dan Smith, Robert Horn, Robert Petrini, Louis Salvatore and Paulo Eapen. Biographical information regarding members of the Investment Committee, who are not Trustees or our executive officers, is as follows:
Dwight Scott
,
Senior Managing Director
,
 Global Head of Blackstone Credit.
 Mr. Scott oversees the management of Blackstone Credit and sits on the investment committees for Blackstone Credit’s energy funds, performing credit funds and distressed funds. Prior to his current role, Mr. Scott managed the energy investing activity at Blackstone Credit, where he remains active. Before joining Blackstone Credit in 2005, at its inception, Mr. Scott was an Executive Vice President and Chief Financial Officer of El Paso Corporation. Prior to joining El Paso, Mr. Scott served as a Managing Director in the energy investment banking practice of Donaldson, Lufkin & Jenrette. Mr. Scott is currently a Director of GEP Haynesville. He is a member of the Wall Street for McCombs Board. Mr. Scott graduated from the University of North Carolina and the University of Texas’ McCombs School of Business.
Robert Zable
,
 Senior Managing Director of Blackstone, Chief Investment Officer of Blackstone Credit’s Liquid Credit Strategies.
 Mr. Zable is a Senior Managing Director and Senior Portfolio Manager for Blackstone Credit’s U.S. CLOs and
closed-end funds
in Blackstone Credit’s Liquid Credit Strategies unit. He is also a member of Blackstone Credit’s LCS Management Committee and sits on LCS’s U.S. Syndicated Credit Investment Committee, Global Structured Credit Investment Committee, Global Dynamic Credit Asset Allocation Committee, and CLO Origination Committee. Prior to joining Blackstone Credit in 2007, Mr. Zable was a Vice President at FriedbergMilstein LLC, where he was responsible for credit opportunity investments and junior capital origination and execution. Mr. Zable began his career at JP Morgan Securities Inc., where he focused on leveraged finance in New York and London. Mr. Zable received a B.S. from Cornell University and an M.B.A in Finance from The Wharton School at the University of Pennsylvania.
Daniel H. Smith, Jr.
,
Senior Managing Director, Head of Blackstone Credit’s Liquid Credit Strategies
. Mr. Smith oversees Blackstone Credit’s Liquid Credit Strategies unit, which includes various commingled credit funds, permanent capital vehicles, CLOs, closed-end
funds, and leveraged and unleveraged separately managed accounts. Additional responsibilities include serving as Chairman and Chief Executive Officer of the NYSE listed closed-end
funds and interval fund that are managed by LCS. Prior to joining Blackstone Credit, then known as GSO Capital Partners, in 2005 Mr. Smith was Managing Partner and
Co-Head
of RBC Capital Market’s Alternative Investment Unit at Royal Bank of Canada in New York. Mr. Smith joined RBC in 2001 from Indosuez Capital, a division of Crédit Agricole Indosuez, where he was a
Co-Head
and Managing Director overseeing the firm’s debt investments business and merchant banking activities. He began his career in investment management in 1987 at Van Kampen American Capital (f/k/a Van Kampen Merritt), a mutual fund company in Chicago where he held a variety of positions managing portfolios of bonds and stocks including overseeing the firm’s high-yield investment group. Mr. Smith received a B.S. in Petroleum Engineering from the University of Southern California and a Master’s Degree in Management from the J.L. Kellogg Graduate School of Management at Northwestern University.
Michael Zawadzki
,
 Senior Managing Director
,
Global CIO of Blackstone Credit
. Mr. Zawadzki serves as a Portfolio Manager of Blackstone Private Credit Fund, Blackstone Green Private Credit Fund III (BGREEN III), and Energy Select Opportunities Funds I and II. Before joining Blackstone in 2006, Mr. Zawadzki was with Citigroup Private Equity. Before that, he worked in the investment banking division of Salomon Smith Barney. Mr. Zawadzki received a B.S. in Economics, magna cum laude, from the Wharton School of the University of Pennsylvania.

Robert Horn
,
 Senior Managing Director
,
Global Head of Sustainable Resources Group for Blackstone Credit
. In this role, Mr. Horn oversees investment activities focused on energy transition, climate change solutions, and a broad range of sectors related to sustainable investing. In addition, Mr. Horn is a member of Blackstone’s ESG committee which helps to develop and implement the firm’s ESG policies. Mr. Horn also sits on various investment committees of Blackstone Credit. Mr. Horn serves on the board of directors of various companies, including Altus Power and ClearGen. Prior to joining Blackstone Credit, Mr. Horn worked in Credit Suisse’s Global Energy Group, where he advised on high yield financings and merger and acquisition assignments for companies in the power and utilities sector. Mr. Horn has a bachelor of commerce from McGill University, where he graduated with academic honors.
Robert Petrini
,
 Senior Managing Director, CIO of North America PCS
. Mr. Petrini a Joint Portfolio Manager for Capital Opportunities Funds I, II, III and IV. Mr. Petrini joined Blackstone Credit in 2005 and sits on the investment committees for Blackstone Credit’s performing credit funds, distressed funds and energy funds. Before joining Blackstone, Mr. Petrini was a Principal of DLJ Investment Partners (“DLJIP”), the $1.6 billion mezzanine fund of CSFB’s Alternative Capital Division. Prior to that, Mr. Petrini was a member of DLJ’s Leveraged Finance Group since 1997. Mr. Petrini graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania, where he was a Joseph Wharton and Benjamin Franklin Scholar.
Louis Salvatore
,
 Senior Managing Director, Head of Portfolio Initiatives
. Mr. Salvatore is the
Co-Head of
Blackstone Credit’s Performing Credit team and a member of the Performing Credit investment committees. Mr. Salvatore is responsible for sourcing, diligencing, structuring and managing performing credit investments. He is a Joint Portfolio Manager of Blackstone Credit’s mezzanine and direct lending funds. He also serves on the Blackstone Insurance Solutions and BTAS investment committees. Before joining Blackstone Credit, then known as GSO Capital Partners, in 2005 Mr. Salvatore was a Principal of DLJ Investment Partners, the mezzanine fund of CSFB’s Alternative Capital Division. Mr. Salvatore joined CSFB in 2000 when it acquired DLJ, where he was a member of the Merchant Banking Group. He had been a member of DLJ’s Leveraged Finance Group, specializing in corporate restructurings. Prior to that, he worked for Kidder Peabody. Mr. Salvatore received a BA in Economics from Cornell University and an MBA from the Wharton School of the University of Pennsylvania.
Paulo Eapen
,
 Senior Managing Director, Head of Europe and APAC PCS.
 Mr. Eapen is the Head of the European Business of Blackstone Credit. Mr. Eapen sits on the investment committees for Blackstone Credit, performing credit funds and distressed funds. Mr. Eapen is focused on the origination and management of private credit and equity investments, spanning acquisitions and corporate refinancings. These investments include a wide variety of industries and geographies, primarily headquartered in Europe. Before joining Blackstone Credit, then known as GSO Capital Partners, in 2007 Mr. Eapen was with Citigroup Private Equity and previously worked in M&A investment banking with Salomon Smith Barney. Mr. Eapen is, or has been, on the boards (as a director or observer) of iAero Group, Ainscough Group, Cobham Mission Systems, Curium Pharma, EMI Music Publishing, Morson Group, Ring International / Helios and Welcome Break. Additionally, Mr. Eapen is on the board of directors for the Ubuntu Education Fund, a charitable organization. Mr. Eapen has a B.A. in Economics and Political Science from the University of Pennsylvania and is an Infantry Officer in the Singapore Armed Forces.
Portfolio Management
Set forth below is information regarding the portfolio manager and the team of professionals at the Adviser (who are not Trustees or members of the Investment Committee) that support overseeing the day-to-day
operations of the Company. The Adviser utilizes a team approach, with decisions derived from interaction among various investment management sector specialists. Under this team approach, management of the Company’s portfolio will reflect a consensus of interdisciplinary views. Mr. Marshall is primarily responsible for overseeing the day-to-day
operations of the Company.

Investment Management and Strategy
Teddy Desloge,
 Managing Director.
 Mr. Desloge is a Managing Director with Blackstone Credit. He is involved with investment management for various direct lending vehicles including the Company and Blackstone Private Credit Fund. Since joining Blackstone Credit in 2015, Mr. Desloge has focused on origination, research, and execution of private and opportunistic credit investments across industries, and has primarily supported Blackstone Credit’s direct lending strategy. Before joining Blackstone Credit in 2015, Mr. Desloge was an Associate at Gefinor Capital where he focused on research and execution of private credit investments. He started his career in the Leveraged Finance group at Jefferies. Mr. Desloge graduated with a BA and a major in Economics from Hobart & William Smith Colleges.
Portfolio and Asset Management
Bradley Boggess,
 Managing Director, Head of Blackstone Credit Asset Management.
 Mr. Boggess is a Managing Director with Blackstone Credit and is involved with portfolio management and monitoring. Since joining Blackstone in 2018, Mr. Boggess has been focused on the Blackstone Credit Advantage program, which looks to bring Blackstone’s broad set of capabilities to bear for Blackstone Credit’s portfolio companies. Prior to joining Blackstone, Mr. Boggess was Managing Director and Chief Administrative Officer of Hudson Advisors, the asset management affiliate of Lone Star Funds since 2011. He also previously led the asset management team for private equity investments at Hudson. Mr. Boggess served as Chairman of the Board of Continental Building Products (NYSE:CBPX) and on the Board of Del Frisco’s Restaurant Group (NASDAQ:DFRG) and Forterra, PLC (LSE:FORT). Prior to Hudson he had various roles as a management consultant and restructuring advisor at AlixPartners, Ariba, and Accenture. Mr. Boggess was an Armor Officer in the United States Army and received a BS in Management from Tulane University.
Joseph McKnight,
 Managing Director.
 Mr. McKnight is a Managing Director with Blackstone Credit and is focused on portfolio management and monitoring in the U.S. Direct Lending business. Mr. McKnight previously focused on mezzanine lending and private equity investments as part of Blackstone Credit’s energy platform. Before joining Blackstone Credit in 2014, Mr. McKnight served as a Vice President at Goldman Sachs, where he focused on private equity and proprietary direct investments in power generation and renewable energy within the firm’s J. Aron commodity division. He previously worked as an Associate in the Natural Resources private equity vertical at Apollo Management. Mr. McKnight received a BA in History from the University of Pennsylvania and a BS in Economics from The Wharton School of the University of Pennsylvania, where he graduated with academic honors.
Angelina Perkovic,
 Managing Director.
 Angelina Perkovic is a Managing Director with Blackstone Credit, and is involved with portfolio financing and management. Ms. Perkovic joined Blackstone Credit, then known as GSO Capital Partners, in 2005 and was previously a Senior Vice President responsible for compliance monitoring, testing and reporting for various leverage facilities as well as coordinating closing and funding of directly originated transactions. Prior to that, she handled bank debt settlements and compliance reporting for CLOs. Before joining Blackstone Credit, Ms. Perkovic worked at Royal Bank of Canada as an Assistant to the Portfolio Managers and Credit Analysts. Ms. Perkovic received a BBA in Finance and Investments from Zicklin School of Business, Baruch College.
Other Accounts Managed
The table below identifies the number of accounts (other than the Company) for which the Company’s portfolio manager has day-to-day
management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles and other accounts. For each category, the number of accounts and total assets in the accounts where fees are based on performance is also indicated as of December 31, 2021.

As of December 31, 2021, Brad Marshall managed, or was a member of the management team for, the following client accounts:

	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Registered Investment Companies	—	—	—	—
Pooled Investment Vehicles Other Than Registered Investment Companies (1)	3	$46.98 billion	3	$46.98 billion
Other Accounts	7	$8.24 billion	7	$8.24 billion

(1)	Includes management investment companies that have elected to be regulated as business development companies under the 1940 Act.
Portfolio Manager Compensation
The Adviser’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary and a discretionary bonus.
Base Compensation
. Generally, portfolio managers receive base compensation and employee benefits based on their individual seniority and/or their position with the firm.
Discretionary Compensation
. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Adviser and performance of the client assets that the portfolio manager has primary responsibility for. The discretionary compensation is not based on a precise formula, benchmark or other metric. These compensation guidelines are structured to closely align the interests of employees with those of the Adviser and its clients.
Securities Ownership of the Portfolio Manager
The following table shows the dollar range of equity securities owned by the portfolio manager in the Company as of December 31, 2021.

Name of Portfolio Manager	Dollar Range of Equity Securities in the Company
Brad Marshall	Over 1,000,000

MANAGEMENT AND OTHER AGREEMENTS
The information included under the captions “Business—Our Administrator”, “Business —Investment Advisory Agreement”, “Business —Administration Agreement”, “Business—Certain Terms of the Investment Advisory Agreement”, “Business—Expense Support”, “Business—Distributions” and “Business-Dividend Reinvestment Plan” in Part 1, Item 1 of our most recent Annual Report on Form
10-K
are incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS
As of July 1, 2022, there were 168,243,901 shares of the Company’s beneficial interest outstanding.
No person is deemed to control the Company, as such term is defined in the 1940 Act.
The following table sets forth, as of July 1, 2022, information with respect to the beneficial ownership of the Company’s common shares by:

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of the Company’s beneficial interest;

•	each of the Company’s trustees and each named executive officer; and

•	all of the Company’s trustees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 168,243,901 shares of the Company’s beneficial interest outstanding as of July 1, 2022.
Unless otherwise indicated, to the Company’s knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, each shareholder maintains an address of c/o Blackstone Secured Lending Fund, 345 Park Avenue, 31st Floor, New York, New York 10154.
Ownership information for those persons, if any, who own, control or hold the power to vote, 5% or more of our shares is based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such persons with the SEC and other information obtained from such persons, if available. Such ownership information is as of the date of the applicable filing and may no longer be accurate.

Name and Address	Number of Shares	Percentage of Class
Trustees and Executive Officers:
Independent Trustees
Robert Bass	10,926	*
Tracy Collins	—	—
Vicki L. Fuller	—	—
James F. Clark	—	—
Michelle Greene	—	—
Interested Trustees
Brad Marshall	121, 285	*
Vikrant Sawhney	—	—
Executive Officers
Stephan Kuppenheimer	12,457	*
Abby Miller	—	—
Beth Chartoff	2,077	*
Marisa J. Beeney	—	—
Katherine Rubenstein	—	—
Carlos Whitaker	—	—
Trustees and Executive Officers as a Group (13 persons) 5% Holders:	146,745	*
QIA FIG Glass Holding Limited	13,723,035	8.2%

*	Less than 1%.

Set forth in the table below is the dollar range of equity securities held in the Company by each Trustee as of December 31, 2021.

Name and Address	Dollar Range of Equity Securities in the Company (1)(2)	Aggregate Dollar Range of Equity Securities in the Fund Complex (1)(2)(3)
Interested Trustees
Brad Marshall	Over $100,000	Over $100,000
Daniel H. Smith, Jr. (4)	Over $100,000	Over $100,000
Vikrant Sawhney	None	None
Independent Trustees (1)
Robert Bass	Over $100,000	Over $100,000
James F. Clark	None	None
Tracy Collins	None	None
Vicki L. Fuller	None	None
Michelle Greene (5)	None	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned are: none, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000 or over $100,000.
(3)
The “Fund Complex” consists of the Company, Blackstone Secured Lending Fund, the Blackstone Credit

Closed-End

Funds (Blackstone Senior Floating Rate Term Fund, Blackstone Long-Short Credit Income Fund, Blackstone Strategic Credit Fund and Blackstone Floating Rate Enhanced Income Fund), as well as the Blackstone Alternative Alpha Funds (Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II and Blackstone Alternative Alpha Master Fund) and Blackstone Alternative Multi-Strategy Fund.

(4)	Mr. Smith resigned as Trustee effective May 3, 2022.
(5)	Ms. Greene was appointed Trustee effective May 2, 2022.

DETERMINATION OF NET ASSET VALUE
The information included under the caption “Business—Valuation Procedures” in Part 1, Item 1 of our most recent Annual Report on Form
10-K
is incorporated herein by reference.

DIVIDEND REINVESTMENT PLAN
The information included under the caption “Business—Dividend Reinvestment Plan” in Part 1, Item 1 of our most recent Annual Report on Form
10-K
are incorporated herein by reference.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and the purchase, ownership and disposition of our common shares and preferred shares (collectively, for purposes of this discussion, “shares”). This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. shareholders that hold our shares as capital assets. A U.S. shareholder is a shareholder that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a U.S. corporation, (iii) a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or (iv) any estate the income of which is subject to U.S. federal income tax regardless of its source. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, partnerships or other pass-through entities (or investors therein), U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt
organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift tax laws, the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our shares as a result of such income being recognized on an applicable financial statement. Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of our shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.
This summary does not discuss the tax consequences of an investment in our debt securities, subscription rights or warrants. The U.S. federal income tax consequences of such an investment will be discussed in the relevant prospectus supplement. In addition, we may issue preferred shares with terms resulting in U.S. federal income tax consequences to holders of such preferred shares that are different from those set forth in this summary. In such instances, such differences will be discussed in the relevant prospectus supplement.
Taxation as a Regulated Investment Company
The Company has elected to be treated, and intends to operate in a manner so as to continue to qualify, as a regulated investment company (a “RIC”) under Subchapter M of the Code.
To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, the Company must, among other things: (1) have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year; (2) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly Traded Partnership”); and (3) diversify its holdings so that, at the end of each quarter of each taxable year of the Company (a) at least 50% of the value of the Company’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of the Company’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Company’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which the Company controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships (described in 2(b) above).
If the Company fails to satisfy as of the close of any quarter the asset diversification test referred to in the preceding paragraph, it will have 30 days to cure the failure by, for example, selling securities that are the source of the violation. Other cure provisions are available in the Code for a failure to satisfy the asset diversification test, but any such cure provision may involve the payment of a penalty excise tax.
As a RIC, the Company generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income and its net tax-exempt
income for such taxable year. Generally, the Company intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any.
Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Company must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year
period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Company will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.
A dividend will be treated as paid on December 31 of any calendar year if it is declared by the Company in October, November or December with a record date in such a month and paid by the Company during January of the following calendar year. Such dividends will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the dividends are received.
If the Company failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Company would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including distributions of net capital gain), even if such income were distributed to its shareholders, and all distributions out of earnings and profits would be taxed to shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate
shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, the Company could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.
Distributions
Distributions to shareholders by the Company of ordinary income, and of net short-term capital gains, if any, realized by the Company will generally be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Company’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned our shares. A distribution of an amount in excess of the Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions paid by the Company generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate
shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional common shares pursuant to the dividend reinvestment plan. Shareholders receiving distributions in the form of additional common shares will generally be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash, unless the Company issues additional common shares with a fair market value equal to or greater than net asset value, in which case such shareholders will generally be treated as receiving a distribution in the amount of the fair market value of the distributed common shares. The additional common shares received by a shareholder pursuant to the dividend reinvestment plan will have a new holding period commencing on the day following the day on which the common shares are credited to the shareholder’s account.
The Company may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, the Company may designate the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Company on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.
The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Company issues preferred shares, the Company intends to allocate capital gain dividends, if any, between its common shares and preferred shares in proportion to the total dividends paid to each class with respect to such tax year. However, distributions in excess of the Company’s current and accumulated earnings and profits, if any, would not be allocated proportionately between the common shares and preferred shares. Since the Company’s current and accumulated earnings and profits would first be used to pay dividends on the preferred shares, distributions in excess of such earnings and profits, if any, would be made disproportionately to holders of common shares. Shareholders will be notified annually as to the U.S. federal tax status of distributions.
Sale or Exchange of Shares
Upon the sale, exchange or other disposition of our shares, a shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder’s adjusted tax basis in the shares sold. Such gain or loss will be long-term or short-term, depending upon the shareholder’s holding period for the shares. Generally, a shareholder’s gain or loss will be a long-term gain or loss if the shares have been held for more than one year. For non-corporate
taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.
No loss will be allowed on the sale or other disposition of shares if the owner acquires (including pursuant to the dividend reinvestment plan) or enters into a contract or option to acquire securities that are substantially identical to such shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a shareholder on the sale or exchange of shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such shares.
Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Nature of the Company’s Investments
Certain of the Company’s hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Company to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.
These rules could therefore affect the character, amount and timing of distributions to shareholders and the Company’s status as a RIC. The Company will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.
Below Investment Grade Instruments
The Company expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Company. U.S. federal income tax rules are not entirely clear about issues such as when the Company may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Company, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.
Original Issue Discount and Market Discount
For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Furthermore, we have elected to amortize market discount (as determined for federal income tax purposes) and include such amounts in our taxable income on a current basis, instead of upon disposition of the applicable debt obligation. Because any original issue discount or market discount will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus we may become subject to corporate-level income tax.
Currency Fluctuations
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Company accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Company actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
Foreign Taxes
The Company’s investment in
non-U.S.
securities may be subject to
non-U.S.
withholding taxes. In that case, the Company’s yield on those securities would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Company.
Preferred Shares or Borrowings
If the Company utilizes leverage through the issuance of preferred shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on common shares in certain circumstances. Limits on the Company’s payments of dividends on common shares may prevent the Company from meeting the distribution requirements described above, and may, therefore, jeopardize the Company’s qualification for taxation as a RIC and possibly subject the Company to the 4% excise tax. The Company will endeavor to avoid restrictions on its ability to make dividend payments.
Backup Withholding
The Company may be required to withhold from all distributions to U.S. shareholders who fail to provide the Company with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Shareholders
U.S. taxation of a shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “foreign shareholder”), depends on whether the income from the Company is “effectively connected” with a U.S. trade or business carried on by the shareholder.
If the income from the Company is not “effectively connected” with a U.S. trade or business carried on by the foreign shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions. However, dividends paid by the Company that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Company properly reports such dividends to shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a foreign shareholder, and that satisfy certain other requirements. A foreign shareholder whose income from the Company is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Company that are designated as undistributed capital gains and any gains realized upon the sale, exchange or other disposition of shares. However, a foreign shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and gains realized upon the sale, exchange or other disposition of shares.

If the income from the Company is “effectively connected” with a U.S. trade or business carried on by a foreign shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Company that are designated as undistributed capital gains and any gains realized upon the sale, exchange or other disposition of shares will be subject to U.S. federal income tax at the rates applicable to U.S. citizens, residents or domestic corporations. Foreign corporate shareholders may also be subject to the branch profits tax imposed by the Code.
The Company may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the foreign shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.
The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Company.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that the Company pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial
foreign entity, whether such
non-financial
foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial
foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our shares.
Other Taxation
Shareholders may be subject to state, local and foreign taxes on their distributions from the Company. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Company.

DESCRIPTION OF OUR SHARES
The following description is based on relevant portions of Delaware law and on our Fourth Amended and Restated Declaration of Trust (“Declaration of Trust”) and bylaws. This summary is not necessarily complete, and we refer you to Delaware law, our Declaration of Trust and our bylaws for a more detailed description of the provisions summarized below.
Description of our Shares
General
The terms of the Declaration of Trust authorize an unlimited number of shares, which may include preferred shares.
None of our shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board in setting the terms of any class or series of Common Shares, no shareholder of the Company (“Shareholder”) will be entitled to exercise appraisal rights in connection with any transaction.
The following are the Company’s outstanding classes of securities as of March 31, 2022:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by the Company or for the Company’s Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Shares	Unlimited	—	169,691,412
Preferred Shares	Unlimited	—	—
Common Shares
Under the terms of the Declaration of Trust, we retain the right to issue common shares. In addition, Shareholders are entitled to one vote for each share held on all matters submitted to a vote of Shareholders and do not have cumulative voting rights in the election or removal of the trustees. Accordingly, subject to the rights of any outstanding preferred shares, holders of a majority of the shares entitled to vote in any election of trustees may elect all of the trustees standing for election. Shareholders are entitled to receive proportionately any dividends declared by the Board, subject to any preferential dividend rights of outstanding preferred shares. Upon our liquidation, dissolution or winding up, the Shareholders will be entitled to receive ratably our net assets available after the payment of all debts and other liabilities and will be subject to the prior rights of any outstanding preferred shares. Shareholders have no redemption or preemptive rights. The rights, preferences and privileges of Shareholders are subject to the rights of the holders of any series of preferred shares that we may designate and issue in the future.
Preferred Shares
Under the terms of the Declaration of Trust, the Board is authorized to issue preferred shares in one or more series without Shareholder approval. The 1940 Act limits our flexibility as certain rights and preferences of the preferred shares require, among other things: (i) immediately after issuance and before any distribution is made with respect to Shares, we must meet an asset coverage ratio of total assets to total senior securities, which include all of our borrowings and preferred shares, of at least 150%; and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if and for so long as dividends on the preferred shares are unpaid in an amount equal to two full years of dividends on the preferred shares.

Redemptions by the Company
Each Share is subject to redemption (out of the assets of the Company) by the Company at the redemption price equal to the then current NAV per Share of the Company determined in accordance with the Declaration of Trust at any time if the Trustees determine in their sole discretion that a Shareholder has breached any of its representations or warranties contained in such Shareholder’s subscription agreement with the Company, and upon such redemption the holders of the Shares so redeemed will have no further right with respect thereto other than to receive payment of such redemption price.
Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses
Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever with the exception of any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Our Declaration of Trust provides that no Shareholder will be subject in such capacity to any personal liability whatsoever to any Person (as defined in the Declaration of Trust”) in connection with Trust Property (as defined in the Declaration of Trust”) or the acts, obligations or affairs of the Company. Shareholders will have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No trustee or officer of the Company will be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Company or its Shareholders arising from bad faith, willful misconduct, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons will look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any Shareholder, trustee or officer, as such, of the Company, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he will not, on account thereof, be held to any personal liability. Any repeal or modification of the applicable section of the Declaration of Trust will not adversely affect any right or protection of a trustee or officer of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Pursuant to our Declaration of Trust, the Company will indemnify each person who at any time serves as a trustee, officer or employee of the Company (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in the applicable section of the Declaration of Trust by reason of his having acted in any such capacity, except with respect to any matter as to which he will not have acted in good faith in the reasonable belief that his action was in the best interest of the Company or, in the case of any criminal proceeding, as to which he will have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee will be indemnified thereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misconduct, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification will be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Board or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in the Declaration of Trust will continue as to a person who has ceased to be a trustee or officer of the Company and will inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of the Declaration of Trust or repeal of any of its provisions will limit or eliminate any of the benefits provided to any person who at any time is or was a trustee or officer of the Company or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

Notwithstanding the foregoing, the Company will not indemnify an indeminitee unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those trustees who are neither Interested Persons of the Company (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested
Non-Party
Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding will be authorized and made in accordance with the immediately succeeding paragraph below.
In addition, the Declaration of Trust permits the Company to make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee will provide adequate security for his undertaking, (ii) the Company will be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested
Non-Party
Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, will conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.
Subject to any limitations provided by the 1940 Act and the Declaration, the Company will have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Company or serving in any capacity at the request of the Company or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Board.
Delaware Law and Certain Declaration of Trust Provisions
Organization and Duration
We were formed in Delaware on March 26, 2018, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.
Purpose
Under the Declaration of Trust, we are permitted to conduct, operate and carry on the business of a BDC within the meaning of the 1940 Act and engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.
Term and Election; Certain Transactions
The Company’s Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company or to change the composition of our Board of Trustees. This could have the effect of depriving shareholders of an opportunity to sell their common shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Company. Such attempts could have the effect of increasing the expenses of the Company and disrupting the normal operation of the Company. On October 18, 2021 the Board was divided into three classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of trustees is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A trustee may be removed from office for cause only, and not without cause, and only by the action of a majority of the remaining trustees followed by a vote of the holders of a majority of the shares then entitled to vote for the election of the respective trustee.
The Declaration of Trust grants special approval rights with respect to certain matters to members of the Board of Trustees who qualify as “Continuing Trustees,” which term means trustees who either (i) have been members of the Board of Trustees for a period of at least thirty-six
months (or since the commencement of the Company’s operations, if less than thirty-six
months) or (ii) were nominated to serve as members of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees.
The Declaration of Trust requires the affirmative vote or consent of at least seventy-five percent (75%) of the trustees and holders of at least seventy-five percent (75%) of the Company’s outstanding shares (including common shares and preferred shares, if any) to authorize certain Company transactions not in the ordinary course of business, including a merger, conversion or consolidation, certain issuances or transfers by the Company of the Company’s shares (except as may be pursuant to a public offering, the Company’s dividend reinvestment plan or upon exercise of any stock subscription rights), certain sales, transfers or other dispositions of Company assets, or any shareholder proposal regarding specific investment decisions, unless the transaction is authorized by both a majority of the trustees and seventy-five percent (75%) of the Continuing Trustees (in which case no shareholder authorization would be required by the
By-Laws
and Declaration of Trust, but may be required in certain cases under the 1940 Act).
The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control by a third party. These provisions also provide, however, the advantage of potentially requiring persons seeking control of the Company to negotiate with its management regarding the price to be paid and facilitating the continuity of the Company’s investment objective and policies. The provisions of the Declaration of Trust described above could have the effect of discouraging a third party from seeking to obtain control of the Company in a tender offer or similar transaction. The Board of Trustees has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Company and its shareholders.
Action by Shareholders
The Shareholders will only have voting rights as required by the 1940 Act, and Exchange Listing or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Company will hold annual meetings. A special meeting of the Shareholders may be called at any time by a majority of the Board or the Chief Executive Officer and will be called by any trustee for any proper purpose upon written request of Shareholders holding in the aggregate not less than thirty-three and one-third
percent (33
1
/
3
%) of the outstanding shares of the Company, such request specifying the purpose or purposes for which such meeting is to be called, provided that in the case of a meeting called by any trustee at the request of Shareholders for the purpose of electing trustees or removing the Adviser, written request of Shareholders holding in the aggregate not less than fifty-one
percent (51%) of the outstanding Shares of the Company or class or series of Shares having voting rights on the matter will be required. For a special Shareholder meeting to be called for a proper purpose (as used in the preceding sentence), it is not a requirement that such purpose relate to a matter on which Shareholders are entitled to vote, provided that if such meeting is called for a purpose for which Shareholders are not entitled to vote, no vote will be taken at such meeting. Any shareholder meeting, including a special meeting, will be held within or without the State of Delaware on such day and at such time as the Board will designate, and may be held virtually.

Amendment of the Declaration of Trust; No Approval by Shareholders
The Board may, without Shareholder vote, amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust. Shareholders will only have the right to vote on any amendment: (i) which would eliminate their right to vote granted in the Declaration of Trust, (ii) to the amendment provision of the Declaration of Trust, (iii) that would adversely affect the powers, preferences or special rights of the Shares as determined by the Board Trustees in good faith and (iv) submitted to them by the Board. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board for adoption.
An amendment duly adopted by the requisite vote of the Board and, if required, the Shareholders as aforesaid, will become effective at the time of such adoption or at such other time as may be designated by the Board or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Board setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Board, will be conclusive evidence of such amendment when lodged among the records of the Company or at such other time designated by the Board.
Derivative Actions
No person, other than a Trustee, who is not a Shareholder will be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. No Shareholder may maintain a derivative action on behalf of the Company unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action.
In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a Shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit
demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed; and a demand on the Board will only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Board who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Board will be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Board determine not to bring such action. For purposes of this paragraph, the Board may designate a committee of one or more trustees to consider a Shareholder demand.

unless an effort to cause the Board to bring such an action is not likely to succeed; and a demand on the Board will only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Board who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Board will be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Board determine not to bring such action. For purposes of this paragraph, the Board may designate a committee of one or more trustees to consider a Shareholder demand.
For the avoidance of doubt, Section 6.10 of the Company’s Agreement and Declaration of Trust, which prohibits derivative actions as set forth above, shall not apply to any claims asserted under the U.S. federal securities laws, including, without limitation, the 1940 Act.
Exclusive Delaware Jurisdiction
Each Trustee, each officer and each person legally or beneficially owning a Share or an interest in a Share of the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the Delaware Statutory Trust Statute, the Company’s
By-Laws
or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust, or (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the Shareholders or the Board, or of officers or the Board to the Company, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Company, the officers, the Board or the Shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute or the Declaration of Trust relating in any way to the Company (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), will be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service will constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof will affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. For the avoidance of doubt, Section 13.3 of the Company’s Agreement and Declaration of Trust shall not apply to any claims asserted under the U.S. federal securities laws, including, without limitation, the 1940 Act.
Term of the Company
If Company may be dissolved by the affirmative vote or consent of at least a majority of the Board and 75% of the Continuing Trustees, without the vote of the Shareholders.

Books and Reports
We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with U.S. GAAP.

DESCRIPTION OF OUR PREFERRED SHARES
In addition to common shares, our Declaration of Trust authorizes the issuance of preferred shares. If we offer preferred shares under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred shares from time to time in one or more classes or series, without shareholder approval. Prior to issuance of shares of each class or series, our Board is required by Delaware law and by our Declaration of Trust to set, subject to the express terms of any of our then outstanding classes or series of shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.
The 1940 Act limits our flexibility as to certain rights and preferences of the preferred shares. In particular, every share issued by a BDC must be voting shares and have equal voting rights with every other outstanding class of voting shares, except to the extent that the shares satisfies the requirements for being treated as a senior security, which requires, among other things, that:

•
immediately after issuance and before any distribution is made with respect to common shares, we must meet a coverage ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred shares, of at least 150%; and

•
the holders of preferred shares must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if and for so long as dividends on the preferred shares are unpaid in an amount equal to two full years of dividends on the preferred shares.

The features of the preferred shares are further limited by the requirements applicable to RICs under the Code.
For any class or series of preferred shares that we may issue, our Board will determine and the prospectus supplement relating to such class or series will describe:

•	the designation and number of shares of such class or series;

•
the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;

•	the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such class or series;

•	any provisions relating to the redemption of the shares of such class or series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.
All preferred shares that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each class or series of preferred shares will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to the holders of the class of securities to whom the subscription rights are being distributed, or the holders to purchase our securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our shareholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•
the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the common shares purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Dilutive Effects
Any shareholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current net asset value per share, the rights offering may reduce our net asset value per share. The amount of dilution that a shareholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common shares could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our shareholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase our securities. Such warrants may be issued independently or together with one of our securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our shareholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of us and our shareholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities. In particular, the amount of capital shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital shares cannot exceed 25% of the BDC’s total outstanding shares.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “
— Events of Default — Remedies if an Event of Default Occurs
.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
This section includes a description of the material provisions of the indenture. Any accompanying prospectus supplement will describe any other material terms of the debt securities being offered thereunder. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. We have filed the indenture with the SEC. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “
Available Information
” for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including among other things:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•
whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any Events of Default (as defined in “Events of Default” below);

•	whether the series of debt securities is issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	whether the debt securities are secured and the terms of any security interest;

•	the listing, if any, on a securities exchange; and

•	any other terms.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we, as a BDC, are permitted to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of debt, but giving effect to any exemptive relief granted to us by the SEC. For a discussion of risks involved with incurring additional leverage, see “Risk Factors” in our annual, quarterly and other reports filed with the SEC from time to time. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “
— Resignation of Trustee
” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Except as described under
“— Events of Default
” and “
— Merger or Consolidation
” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio, and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the debt securities to be registered in his, her or its name and cannot obtain certificates for his, her or its interest in the debt securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the debt securities and protection of his, her or its legal rights relating to the debt securities, as we describe under “—Issuance of Securities in Registered Form” above;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•
an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds; your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.

Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form
(certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “—Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her, or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:

•	we do not pay the principal of (or premium, if any, on) a debt security of the series within five days of its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;

•
we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series);

•	we voluntarily file for bankruptcy or consent to the commencement of certain other events of bankruptcy, insolvency or reorganization;

•
a court of competent jurisdiction enters an order or decree under bankruptcy law that is for relief against us in an involuntary case or proceeding, adjudges us bankrupt or insolvent or orders the winding up or liquidation of us and the continuance of any such decree or order remains undischarged or unstayed for a period of 90 days;

•
the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100.0% on the last business day of each of 24 consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or

•	any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25.0% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the outstanding debt securities of that series to be due and immediately payable by a notice in writing to us (and to the trustee if given by such holders). This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•
the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity, security, or both reasonably satisfactory to the trustee against the costs, expenses, and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•
the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default:

•	in the payment of principal, any premium or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	where we merge out of existence or sell substantially all of our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;

•
the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test,
a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;

•	reduce any amounts due on a debt security;

•
reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•	adversely affect any right of repayment at the holder’s option;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of the covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance”.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “—Indenture Provisions—Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, the following must occur:

•
we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•
we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if such covenant defeasance had not occurred;

•
we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•	defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments, as applicable;

•
no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•	satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain or there has been published an IRS ruling, as described in the second bullet below, we can legally release ourself from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•
we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•
we must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal tax law or we obtain or there has been published an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if such defeasance had not occurred. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•
we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•	defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments, as applicable;

•
no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•	satisfy the conditions for full defeasance contained in any supplemental indentures.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “—Indenture Provisions—Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourself.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent, as applicable, is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.
Secured Indebtedness and Ranking
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by any subsidiaries, financing vehicles, or similar facilities we may have.
In the event of our bankruptcy, liquidation, reorganization or other winding up any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
U.S Bank National Association serves as the trustee under the indenture.
Certain Considerations Relating To Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Book-Entry Debt Securities
The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial

Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and
non-U.S.
equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and
non-U.S.
securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and
non-U.S.
securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

REGULATION
The information included under the caption “Business—Our Company”, “Business—Regulation as a Business Development Company” and “Business—Proxy Voting Policies and Procedures” in Part 1, Item 1 of our most recent Annual Report on Form
10-K
are incorporated herein by reference.

PLAN OF DISTRIBUTION
We may offer, from time to time, in one or more offerings or series, our common shares, preferred shares, debt securities, subscription rights to purchase shares of our common shares, or warrants representing rights to purchase shares of our securities on terms to be determined at the time of the offering, in one or more underwritten public offerings, at-the-market
offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.
We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing shareholders in a rights offering, through agents designated from time to time by us or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed
or paid to dealers; any securities exchange or market on which the securities may be listed; and, in the case of a rights offering, the number of shares of our common shares issuable upon the exercise of each right. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of any common shares offered by us, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common shares at the time of the offering except (a) in connection with a rights offering to our existing shareholders, (b) with the consent of the majority of our outstanding voting securities or (c) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us, or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority, or FINRA, or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may use securities to acquire investments in companies, the terms of which will be further disclosed in a prospectus supplement if such shares are issued in an offering hereunder.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common shares, which are traded on the NYSE. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities are held under a custody agreement by State Street Bank and Trust Company. The address of the custodian is 100 Summer Street, Floor 5, Boston, Massachusetts 02110. DST Systems, Inc. acts as our transfer agent, dividend disbursing agent for our common shares. The principal business address of DST Systems, Inc. is 333 West 11 th
Street, 5
th
Floor, Kansas City, Missouri 64105-1594, telephone number: (816)
435-3455.
BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by the Board, if any, the Adviser will be primarily responsible for the execution of any publicly-traded securities portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.
LEGAL MATTERS
The validity of the securities offered hereby and certain legal matters for us in connection with the offering will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. and New York, New York and by Richards, Layton & Finger, P.A., Wilmington, Delaware.
Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, New York, 10112, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form
N-2,
together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.
We also file with or submit to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act.

We furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law.
Our website address is
 www.bxsl.com
. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our website also contains additional information with respect to our industry and businesses. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of
Form 8-K or
other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and other information previously filed with the SEC.
The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022.

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 12, 2022.

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 4, 2022, May 4, 2022, May 12, 2022, May 24, 2022 and June 30, 2022.

•
the description of our common shares referenced in our Registration Statement on Form 8-A (No. 001-40966), as filed with the SEC on October 26, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common shares registered hereby.

See “
Available Information
” for information on how to obtain a copy of these filings.

6,500,000 Common Shares
BLACKSTONE SECURED LENDING FUND

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities	Morgan Stanley	BofA Securities

RBC Capital Markets	Goldman Sachs & Co. LLC	UBS Investment Bank	J.P. Morgan

Raymond James	Barclays	Citigroup	Keefe, Bruyette & Woods A Stifel Company
Co-Managers

Compass Point	Janney Montgomery Scott
August 9, 2023